Exhibit 10.6.1
SECURED TERM LOAN FACILITY AGREEMENT
for a
R48,5 Million Loan
R76,5 Million Loan
to
Borrower
THE GREATER NELSPRUIT UTILITY
COMPANY (PROPRIETARY) LIMITED
granted by
Lender and Underwriter
DEVELOPMENT BANK OF
SOUTHERN AFRICA LIMITED
Security Trustee
NEDCOR INVESTMENT BANK LIMITED
WHITE & CASE
LIMITED LIABILITY PARTNERSHIP

TABLE OF CONTENTS

			Page
SECURED TERM LOAN FACILITY AGREEMENT			1

1	PURPOSE AND DEFINITIONS		1

2	THE LOAN		31

3	ADVANCES		32

4	INTEREST, INTEREST PERIODS, FEES AND INTEREST ON OVERDUE SUMS		36

5	REPAYMENT AND REDUCTIONS, PREPAYMENT/ MANDATORY PREPAYMENT/CANCELLATION		39

6	FEES AND EXPENSES		40

7	PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS		43

8	REPRESENTATIONS AND WARRANTIES		47

9	UNDERTAKINGS, INFORMATION REPORTING, PROJECT ACCOUNTS, RATIO LIMITS AND AGREEMENTS WITH THE COUNCIL		53

	9.1	Positive Undertakings	53
	9.2	Further Positive Undertakings	56
	9.3	Project Accounts	65
	9.4	Negative Undertakings	72
	9.5	Maintenance of Value and Ratio Limits	75
	9.6	Obligations of the Borrower in respect of any agreement with the Council	76

10	CONDITIONS		76

11	EVENTS OF DEFAULT		77

12	TRUSTEE UNDERTAKING AND INDEMNITIES		84

13	UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES		91

14	SET-OFF AND PRO RATA PAYMENTS		96

(i)

		Page
15	ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES	98

16	AGENT, SECURITY TRUSTEE AND REFERENCE BANK	100

17	ENFORCEMENT AND APPROPRIATIONS	108

18	NOTICES AND OTHER MATTERS	109

19	GOVERNING LAW	114

20	JURISDICTION	114

21	EXECUTION	115

SCHEDULE 1
THE LENDERS AND THEIR COMMITMENTS
PART A
DBSA LOAN FACILITY		117

SCHEDULE 1
PART B
DBSA UNDERWRITING/PARTIAL RISK FACILITY		118

SCHEDULE 2
PART A
FORM OF INITIAL DRAWDOWN NOTICE		119

SCHEDULE 2
PART B
FORM OF SUBSEQUENT DRAWDOWN NOTICE		121

SCHEDULE 2
PART C
FORM OF NOTICE TO LENDERS		123

SCHEDULE 3
PART A
DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT		124

SCHEDULE 3
PART B
TIMING OF CONDITIONS PRECEDENT		130

SCHEDULE 4
FORM OF SUBSTITUTION CERTIFICATE		132

(ii)

Page
SCHEDULE 5
SPONSOR SUPPORT AGREEMENT	137

SCHEDULE 6
OWNERSHIP OBLIGATION	172

SCHEDULE 7
ELIGIBLE COSTS	174

SCHEDULE 8
RATIO LIMITS	175

SCHEDULE 9
REPAYMENT INSTALMENTS AND IN’TEREST
PART A
DBSA LOAN FACILITY	178

SCHEDULE 9
REPAYMENT INSTALMENTS AND INTEREST
PART B
DBSA UNDERWRITING/PARTIAL RISK FACILITY	181

SCHEDULE 10
FEES, REFERENCE RATES AND CONDITIONS
PART A
DBSA LOAN FACILITY	184

SCHEDULE 10
FEES, REFERENCE RATES AND CONDITIONS
PART B
DBSA UNDERWRITING / PARTIAL RISK FACILITY	186

SCHEDULE 11
FORM OF GOLDEN SHARE AGREEMENT	188

ANNEXURE “A”
RIGHTS AND PRIVILEGES ATTACHING TO THE “A” PREFERENCE SHARES	195

SCHEDULE 12
PART IA
FORM OF AGENT APPOINTMENT LETTER AGREEMENT	199

SCHEDULE 12
PART 1B

(iii)

		Page
FORM OF AGENT ACCESSION MEMORANDUM		201

SCHEDULE 12
PART 2
FORM OF TRUSTEE ACCESSION MEMORANDUM		203

SCHEDULE 13
PART I
FORM OF GENERAL NOTARIAL BOND		205

SCHEDULE 13
PART II
FORM OF SPECIAL NOTARIAL BOND		229

SCHEDULE 13
PART III
FORM OF PLEDGE AND CESSION OF CLAIMS		242

SCHEDULE 13
PART IV
FORM OF TRUST DEED		249

1.	DEFINITIONS	250

2.	SETTLEMENT	253

3	NAME	254

4	OBJECTS	254

5	COMMENCEMENT	254

6	IRREVOCABILITY AND REGISTRATION	254

7	INCOME AND CAPITAL	254

8	FACILITIES	255

9	TRUSTEES	256

10	PERIOD OF OFFICE OF THE TRUSTEE AND APPOINTMENT OF NEW TRUSTEE	257

11	POWERS OF THE TRUSTEE	259

(iv)

		Page
12	RECORDS	260

13	DUTIES OF THE TRUSTEE	261

14	TERMINATION	261

15	PROCEDURE FOR MEETINGS OF BENEFICIARIES	261

16	REMUNERATION	265

17	OTHER DEALINGS	265

18	LEGAL PROCEEDINGS	265

19	LIMITATION OF LIABILITY OF TRUSTEE	265

20	TAX	266

21	ACCEPTANCE	266

22	AMENDMENTS TO THIS TRUST DEED	266

23	CESSION	266
24	DOMICILIUM	267
25	JURISDICTION	268
SCHEDULE 13
PART V
FORM OF CESSION IN SECURITATEM DEBITI		269

SCHEDULE 13
PART VI
FORM OF GUARANTEE AGREEMENT		279

(v)

THIS SECURED TERM LOAN FACILITY AGREEMENT (the “Agreement”) is made BETWEEN
(1)	The Greater Nelspruit Utility Company (Proprietary) Limited (as “Borrower”);

(2)	Development Bank of Southern Africa Limited (“DBSA”) (as a “Lender” and “Underwriter”); and

(3)	Subject to clause 1.9 below, Nedcor Investment Bank Limited (as Security Trustee).
IT IS AGREED as follows:
1	PURPOSE AND DEFINITIONS
1.1	This Agreement sets out the terms and conditions upon and subject to which the Lenders agree, according to their several obligations, to make available to the Borrower loans of up to R48,5 million under the DBSA Loan Facility and R76,5 million under the DBSA Underwriting/Partial Risk Facility to finance or (as the case may be) to refinance Eligible Costs as provided for herein.

1.2	In this Agreement, unless the context otherwise requires:

“Account Bank” means ABSA Bank unless the Account Bank is otherwise agreed as provided for in clause 7.2(a)(ii);

“Account Bank Undertaking” means a written undertaking by the Account Bank in favour of the Security Trustee and DBSA, acknowledged and consented to by the Borrower in a form approved by the Majority Lenders;

“Advance” means each borrowing of a portion of the Commitments by the Borrower or (as the context may require) the principal amount of such borrowing (and includes an Advance pursuant to clause 4.3);

“Affiliated Company” means in relation to a company a company which is for the time being a holding company of that company or a subsidiary of that company or a subsidiary of any holding company of which that company is a subsidiary or a company in which that company holds not less than 30,0% (thirty comma nought per cent) of the issued shared capital directly or indirectly;
“Agent” means, subject to clause 1.9, such person as may be appointed by the Majority Lenders as agent for the Lenders (provided such person and the parties hereto shall have executed a letter agreement substantially in the form set forth in part 1A of schedule 12) or who shall have been appointed pursuant to clause 16.14, in any case subject to the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed;

“Agreed Form” means, in relation to any document, the form of such document approved for the purposes of this Agreement by the Agent acting on the advice of the Majority Lenders and the Borrower, which approval shall be evidenced by the form of such document being initialled by or on behalf of both the Agent and the Borrower;

“Alternative Application” has the meaning referred to in clause 7.2(a);

“Annual Technical Support Fee” means the annual fee for technical support payable to BCIL under the Technical Support Agreement;

“Asset Transfer Agreement” means the written transfer of assets agreement concluded between the Council, the Department of Water Affairs and Forestry (“DWAF”) and the Minister of Water Affairs and Forestry on terms and conditions not inconsistent with the Concession Agreement in terms whereof the DWAF assets (as defined in the Concession Agreement) are transferred to the Council;

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Available Commitments” means in relation to a Lender at any time, its Commitment in respect of such Facility at such time less the aggregate amount of its Contributions to the Loan at such time;

“Available Facility Amount” means at any time, in respect of each Facility the aggregate of the Available Commitments of all the Lenders in relation to such Facility at such time;

“Availability Period” means in respect of each Facility, the period of years stipulated in the relevant part of schedule 10 for each Facility against “Availability Period”;

“Banking Day” means a day other than Saturday or Sunday on which dealing in deposits in Rand are carried out in the Johannesburg interbank market and (if payment is required to be made on such day) on which banks are open for business in Johannesburg;

“Base Case Model” means the pro-forma electronic model of the Project for the time being prepared by the Borrower in the Agreed Form (as the same may be revised in an Agreed Form from time to time) accepted by the Majority Lenders;

“Base Interest Fixed Rate” in respect of each Facility has the meaning described in the relevant part of schedule 9;

“Base Interest Floating Rate” in respect of each Facility has the meaning referred to in the relevant part of schedule 9;

“Baseline Ratio Undertaking” has the meaning described in schedule 8;

“Biwater Capital BV” means Biwater Capital BV, a private company with limited liability duly incorporated in the Netherlands with a principal place of business at 3105 Strawinskylaan “Atrium”, 7th Floor, 1077, 2X Amsterdam, The Netherlands;

“Biwater Capital Investments Limited” or “BCIL” means Biwater Capital Investments Limited, a company organised and existing under the laws of England and registered in the United Kingdom of No. 3757398;

“Biwater Group” means Biwater Plc and all its Affiliated Companies from time to time;

“Biwater Operations” means Biwater Operations (Proprietary) Limited of registration number 98/08713/07;

“Biwater Plc” means Biwater Plc, a public company with limited liability incorporated in England with registration number 929686;

“Biwater (Pty) Ltd” means Biwater (Proprietary) Limited of registration number 75/00553/07;

“Borrowed Money” means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) the outstanding principal amount of any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities, (iv) deferred payments for assets or services acquired, (v) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of (i) to(vi) above;

“Borrower” means The Greater Nelspruit Utility Company (Proprietary) Limited of registration No: 98/16432/07;

“Borrower’s Advisers” means the Borrower’s Legal Advisers, HSBC Simpson McKie (Proprietary) Limited, PriceWaterhouseCoopers, and any other professionally qualified advisers duly appointed by the Borrower for the purposes of the Project and the Facility Agreement;

“Borrower’s Legal Advisers” means Werksmans, Allen & Overy, Norton Rose, Adams & Adams and any other professionally qualified legal advisers duly appointed by the Borrower for the purposes of the Project and the Facility Agreement;
“Borrower’s Legal Opinion” means the relevant legal opinions given and/or to be given to the Lenders by the relevant Borrower’s Legal Advisers in form and substance satisfactory to the Lenders;

“Bulk Water Supply Agreement” means the agreement so entitled concluded between the Council and DWAF as the same may be amended from time to time;

“Capital Repayment Dates” means the dates referred to in schedule 9;

“Cession Agreements” means the agreements ceding, assigning, delegating and transferring the relevant rights, obligations, title and interest in and to the contracts between the Council and various third parties, which contracts are reflected in Annexure H1 of the Concession Agreement;

“Cession in Securitatem Debiti” means the cession in securitatem debiti referred to in clause 12.14.3 substantially in the form set out in part V of schedule 13;

“Clarification Memorandum” means the agreement entered into or to be entered into between the Council and the Borrower in respect of the Concession Agreement;

“Committed Amount” has the meaning described in schedule 9;

“Commitment” means in relation to a Lender the amount set opposite its name in respect of each Facility in the relevant part of schedule I or, as the case may be, in any relevant Substitution Certificate, as reduced by clauses 5.1(b), 5.4, 5.5, 11.2 or 13.1 and 13.3 of this Agreement;

“Compensation” means each of the following, save to the extent that the same constitutes Water Services Income:

(a)	all proceeds of insurance, other than proceeds which are subject to the terms of Clause 29.9 of the Concession Agreement, payable to or for the account of the Borrower, and the proceeds of any insurance in respect of liabilities to third parties;

(b)	all damages and other forms of compensation, other than damages and compensation which are subject to the terms of clause 29.9 of the Concession Agreement, payable to or for the account of the Borrower by any third party;

(c)	all consideration payable to or for the account of the Borrower from any appropriate authority, or any agent thereof, or from any statutory corporation in respect of the partial or total nationalisation, expropriation, compulsory acquisition or other requisition of the Secured Assets or any of them;

(d)	any sum payable to or for the account of the Borrower in respect of the release, inhibition, modification or extinguishment of any rights, or servitudes enjoyed by or benefiting the Property, or the imposition of any restrictions affecting the Property or the Project, or the grant of any such rights or other rights over and/or affecting the Property or any part of it; and

(e)	any sum payable to or for the account of the Borrower in respect of the refusal, revocation or modification of any planning permission, or grant of planning permission, any building preservation or purchase order, the imposition of restrictions on advertising, water supply and/or supply related services or otherwise pursuant to the relevant regulatory provisions;
“Concession Agreement” means a legal, valid and enforceable contract in respect of the operation, conduct and completion of the Project, comprising the Clarification Memorandum and the agreement entered into between the Council and the Borrower dated 21 April 1999 appended thereto, as the same may be amended from time to time with the approval of the Majority Lenders;
“Concession Area” has the meaning ascribed to concession area in the Concession Agreement;

“Conditions Precedent” means the conditions referred to in schedule 3;

“Contractor” means Biwater Operations;

“Contribution” means in relation to a Lender the principal amount of the Loan owing to such Lender at any relevant time;

“Council” means the Nelspruit Transitional Local Council and its successors;

“Date Certain” means the date 72 (seventy-two) months after the Effective Agreement Date;

“DBSA” means the Development Bank of Southern Africa Limited;

“DBSA Loan Facility” means the Facility between DBSA and the Borrower, the terms of which are further described in part A of schedules 9 and 10 hereto;

“DBSA Underwriting/Partial Risk Facility” means the Facility between DBSA and the Borrower, the terms of which are further described in part B of schedules 9 and 10 hereto;

“Debt-Equity Ratio” means respectively, 75:25 determined pursuant to schedule 8;

“Debt-Equity Undertaking” means the undertaking described in clause 9.5(a);

“Debt Service Reserve Account” has the meaning described in clause 9.3(h)(ii);

“Debt Service Reserve Account Undertaking” means the undertaking in respect of the Debt Service Reserve Account given by the Borrower in clause 9.3(h)(i);

“Debt Service Reserve Amount” has the meaning described in clause 9.3(h)(i);

“Deeds Registry” means the relevant Deeds Registry in South Africa;

“Default Rate” in respect of each Facility has the meaning referred to in clause 4.5 and schedule 9 parts A and B;

“Design and Construction Contracts” means the Executed Design and Construction Contract and the Un-executed Design and Construction Contract;

“Dividend Payment Ratio Undertaking” means the undertaking described in clause 9.4(k);

“Drawdown Notice” means a notice (i) in relation to the first Advance to be made pursuant to this Agreement, substantially in the terms of part A of schedule 2 and (ii) in relation to each subsequent Advance, substantially in the terms of part B of schedule 2;

“Drawdown Period” means the period from the Effective Agreement Date ending on the earlier of the Date Certain or the Practical Completion Date plus 1 month; or the period ending on such earlier date (if any) (i) on which the aggregate amount of all Advances is equal to the total of the Commitments of all the Lenders; or (ii) on which the Commitments of all the Lenders are reduced to zero pursuant to clauses 5.1(b), 5.4, 5.5, 11.2 or 13;

“Drawdown Schedule” means a drawdown schedule agreed between the Agent (acting on the written instructions of the Majority Lenders) and the Borrower as further described in the relevant part of schedule 9 (which, unless otherwise agreed, covers all or part of the period covered under the Relevant Approved Payment Schedule referred to in clause 3.4 below);

“Drawdown Termination Date” means the last day of the Drawdown Period;

“Effective Agreement Date” means the date on which the Agent in reliance upon the representations and warranties given by the Borrower in clause 8 and pursuant to clause 10 confirms in writing to the Lenders and the Borrower that the Conditions Precedent referred to in schedule 3 part B I are satisfied or waived by the Majority Lenders;

“Eligible Costs” has the meaning described in schedule 7;

“Encumbrance” means any mortgage, notarial bond (whether general or special), pledge, lien, hypothecation, cession by way of security or other security interest of any kind;

“Enforcement Date” means the date on which the Agent and/or the Security Trustee demands the payment or discharge of all or any part of the Secured Obligations;

“Environmental Management Plan” means an environmental management plan duly prepared in accordance with applicable law and guidelines;

“Equity Subscription Agreements” means the agreements entered into or to be entered into between the Borrower and each of the Shareholders in respect of the obligation of the Shareholders to subscribe for Project Equity in the Borrower for the purpose of ensuring that the Debt-Equity Ratio is achieved and/or maintained, in form and substance satisfactory to the Majority Lenders;

“Equity Subscription Guarantees” means the bank guarantees provided or to be provided to the Borrower and the Agent to secure the obligation of each of the Shareholders to subscribe for shares in the Borrower for the purpose of ensuring that the Debt-Equity Ratio is guaranteed to the satisfaction of the Majority Lenders (as referred to in the Ownership Obligation) in form and substance satisfactory to the Majority Lenders;

“Event of Default” means any of the events or circumstances described in clause 11.1;

“Executed Design and Construction Contract” means the design and construction contract in respect of the capital works to be completed within approximately 3 (three) years of the effective date of the Concession Agreement, made or to be made between the Borrower and the Contractor (as the same may be amended from time to time);

“Facilities” means the DBSA Loan Facility and the DBSA Underwriting/Partial Risk Facility granted in accordance with clause 2.1 of this Facility Agreement;

“Facility” means the DBSA Loan Facility or the DBSA Underwriting / Partial Risk Facility (as the case may be) granted in accordance with clause 2.1 of this Agreement;

“Facility Agreement” means this Agreement;

“Facility Amount” means at any relevant time the aggregate of the Commitments of the Lenders at that time;

“Final Repayment Date” in respect of each Facility means the last of the Capital Repayment Dates in the relevant part of schedule 9 hereto which relates to that Facility;

“Financial Close” means the procedure by which the Facilities are signed and dated by the parties thereto and written notification is given by the Agent to the Borrower of the Effective Agreement Date;

“Final Drawdown Date” means in respect of each Facility, the date referred to in schedule 9 parts A and B against “Final Drawdown Date”;

“First Bank Substitute” has the meaning referred to in schedule 9 part B at paragraph 10(b);

“Five Year Plan” has the meaning ascribed to five year plan in the Concession Agreement;

“First Drawdown Date” means the date of the first Drawdown Notice which, in any event, shall be no earlier than 7 (seven) Banking Days after the Effective Agreement Date and no later than the date referred to against “First Drawdown Latest Date” in the relevant part of schedule 10;

“First (non-DBSA) Commercial Bank Drawdown Notice” has the meaning referred to in schedule 10 part B at paragraph 3;

“Fixed Management Fee” means the management fee payable to the Operator (other than the amount of R500 000 referred to in clauses 15.1.1 and 15.2.1 of the Operation and Maintenance Agreement), as escalated in terms of clause 15.14 of that agreement;

“Force Majeure” means an event of force majeure as defined in clause 75 of the Concession Agreement, provided that each and every such event:
(i)	materially adversely affects the performance by the Borrower and/or by the Contractor and/or by the Operator of the terms and provisions of the Concession Agreement and/or of the Design and Construction Contracts and/or of the Operation and Maintenance Agreement (as applicable);

(ii)	prevents, or leads directly to a delay in, completion of the undertakings in respect of the Project; and

(iii)	is beyond the control of the Borrower and/or the Contractor and/or the Operator,
“Forecast Annual Debt Service Cover Ratio or “Forecast ADSCR” has the meaning referred to in schedule 8;

“General Notarial Bond” means a general notarial bond as further described in clause 12.14.1 below executed or, as the case may be, to be executed by the Borrower in the Agreed Form;

“GNUC Security Trust” means the trust established under the Trust Deed;

“Golden Share Agreement” means the Golden Share Agreement in or substantially in the form of schedule 11 hereto and made between the Borrower and the Security Trustee;

“Guarantee Agreement” means the guarantee agreement executed by each Shareholder in or substantially in the form set out in part VI of schedule 13;

“Historical Annual Debt Service Cover Ratio” or “Historical ADSCR” has the meaning referred to in schedule 8;

“Income Account” has the meaning described in clause 9.3(d);

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Initial Development Cost Fees” means the fees of the Lenders’ Advisers and the fees of the Borrower’s Advisers and any other external fees and internal expenses incurred by the Sponsor and Biwater (Pty) Ltd in respect of, in each case, the Project (provided the aggregate of such fees and expenses do not exceed R20 million and provided further that such expenditure is first proven to and verified by the Agent to its satisfaction) approved by the Majority Lenders;

“Information Memorandum” means an information memorandum drawn up, printed and published by the Borrower at its cost (in respect of the DBSA Underwriting/Partial Risk Facility to be distributed in the domestic and international financial markets) after consulting with but not relying upon the advice of DBSA, which provides a detailed, accurate description of the Project in form and substance acceptable to the Borrower, DBSA and the Sponsor,
“Interest Income” means all moneys payable to the Borrower under any interest rate swap or other interest hedging agreements entered into or, as the case may be, to be entered into by the Borrower pursuant to the terms of this Agreement;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means in relation to any Advance or the Loan the period of 3 (three) months unless such other period is agreed for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with clauses 4.2 and 4.3;

“JIBAR” means, in relation to the first Banking Day (the “Reset Date”) of a particular quarterly period (the “Quarterly Designated Period”), the 3-month JIBAR (Johannesburg Inter Bank Agreed Rate) which is the midpoint of the bid/offer spread as polled and published by SAFEX (or any successor) and which appears on the Reuters Screen SAFEY page at 11:00 am Johannesburg time, expressed as a yield rate. If this rate is not quoted, the rate for the relevant Quarterly Designated Period will be the arithmetic mean of the mid-market deposit rates for South African Rand for a period of 3-months quoted by the Reference Banks at approximately 11:00 am, Johannesburg time, on the Reset Date. If such rate does not appear on the Reuters Screen SAFEY Page, the rate for that Reset Date will be determined as if the Borrower and the Lender had specified “R-JIBAR-Reference Banks” as the applicable rate;

“Lease Agreements” means collectively the Lease Agreement in respect of Movable Assets and the Lease Agreement in respect of Immovable Assets;

“Lease Agreement in respect of Movable Assets” means the lease agreement described in clause 1.2.44.1 of the Concession Agreement;

“Lease Agreement in respect of Immovable Assets” means the lease agreement described in clause 1.2.44.2 of the Concession Agreement;

“Lenders” means the banks and/or financial institutions listed in schedule 1 and includes their successors in title and Substitutes;

“Lenders’ Advisers” means the Lenders’ Legal Adviser, Lenders’ Technical Adviser, Lenders’ Insurance Adviser, Lenders’ Environmental Adviser and such other professionally qualified externally appointed successors or replacements thereof appointed by the Lenders for the purposes of the Project (such appointment, other than with respect to the appointment of the Lenders’ Legal Adviser and otherwise in connection with the preservation and/or enforcement by the Lenders of their rights hereunder, to be subject to the consent of the Borrower, which shall not be unreasonably withheld and/or delayed);

“Lenders’ Environmental Adviser” means such professional environmental advisers as the Majority Lenders may from time to time appoint to monitor the Project on behalf of the Lenders for the purposes of this Agreement;

“Lenders’ Insurance Adviser” means such professional insurance advisers as the Majority Lenders may from time to time appoint to fulfill such function;

“Lenders’ Legal Adviser” means such professionally qualified legal advisers as the Majority Lenders may from time to time appoint to fulfill such function;

“Lenders’ Technical Adviser” means such professionally qualified technical advisers as the Majority Lenders may from time to time appoint to monitor the Project on behalf of the Lenders for the purposes of this Agreement;

“Liabilities” means all present and future amounts in respect of any liabilities (whether actual or contingent) which are from time to time owing by the Borrower to the Lenders under this Facility Agreement together with all damages, costs, charges and expenses incurred by the Lenders, Agent and/or the Security Trustee in connection with any breach by the Borrower of its obligations under this Facility Agreement or the protection, preservation or enforcement of the rights of the Lenders, Agent and/or Security Trustee against the Borrower under this Facility Agreement and such amounts shall also include all amounts to which the Lenders Agent and/or Security Trustee would be entitled but for the winding-up or legal incapacity of the Borrower;
“Loan” means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time;

“Loan Life Cover-Ratio” “LLCR” has the meaning defined in schedule 8;

“LTA Certificate” means a certified true copy of a certificate issued by the Lenders’ Technical Adviser confirming that work performed by the Contractor in the preceding three months has been satisfactorily carried out in accordance with the terms of the Executed Design and Construction Contract and/or the Un-executed Design and Construction Contract (as the case may be);

“Major Project Party” means any Sponsor, Biwater Operations (Pty) Ltd and any other Shareholder of the Borrower except Martin Jonker Investments (Pty) Ltd or any other Shareholder holding 10,0% (ten comma nought per cent) or less of the ordinary issued share capital of the Borrower;

“Majority Lenders” means a Lender or Lenders, the aggregate of whose Contributions at any relevant time exceeds 66 2/3% (sixty-six and two-thirds per cent) of the Loan or, if no Advance has been made, the aggregate of whose Commitments exceeds 66 2/3% (sixty-six and two-thirds per cent) of the total of the Commitments of all the Lenders or such other meaning as agreed by DBSA and the other Lenders, if any, whether under an inter-creditor agreement or otherwise agreed subject to the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed;

“Margin” means in respect of each Facility the percentage amount per annum specified in the relevant part of schedule 9 hereto which relates to that Facility;

“Material Adverse Effect” means any event which occurs or circumstance which arises which, in the reasonable opinion of the Majority Lenders, is likely materially and adversely to affect the ability of any Major Project Party or the Borrower to perform all or any of their respective material obligations under the terms of this Agreement including (for the avoidance of doubt) any of the Security Documents to which they are a party;

“Material Adverse Governmental Action” has the meaning ascribed to material adverse governmental action in the Concession Agreement;

“MJI” means Martin Jonker Investments (Proprietary) Limited, a proprietary limited company incorporated and registered in accordance with the laws of South Africa of Registration No. 74/01948/07;

“Month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“NACQ” means nominal annual (interest rate) compounded quarterly;

“National Government” means the central government of South Africa;

“Operating Account” has the meaning ascribed to that term in clause 9.3(e)(A);

“Operation and Maintenance Agreement” means the legal, valid and enforceable contract in respect of the operation, maintenance and management of the Project and the management of the day-to-day business and affairs of the Borrower, for and on behalf of the Borrower, made or to be made between the

Borrower and the Operator together with the agreement entitled Operation and Maintenance Agreement entered into between the Borrower and the Operator dated 29 October 1999 appended thereto, as the same may be amended from time to time with the approval of the Majority Lenders;
“Operations Management Plan” has the meaning ascribed to operations management plan in the Operation and Maintenance Agreement;

“Operator” means Biwater Operations;

“Ownership Obligation” means the conditions of ownership set forth in schedule 6;

“Part” means, in relation to the Project, part of the property comprised in the Project which is shown as forming a distinct part in the project specifications;

“Permitted Encumbrance” means an Encumbrance being any of the following:
(a)	title retention arrangements arising in the ordinary course of trading with suppliers of goods to the Borrower or arising under conditional sale or hiring arrangements in respect of goods supplied to the Borrower in the ordinary course of trading;

(b)	liens arising in the ordinary course of trading by operation of law and not by contract so long as any amount in respect of which such liens arise is not overdue for payment; and

(c)	any Encumbrance created by any of the Security Documents;
“Pledge of Shares and Cession of Claims” means the pledge of shares and cession of claims by each Shareholder in or substantially in the form set out in part III of schedule 13;

“Potential Event of Default” means any Event of Default or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Practical Completion Date” means the date confirmed, in writing, by the Lenders’ Technical Adviser to the Agent (and a copy of such confirmation shall be provided by the Agent to the Borrower) as being the date upon which the completion of the construction of all sections of the Project as provided for in the Design and Construction Contracts in accordance with the Project Documents and the Facility Agreement has occurred.

“Principal Indemnity” means the indemnity given by the Borrower to the Security Trustee in clause 12.10.

“Proceeds Account” has the meaning ascribed to that term in clause 9.3(b)(i);

“Project” means the design, construction, financing, rehabilitation, operation, maintenance and management of the supply of water services and works within the Concession Area under the teens of the Concession Agreement and Relevant Consents;

“Project Accounts” means collectively the Proceeds Account, the Income Account, the Debt Service Reserve Account, the Operating Account and such other banking and/or investment accounts as may be opened by the Borrower with the prior written consent of the Agent;

“Project Budget” means the annual budgeted cash flow forecast in the Agreed Form based on the Base Case Model showing the anticipated cash requirements and the anticipated dates for such cash requirements in respect of the Project;

“Project Costs” means, without limitation, the aggregate from time to time (without double counting) of:

(a)	all fees, costs and expenses paid or incurred in connection with the Project both before and after the date of this Agreement by or on behalf of the Borrower:
(i)	under the Concession Agreement;

(ii)	under the Operation and Maintenance Agreement;

(iii)	under the terms of the Design and Construction Contracts;

(iv)	under the Technical Support Agreement;

(v)	to any architects, engineers, or other appointed technicians in respect of the Project;

(vi)	in connection with obtaining the Relevant Consents and performing its obligations thereunder,

(vii)	to any agents, valuers, surveyors, attorney, lawyers, solicitors and other advisers;

(viii)	for the diversion of municipal utilities or services and the provision of new or alternative municipal utilities or services to any part of the Concession Assets;

(ix)	in respect of any necessary demolition and clearance of any Concession Assets and the provision of security on the Concession Assets;

(x)	in remedying any defects in the completed Project (to the extent that the same are not remedied by or the responsibility of the Contractor under the Design and Construction Contracts); and

(xi)	in maintaining (including cleaning, lighting and securing) the completed Project (save to the extent such costs and expenses have lawfully been recovered from any tenant, licensee, occupier or other persons);
(b)	all stamp duty and Deeds Registry registration fees and other statutory levies or tariffs paid or payable both before and after the date of this Agreement in respect of the Project;

(c)	all insurance premiums, including, but not limited to, premiums paid or payable in respect of insurances covering third party and occupiers liability, rates, water rates, taxes and other impositions lawfully assessed, charged or payable both before and after the date of this Agreement in respect of the Concession Assets (save to the extent that such payments have been lawfully recovered from any tenant, licensee, occupier or other person) or in respect of the Project (other than taxes levied on any profits of the Borrower or on any capital or development gain made by it in respect of the Project or otherwise);

(d)	all Value Added Tax properly paid or payable both before and after the date of this Agreement in respect of the supply of goods and the rendering of services in connection with the Project; provided that at any relevant time no Value Added Tax so paid or payable shall be counted as “Project Costs” if the person incurring the same has at that date recovered amounts attributable to such Value Added Tax;

(e)	all interest payments, commitment, agency and other fees (including Value Added Tax) paid or payable under the Facility Agreement;

(f)	all moneys paid or payable by the Borrower under any interest rate swap or other interest hedging agreement entered into by the Borrower in accordance with the terms of the Facility Agreement; and

(g)	all other items of expenditure whatsoever, whether of a capital or revenue nature, including without limitation sums paid or payable in respect of the Debt Service Reserve Account Undertaking, incurred in or about, or in contemplation of, or in pursuance of, or in any way relating to the Project;
“Project Documents” means the following duly executed enforceable documents:
(a)	the Concession Agreement;

(b)	performance bond to be issued under the Concession Agreement;

(c)	the Five Year Plan;

(d)	the Lease Agreements;

(e)	the Clarification Memorandum;

(f)	the letter from the Council appointing the Borrower as an industrial water services provider;

(g)	the Executed Design and Construction Contract;

(h)	upon its execution, the Un-executed Design and Construction Contract;

(i)	the performance bond to be issued under the Executed Design and Construction Contract;

(j)	upon the execution of the Un-executed Design and Construction Contract, the performance bond to be issued under such contract;

(k)	the Operation and Maintenance Agreement;

(l)	the performance bond to be issued under the Operation and Maintenance Agreement;

(m)	the annual Operations Management Plan, including operational budget, the implementation procedure, the procedure for the interim collection arrangements and the customer facilitation plan;

(n)	the Technical Support Agreement;

(o)	the Articles and Memorandum of Association of the Borrower;

(p)	the Equity Subscription Agreements;

(q)	the Equity Subscription Guarantees;

(r)	the Shareholders’ Agreement;

(s)	the resolution and guidelines adopted by the Borrower regarding the employee share incentive scheme to be implemented by the Borrower;

(t)	the Asset Transfer Agreement;

(u)	the Bulk Water Supply Agreement and the agreement(s) by which all of the Council’s rights, obligations, title and interest in and to the Bulk Water Supply Agreement are ceded, assigned and transferred to the Borrower;

(v)	the Environmental Management Plan;

(w)	the Project Budget;

(x)	the Hand-over Certificate as referred to in the Concession Agreement; and

(y)	the Cession Agreements;
“Project Equity” means (i) the funds contributed in respect of any issued ordinary and/or preferential shares in the Borrower to which the Shareholders have subscribed; and/or (ii) any loans provided by the Shareholders; and/or (iii)

any Sponsor Subordinated Loan (other than the Subordinated Development Cost Loan which for the avoidance of doubt may not in any circumstance be treated as Project Equity) evidenced in the Sponsor Subordinated Loan Account, provided that the treatment of (ii) and (iii) as Project Equity shall be subject to the prior written approval of the Majority Lenders;
“Project Life Cover Ratio” or “PLCR” has the meaning described in schedule 8;

“Project Revenues” means the aggregate from time to time, of:
(a)	Advances under the Facility Agreement;

(b)	any loan to the Borrower for the purposes of the Project other than any Loan under the Facility Agreement;

(c)	Project Equity;

(d)	Compensation; and

(e)	Water Services Income.
(Provided that no amounts counted under any one of the above paragraphs shall also be counted under any other paragraph).

“Property” means the moveable and immovable property within the Concession Area which is subject to the terms of the Concession Agreement and the rights and obligations of the Borrower under the Concession Agreement;

“RJIBAR Reference Banks” means that the rate for a Reset Date (as defined in the definition of JIBAR above) will be determined on the basis of the basis of the arithmetic mean of the mid-market deposit rates for the Rand for a period of the Designated Period quoted by the Reference Banks at approximately 11:00am, Johannesburg time, on the Reset Date. The Agent will request the principal Johannesburg office of the Reference Banks to provide a quotation of its rate. If only two of the Reference Banks provide quotations, the rate for the Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for the Reset Date will be determined by the Agent, pursuant to the instructions of the Majority Lenders, acting in a commercially reasonable manner;
“Rand” or “R” means the lawful currency for the time being of the Republic of South Africa;

“Ratio Limits” means the limits described in schedule 8 and referred to in clause 9.5(b);

“Ratio Test Date” has the meaning described in schedule 8;

“Ratio Undertakings” means the Debt Service Reserve Account Undertaking, the Baseline Ratio Undertaking, the Debt Equity Undertaking and the Dividend Payment Ratio Undertaking;

“Reference Banks” means the four largest South African banks in terms of market capitalisation and/or any other Bank appointed as such pursuant to clause 16.15;

“Reference Rate” means for each Facility the rate described in clause 4.1 and the relevant part of schedule 10 for that Facility;

“Relevant Approved Payment Schedule” means a payment schedule approved as provided for in clause 13 of the Executed Design and Construction Contract and/or as provided for in the relevant clause(s) of the Un-executed Design and Construction Contract;

“Relevant Authority” means any ministry, department, provincial or local agency or body of the State and any other public authority, body, entity or person having jurisdiction under the laws of the State;

“Relevant Consents” means the planning permissions and all other consents, licences, intellectual property rights, permits including, without limitation, waivers, environmental permits and approvals under the National Water Act, the Water Services Act, the Local Government Transition Act (as the same are described in the Concession Agreement) the Occupational Injuries and Disease Act, the National Environmental Management Act, applicable building & fire regulations as well as any other applicable statute, bye-law or regulation of any competent authority which are necessary from time to time to enable the Project to be commenced, carried out and completed and the obligations of the Borrower and Sponsor to be performed;

“Repayment Dates” means each of the Capital Repayment Dates as described in paragraph 7 of schedule 9 (including the Final Repayment Date) on which repayment instalments in respect of the Loan are due under clause 5 of this Agreement;

“Secured Assets” means any goodwill, undertakings, property, assets, revenues and rights of the Borrower secured or intended to be secured under the Security Documents;

“Secured Obligations” means, in relation to the Borrower, all moneys, obligations and liabilities covenanted or guaranteed to be paid or discharged by the Borrower under the General Notarial Bond and under the other Security Documents;

“Security Documents” means each of (i) the General Notarial Bond, (ii) the Sponsor Support Agreement, (iii) the Trust Deed, (iv) the Golden Share Agreement, (v) the Cession in Securitatem Debiti, (vi) each Pledge of Shares and Cession of Claims (vii) each Guarantee Agreement and (viii) any further security documents entered into at any time by or on behalf of the Borrower as security for the payment and discharge of the Secured Obligations;

“Security Trustee” means the trustee for the time being of the GNUC Security Trust appointed under the Trust Deed;

“Shareholders” means the following, including their successors and assigns:
•	Biwater Capital BV;

•	Biwater Operations;

•	Sivukile;

•	MJI; and

•	any other holder of shares in the Borrower from time to time;
“Shareholders’ Agreement” means the legal, valid and enforceable contract made or to be made between the Shareholders and the Borrower relating to the formation of the Borrower and the conduct of its business together with the agreement entered into between the Borrower and the Shareholders dated 16 November 1999 appended thereto, as same may be amended from time to time with the approval of the Majority Lenders;

“Shareholding Proviso” means the proviso that no payment shall occur until an Advance is made by a financial institution other than DBSA and upon or immediately after the making of such Advance, not less than 100,0% (one hundred per cent) of the Available Facility Amount under the DBSA Underwriting/Partial Risk Facility is held as Lender by one or more commercial investment banks which, for the avoidance of doubt, is a bank or banks other than DBSA;

“Short Term Loan” means a loan requiring repayment within 12 (twelve) Months of being made;

“Sivukile” means Sivukile Investments (Pty) Ltd of registration number 96/13121/07;

“Sivukile Put-Call Option” means the call option or the put option (as relevant) as defined in the Shareholders’ Agreement;

“South Africa” or the “Republic of South Africa” means the Republic of South Africa as defined in the Constitution of the Republic of South Africa Act 108 of 1996 and its lawfully designated representatives;

“Sponsor” means, unless otherwise agreed, Biwater Plc for so long as Sivukile holds no more than 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower and both Biwater Plc and Sivukile in the event that Sivukile holds more than 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower.

“Sponsor Subordinated Loan” means at any relevant time the aggregate amount at that time evidenced in the Sponsor Subordinated Loan Account in the books of the Sponsor (as certified by the auditor of the Sponsor to the Security Trustee) the proceeds of which have been applied by the Borrower towards supporting, financing or refinancing the Project Costs or, pending such application, are held in the Income Account;

“Sponsor Subordinated Loan Account” means an account maintained in the books of the Borrower evidencing amounts from time to time borrowed by the Borrower and owing by, the Borrower including, without limitation, amounts made available to the Borrower by the Sponsor pursuant to the Sponsor Support Agreement;

“Sponsor Support Agreement” means the agreement in respect of inter alia, the completion of the Project and shortfalls executed or, as the case may be, to be executed by the Sponsor in the form of schedule 5;

“State” means any government acting through its lawfully designated representatives;

“Subordinated Development Cost Loan” has the meaning described in clause 9.4(k)(B) below;

“Subordinated Liabilities” means all and any Indebtedness and all other Liabilities including, without limitation, all sums now or hereafter due, owing or incurred by the Borrower to the Shareholders and/or to the Sponsor and/or to any other member of the Biwater Group including (without limitation) the Fixed Management Fee and the Annual Technical Support Fee;

“Subsidiary” has the meaning ascribed to that term in the Companies Act No. 63 of 1973;

“Substitute” has the meaning described in clause 15.4 below;

“Substitution Certificate” means a certificate substantially in the form of schedule 4 hereto;

“Swap Breakage Costs” means the breakage costs or profits as determined by the Agent in respect of any interest and/or currency swap arrangement entered into in compliance with this Agreement;

“Target Date” means the date 72 (seventy-two) Months (the “Seventy-Two Month Period”) after the Effective Agreement Date provided that if any delay in carrying out the Project shall occur by reason of Force Majeure, a Material Adverse Governmental Action or as a result of an extension of time granted to the Contractor as provided for under the Design and Construction Contracts, then subject to the consent of the Borrower, which consent shall not be unreasonably withheld and/or delayed, such date shall be postponed for such period after the Seventy-Two Month Period as the Agent, acting on the instructions of the Majority Lenders, considers fair and reasonable in all the circumstances;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Technical Support Agreement” means the agreement entered into between the Borrower, Biwater Operations and Biwater Capital Investments Limited (or such other entity within the Biwater Group with whom a similar technical support agreement is concluded) such that Biwater Capital Investments Limited (or such other entity) is obliged to provide to the Borrower and Biwater Operations such Technical Support (as defined in that agreement) as is required by the Borrower and Biwater Operations to support their obligations under the Concession Agreement, the Operation and Maintenance Agreement and the Design and Construction Contracts, subject to the terms and conditions of that agreement;

“Termination Compensation and Co-Operation Agreement” means the agreement concluded or to be concluded between the Council and DBSA concerning, inter alia, the rights and obligations of the parties under such agreement in the event that the Concession Agreement is terminated;

“Trust Deed” means the trust deed in respect of the Secured Obligations entered into or to be entered into by DBSA (as founder) and the Security Trustee substantially in the form set put in part IV of schedule 13;

“Trustee Undertaking” means the undertaking given by the Security Trustee to the Lenders in respect of the Liabilities of the Borrower in clause 12;

“Underwriter” means DBSA;

“Un-executed Design and Construction Contract” means the design and construction contract referred to in recital 4 of the Executed Design and Construction Contract, entered into or to be entered into between the Borrower and the Contractor,

“Unfunded Cost” means any necessary cost, approved by the Agent acting on the written advice of the Majority Lenders, incurred or likely to be incurred by the Borrower for the purposes of performing its obligations hereunder which are not included in the Project Budget and/or are not Eligible Costs or costs for which the Operator or Contractor are liable or for which the Sponsor is liable under the terms of the Sponsor Support Agreement;
“Value Added Tax or “VAT” means value added tax charged pursuant to the Value Added Tax Act 89 of 1991; and

“Water Services Income” means, save to the extent the same constitutes Compensation, the aggregate of all amounts payable to or for the benefit or account of the Borrower in connection with the supply of water and related services under the terms of the Concession Agreement, including without limitation (without double counting) each of the following amounts so payable:
(a)	any damages, compensation, settlement or expenses for or representing loss of income or interest thereon payable as a result of any proceedings taken or claim made for the same net of any costs, fees and expenses paid (and which have not been reimbursed to or recovered by and which are not reimbursable to or recoverable by, the Borrower from any party) in furtherance of such proceedings so taken or claim so made;

(b)	any moneys payable under any policy of insurance in respect of loss of income or interest thereon net of any costs, fees and expenses paid (and which have not been reimbursed to or recovered by and which are not reimbursable to or recovered by, the Borrower from any party) in furtherance of any claims made under such policy;

(c)	any interest payable on any sum referred to in paragraphs (a) or (b) above and any damages, compensation or settlement payable in respect of the same; and

(d)	any amounts arising as a result of charges and/or tariffs and/or government grants under clause 46 of the Concession Agreement and/or vouchers, coupons or tokens purchased by the Council under Clause

45.11.2 of the Concession Agreement and/or other amounts payable to the Borrower by the Council and/or other consumers.
1.3	Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	The expressions:
(a)	“Contractor” and “Operator” include, unless the context otherwise requires, any further or substitute firm or company from time to time appointed as such or appointed to fulfill any or all of the Contractor’s and/or Operator’s obligations in connection with the Project;

(b)	“Concession Agreement”, includes any variations of or substitution for such; in each case made with the prior written approval of the Agent pursuant to clause 9.4.
1.5	In this Agreement, unless the context otherwise requires:
(a)	references to clauses, schedules and annexures are to be construed as references to the clauses of, schedules to and annexures to this Agreement and references to this Agreement include its schedules and annexures;

(b)	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

(c)	words importing the plural shall include the singular and vice versa;

(d)	references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons, trust, or any State or Relevant Authority or any agency thereof;

(e)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended, extended or superseded;

(f)	references to a time of day are to Johannesburg time;

(g)	terms, unless otherwise defined herein shall have the meaning given to such terms in the Concession Agreement; and

(h)	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party to this Agreement effect shall be given to it as if it were a substantive provision in the body of the Agreement.
1.6	In the event that DBSA is not the sole Lender hereunder and this Agreement provides for any matter to be determined by reference to the opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the Majority Lenders shall have given or issued such opinion, consent, request or instructions but so that the Borrower shall be entitled (and bound) to assume that such notice given to and received by the Agent shall have been duly received by each Lender whether or not this is the case.

1.7	The obligations of the Borrower under this Agreement are unconditional and irrevocable (subject to the express provisions of this Agreement) and, without limitation, shall not be in any way be affected or discharged by reason of (a) any matter affecting the Project Documents, including, without limitation, any breach or alleged breach of any of those documents or any claim that the Borrower has, or considers that it has, against any other party to those documents or any approval, consent or waiver granted by the Agent in relation to those documents or (b) any matter affecting the Property, its value or any other matter whatsoever relating to the Property. The Borrower acknowledges that the Lenders agreeing to make the Facilities available to the Borrower under this Agreement or the grant of any approval or consent given under or in connection with this Agreement or the Security Documents (or any of them) by the Agent, the Security Trustee or the Lenders (or any of them) or any other document shall not constitute any representation or warranty by the Agent or the Security Trustee or the Lenders as to the adequacy or effectiveness of the Project Documents or of any purchase consideration payable by the Borrower entering into the arrangements contemplated by the Project Documents or otherwise.
1.8	Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders) the interests of the Agent, each of the Security Trustee and the Lenders are several and the amount due to the Agent (for its own account), to the Security Trustee (for its own account) and to each Lender is a separate and independent debt. The Agent, each of the Security Trustee and each Lender shall have the right to protect and enforce its rights arising out of this Agreement (but subject in all cases to clauses 1.9 and 18) and it shall not be necessary for the Agent, the Security Trustee or any Lender (as the case may be) to be joined as an additional party in any proceedings for this purpose.

1.9	For the avoidance of doubt, any reference in this Agreement to the Security Trustee and/or Agent and their respective rights (including without limitation rights to fees and costs) and obligations shall be deemed to refer to such Security Trustee and/or Agent including their aforementioned rights and obligations when the same are appointed as provided for herein and until such appointment only the rights and obligation of the parties to the Agreement in their capacity as Lender or Borrower (as the case may be) shall apply and in the event that DBSA is the sole Lender, DBSA shall be entitled to undertake any relevant rights, duties and/or obligations ascribed hereunder to the Agent as well as any so attributable to the Security Trustee which in either case, it may wish to exercise in its own name including, without limitation, the right to register Security

Documents the form of which may be duly amended by DBSA in an Agreed Form for the purpose of protecting its rights hereunder and notwithstanding the terms of clauses 3, 7, 18.2 or any other term of the Agreement which provides for communication or transmission to the Lender or Borrower to be made via the Agent and/or Security Trustee (as the case may be) until such appointment all transmission and/or communication to and between the parties to the Agreement shall be made directly to each party to this Agreement as provided for in clause 18.1.
2	THE LOAN

2.1	The Borrower agrees to borrow and the Lenders, relying upon each of the representations and warranties in clause 8, agree to lend to the Borrower upon and subject to the terms of this Agreement the principal sum of up to R48,5 million and R76,5 million respectively under the Facilities further described in parts A and B of schedules 9 and 10 hereto. The obligation of DBSA hereunder is to be a Lender under the DBSA Loan Facility and the underwriting obligation of DBSA shall be to underwrite the DBSA Underwriting / Partial Risk Facility by being a Lender as at the date of this Agreement for all of the Committed Amount under the DBSA Underwriting / Partial Risk Facility but for the avoidance of doubt and without prejudice to its rights or limitation of its obligations hereunder DBSA shall have no underwriting obligation to be a Lender in respect of all or any part of any Commitment and/or Loan under the DBSA Underwriting / Partial Risk Facility which has been assigned and/or otherwise transferred to a Substitute. The obligation of any Lender under this Agreement in respect of each applicable Facility shall be to contribute that proportion of the Loan or, as the case may be, each Advance which its Commitment bears to the total of the Commitments of all the Lenders under such Facility.

2.2	The obligations of the Lenders and the Underwriter under this Agreement are several; the failure of any Lender or the Underwriter to perform such obligations shall not relieve any other Lender, each of the Security Trustee, the Agent, or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent, or the Security Trustee be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) or the Underwriter nor shall any Lender be responsible for the obligations of any other Lender or Underwriter under this Agreement.
3	ADVANCES

3.1	Subject to the terms and conditions of this Agreement notably, without limitation, the terms of the relevant Drawdown Schedule, each Advance (other than an Advance to be made pursuant to clause 4.3) shall be made to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10 a.m. (Johannesburg time) on the 7th (seventh) Banking Day before the date on which the Advance is intended to be made. Each such Drawdown Notice shall be effective on actual receipt by the Agent provided the conditions of this Agreement at the time of receipt are satisfied and, once given, shall, subject as provided in clause 13.3(a), be irrevocable. No Drawdown Notice may be given of an amount which is the subject of a notice received by the Agent under clause 5.4.

3.2.	(a) Advances may be made only on Banking Days falling within the Drawdown Period.
(b)	Each Advance (other than (i) the first Advance made pursuant to clause 3.3, (ii) an Advance made pursuant to clause 4.3 and (iii) the last Advance) shall be of R500 000 (five hundred thousand Rand) under the DBSA Loan Facility and R300 000 (three hundred thousand Rand) under the DBSA Underwriting / Partial Risk Facility or any sum larger than R500 000 (five thousand Rand) and R300 000 (three hundred thousand Rand) under respectively each Facility which is an integral multiple of R100 000 (one hundred thousand Rand). The last Advance may be of an amount up to the aggregate of the undrawn Commitments at the time of that Advance.

(c)	Advances may be made only for the purpose of financing or (as the case may be) refinancing Eligible Costs.

(d)	No Advance may be made at any time if, as a result of such Advance being made, the ratio of debt to equity would exceed the Debt-Equity Ratio.

(e)	Unless otherwise provided for in the Drawdown Schedule, not more than one Advance may be made each Month hereunder.
3.3	Subject to the terms and conditions of this Agreement, the first Advance will be made to the Borrower on or after the Effective Agreement Date in the sum approved by the Lenders, being the sum due in respect of the Initial Development Cost Fees, provided that such Advance shall exceed such sum by an amount determined by the Majority Lenders and notified in writing by the Agent to the Borrower in respect of Eligible Costs and any other outstanding fees due and payable as at the time of such Advance (including agency fees, Security Trustee fees, underwriting fee and appraisal fees, legal, front-end and other advisory fees payable on the Effective Agreement Date) pursuant to clauses 6.1(a), 6.1(b) and 6.1(c).

3.4	No Advance (other than an Advance made pursuant to clause 4.3) shall be made unless:
(i)	in respect of any Advance which includes a request, in whole or in part, for Eligible Costs under sub-paragraph (a) of schedule 7, a Relevant Approved Payment Schedule is attached to the Drawdown Notice under which such Advance is requested;

(ii)	in respect of the first Advance following each quarterly review and reconciliation by the Lenders’ Technical Adviser under clause 13 of the Executed Design and Construction Contract and/or the relevant clause(s) of the Unexecuted Design and Construction Contract, an LTA Certificate is attached to the Drawdown Notice under which such Advance is requested;

(iii)	the Advance requested is of an amount and on a date provided for in the Drawdown Schedule; and

(iv)	no Potential Event of Default or Event of Default has occurred and is continuing.

3.5	The Borrower irrevocably authorises the Agent:
(a)	on or after the Effective Agreement Date, to apply and/or cause to apply on its behalf the proceeds of the first Advance, made pursuant to clause 3.3, as follows:
(i)	to the extent that such proceeds represent an amount drawn down to meet the Initial Development Cost Fees and/or the Security Trustee fees and/or agency fees and/or underwriting fee and appraisal fees and/or front-end fees payable pursuant to clause 6.1(a) and/or 6.1(b) and/or 6.1(c) or otherwise by applying such amount in payment of such fees to the account of the Security Trustee and/or Agent (as the case may be) for payment of such fees and the Initial Development Cost Fees; and

(ii)	the balance of the proceeds, if any, (after the application of the amounts in clauses 3.5(a)(i)) to be paid into the Proceeds Account;
(b)	if so requested by the Borrower in writing, to pay the proceeds of all Advances to be made in respect of Eligible Costs in the nature of construction costs (or costs otherwise payable by the Borrower under the Design and Construction Contracts) direct to the Contractor (whose receipt shall be a good discharge to the Agent) in or towards payment of amounts due and payable by the Borrower under the Design and Construction Contracts;

(c)	to apply Advances made pursuant to clauses 4.3 and 7.2 in accordance with clauses 4.3 and 7.2; and

(d)	to pay the proceeds of all other Advances in accordance with this Agreement.
The Borrower acknowledges that such payments by (or made as agreed with) the Agent shall constitute the making of an Advance to the Borrower by the Lenders and shall satisfy pro tanto the obligation of the Lenders to advance sums to the Borrower under this Agreement.

3.6	Upon receipt of each Drawdown Notice and a Drawdown Schedule complying with the terms of this Agreement, the Agent shall deliver to each Lender a notice substantially in the form of part C of schedule 2 and, subject to the provisions of clause 10, each of the Lenders shall on the date set out in such notice, make available to the Agent its portion of such Advance in accordance with clause 7.2.

3.7	If the first Advance has not occurred on or before the Date Certain, the Commitments shall thereupon be automatically cancelled.

3.8	Any part of the Commitments undrawn and uncancelled at the end of the Drawdown Period shall thereupon be automatically cancelled.

4	INTEREST, INTEREST PERIODS, FEES AND INTEREST ON OVERDUE SUMS

4.1	The Borrower shall pay interest by reference to the rate referred to in schedule 10 in respect of the relevant Facility (the “Reference Rate”) which shall be calculated quarterly on each Advance or, as the case may be, the Loan in respect of each Interest Period relating thereto on each relevant Interest Payment Date at the rate per annum determined by the Agent to be the aggregate of (a) the Margin; and (b) the Reference Rate for such Interest Period;

4.2	Every Interest Period in respect of each Facility shall be as specified in the relevant part of schedule 9 which relates to that Facility but so that:
(a)	the initial Interest Period in respect of each Facility in respect of each Advance will commence on the date on which such Advance is made and each subsequent Interest Period in respect of the Loan will commence forthwith upon the expiry of the previous Interest Period;

(b)	the initial Interest Period in respect of the first Advance shall be the period until the next Interest Payment Date and in respect of each Advance after the first Advance shall end on the same day as the then current Interest Period for the Loan; and

(c)	each Interest Period in respect of the Loan shall end on the Interest Payment Date.
4.3	On any Interest Payment Date and/or on each date on which any interest and/or agency fee and/or commitment fee and/or Security Trustee fee and/or underwriting fee and/or appraisal fee and/or front-end fee or any other fee falls due under clause 6.1 or otherwise hereunder (as the case may be), the Lenders shall, should the Majority Lenders so wish, (subject to any application made pursuant to clause 9.3 in payment of any such fees and the provisions of the Base Case Model in respect of the limitations concerning the use of the Loan for the payment of interest) advance to the Borrower a principal amount equal to the amount of interest and/or agency fee and/or Security Trustee fee and/or commitment fee and/or underwriting fee and/or appraisal fee and/or front-end fee and/or any other fee hereunder (as the case may be) then due for payment pursuant to clauses 4.1 and/or 6.1(b) and/or 6.1(c) and/or 9.3 or as otherwise provided herein and subject to the conditions that:
(a)	no Potential Event of Default or Event of Default shall have occurred and be continuing unremedied and unwaived in accordance with the terms of this Agreement as at any such relevant date;

(b)	the aggregate principal amount advanced under this clause 4.3 shall not exceed the Committed Amount (as described in schedule 9) in respect of the relevant Facility;

(c)	the aggregate principal amount available to be advanced under this clause 4.3 (determined in accordance with the other provisions of this Agreement, including, without limitation, clause 4.3(b)) shall be at least equal to the aggregate amount of such interest and/or agency fees and/or commitment fees and/or underwriting fee and/or appraisal fee and/or Security Trustee fees and/or front-end fee or other fee hereunder (as the case may be) due for payment on any such relevant date after application of any moneys from the Proceeds Account as aforesaid; and

(d)	no Advance may be made pursuant to this clause 4.3 which would result in a breach of clause 3.2.
Each amount so advanced shall be applied in payment of the interest and/or agency fee and/or commitment fee and/or underwriting fee and/or appraisal fee and/or Security Trustee fee and/or front-end fee or other fee hereunder (as the case may be) in respect of which it is advanced and shall for all purposes of this Agreement be treated as an Advance made by the Lenders and shall form part of the Loan and bear interest in accordance with the other provisions of this Agreement. For the avoidance of doubt, no Drawdown Notice need be given by the Borrower in relation to an Advance to be made pursuant to this clause 4.3.

4.4	The provisions of clause 4.3 above are without prejudice to the liability of the Borrower to pay interest, agency fees, commitment fees, underwriting fee and/or appraisal fee, front-end fees, Security Trustee fees and/or the fees of the Lenders’ Advisers and in the event that no Advance is made available pursuant to clause 4.3 (because the conditions set out in clause 4.3 are not satisfied or as a result of the application of clause 13.1 or clause 13.3) the Borrower shall pay the relevant amount of agency fee, commitment fee, underwriting fee and appraisal fee, Security Trustee fee and/or other fees falling due in accordance with the other terms of this Agreement.

4.5	If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 4.5) on its due date for payment under this Agreement the Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 4.5. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three Months as selected by the Agent (after consultation with the Lenders) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding period. The rate of interest applicable to each such period in respect of each Facility (the “Default Rate”) shall be the aggregate (as determined by the Agent) of (a) two per cent per annum (b) the Margin, (c) the Reference Rate. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent above the rate applicable thereto immediately before it fell due. If for the reasons specified in clause 13.2(a) or I3.2(b)(ii), or otherwise, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 4.5, each Lender shall promptly notify the Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Agent to be two per cent per annum above the aggregate of the Margin and the cost of funds to such Lender.
4.6	The Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 4.

5	REPAYMENT AND REDUCTIONS, PREPAYMENT / MANDATORY PREPAYMENT / CANCELLATION

5.1	(a)	The Borrower shall repay the Loan in respect of each Facility by the instalments indicated in the relevant part of schedule 9 which relates to the relevant Facility, together with all interest and other sums then owing under this Agreement and/or the Security Documents, one such instalment to be paid on each of the Repayment Dates set out therein.
(b)	The Commitments of the Lenders shall be reduced on each such Repayment Date by the amount of the relevant repayment instalment.
5.2	Subject to and provided the Baseline Ratio Undertaking and the Debt Service Reserve Account Undertaking are not breached and further subject to any capital repayment provisions in the relevant part of schedule 9 in respect of the relevant Facility, the Borrower may in respect of each Facility prepay the Loan in whole or part (which shall be applied towards the repayment obligations in inverse order of maturity), each such prepayment being R500 000 (five hundred thousand Rand) under the DBSA Loan Facility or R300 000 (three hundred thousand Rand) under the DBSA Underwriting / Partial Risk Facility or any sum larger than R500 000 (five hundred thousand Rand) and R300 000 (three hundred thousand Rand) under respectively each Facility, which is an integral multiple of R100 000 (one hundred thousand Rand), on any Interest Payment Date relating to the part of the Loan to be prepaid upon payment of a premium as specified in schedule 10 as the “Prepayment Premium” of the principal amount prepaid, together with accrued interest to the date of prepayment, any Swap Breakage Costs, and any other sum then payable under this Agreement, provided that the Agent shall have received from the Borrower not less than 30 days notice of its intention to make such prepayment, specifying the amount to be prepaid.
5.3	Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be reborrowed. The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5.4	Subject to and provided the Baseline Ratio Undertaking and Debt Service Reserve Account Undertaking are not breached the Borrower may in respect of each Facility at any time during the Drawdown Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 30 (thirty) days after the receipt by the Agent of such notice the whole or any part (being R500 000 (five hundred thousand Rand) under the DBSA Loan Facility or R300 000 (three hundred thousand Rand) under the DBSA Underwriting/Partial Risk Facility (or the Available Facility Amount if less) or any larger sum which is an integral multiple of R100 000 (one hundred thousand Rand)) of the Available Facility Amount which has not then been borrowed or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each of the Lenders shall be reduced proportionately.

5.5	In the event that no Advance is made by the end of the last day of the Availability Period the Commitment of all the Lenders shall be reduced to zero.

6	FEES AND EXPENSES

6.1	In respect of each Facility the Borrower shall pay to the Agent whether or not any part of the Commitments is ever advanced:
(a)	on the date of the first Advance as provided for in the Drawdown Notice and on each anniversary thereof until all the Borrower’s actual and/or contingent payment obligations under this Agreement have been fulfilled for the account respectively of the Agent and of the Security Trustee, an agency fee (of an amount agreed between the Lenders and the Agent, subject to the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed) and a trustee fee (of an amount agreed between the Lenders, the Borrower and the Security Trustee and reflected in an appointment letter).

(b)	on the dates falling on the Interest Payment Dates and on the Drawdown Termination Date, for the account of the Lenders, a commitment fee computed at the rate referred to in schedule 10 on the daily undrawn and uncancelled amount of the Commitments, accruing for the following periods:
(i)	from the date 30 (thirty) days after the date of this Agreement (if such date is earlier than the date of the first Advance) until the date of the first Advance or the next Interest Payment Date, whichever is the earlier;

(ii)	from the date of any Advance until the next subsequent Advance or the next Interest Payment Date, or the Drawdown Termination Date, whichever is the earlier,

(iii)	from any Interest Payment Date to the next Interest Payment Date or the Drawdown Termination Date, whichever is the earlier, where no Advances are made within such period; and

(iv)	from the last Interest Payment Date to the Drawdown Termination Date, where no Advances are made within such period;
(c)	unless an earlier date is agreed or otherwise stipulated herein, on the date of the first Advance or no later than one Month after the date of this Agreement, whichever is the earlier (i) for the account of DBSA an underwriting fee, appraisal fee and the front end fee referred to in the relevant parts of schedule 10, which fee amounts are exclusive of VAT; and (ii) all other reasonable fees of the Lenders’ Advisers incurred as at the date of such Advance;
6.2	The Borrower shall pay to the Agent on written notification:
(a)	all expenses and costs reasonably incurred by the Agent and the Security Trustee (provided the same are incurred subject to the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed) in connection with the execution of this Agreement and/or the Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or the Security Documents or any of them;

(b)	all expenses evidenced by way of a detailed and substantiated written account reasonably incurred by the Agent, the Security Trustee, the Lenders or any of them in contemplation of, in respect of the performance of or otherwise in connection with the execution of, maintenance of, enforcement of or preservation of any rights under this Agreement, the Project Documents or the Security Documents, or otherwise in respect of the moneys owing under this Agreement or the Security Documents including, without limitation, all breakage costs incurred as a result of the termination of any agreed hedging strategy, facility or deposit arrangement, a Breakage Fee of the percentage referred to in the relevant part of schedule 10 in respect of all outstanding amounts under this Agreement in the event of acceleration of the Facilities due to an Event of Default by the Borrower together with interest at the rate referred to in clause 4.5 from the date on which such expenses were incurred to the date of payment (as well after as before judgment); and
(c)	all expenses reasonably incurred by the Agent and the Lenders or any of them in connection with the appointment of the Security Trustee and Lenders’ Advisers on behalf of the Agent and the Lenders provided the same, other than in respect of expenses incurred in connection with the preservation and/or enforcement by the Lenders of their rights hereunder, are incurred with the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed.
All fees and expenses payable pursuant to clauses 6.1 and 6.2 above shall be paid in Rand together with Value Added Tax (if any) thereon.

6.3	The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Lenders) imposed on or in connection with this Agreement, the Security Documents or the-Loan and shall indemnify the Agent, the Security Trustee and the Lenders against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes, but for the avoidance of doubt the Borrower shall not be liable to pay any other like duties or taxes of the Lenders which arise other than in connection with this Agreement, the Security Documents or the Loan or any other duties whether under this Agreement or otherwise unless otherwise provided for herein.

7	PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

7.1	All payments to be made by the Borrower under this Agreement or the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 7.7, free and clear of any deductions or withholdings, in Rand and in immediately available funds not later than 12 noon on the due date to the account of the Agent at such bank in South Africa as notified to the Borrower by the Agent. Save as otherwise expressly provided by this Agreement such payments shall be for the account of the Lenders and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Lenders rateably in accordance with their Commitments or Contributions, as the case may be.
7.2(a)(i)	Subject to sub-clause 7.2(b) below, all sums to be advanced by the Lenders to the Borrower under this Agreement shall be remitted in Rand and paid in immediately available funds on the date of the Advance into the Proceeds Account or at such other bank or in such other place as the Agent with the agreement of the Borrower may have notified to the Lenders and shall be applied by the Agent (or applied as otherwise agreed by the Lenders and Borrower with the Agent (the “Alternative Application”) in respect of Eligible Costs on such date in like funds as are received by or by order of the Agent in accordance with clause 3.5.

7.2(a)(ii)	In the event that the Borrower and the Agent agree that the Account Bank shall not be ABSA Bank, such bank shall be a reputable bank approved by the Agent acting on the instructions of the Majority Lenders, which has agreed (without prejudice to or limitation of any other reasonable conditions which the Majority Lenders may impose) to supply the Agent with Monthly statements in arrears evidencing in sufficient detail all payments in and out of the Account Bank, such that the Agent in reliance upon such statement might reasonably suppose (but subject to clauses 16.8, 16.9 and 16.12 below) that such payments have been used solely for the purposes of Eligible Costs or such other purposes as provided for herein.
(b)	In the case of an Advance made pursuant to the Alternative Application or pursuant to clause 4.3 (except in the case of an Advance, to be made in respect of agency fees or Security Trustee fees due pursuant to clauses 6.1(a) and 6.2 or otherwise payable hereunder to the Agent and/or Security Trustee, in which case the foregoing provisions of sub-clause 7.2(a)(i) shall apply,) each Lender shall on each date on which any commitment fee or other fee falls due make the appropriate entries in its accounts referred to in clause 7.9 to reflect a payment to the Borrower of an amount equal to the interest and/or commitment fee and/or underwriting fee and/or appraisal fee and/or front-end fee or other fee hereunder and (as the case may be) due and payable to such Lender on such date and an application of such payment in satisfaction of such interest and/or commitment fee, other fee or Debt Service Reserve Amount (as the case may be) so that no payment shall actually be made to the account specified in clause 7.2(a) of the amount of such Advance.
7.3	Where any sum is to be paid under this Agreement to (or by order of) the Agent or as otherwise agreed with the Agent and the Lenders for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. In the event that such payment was not made to the Agent or in accordance with directions given by the Agent (or as otherwise agreed with the Agent and the Lenders) then the person (to the extent such person is bound by the terms of this Agreement) to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making and/or causing to be made available such sum up to the date of such repayment and the person by whom such sum was payable (to the extent such person is bound by the terms of this Agreement) shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

7.4	When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be made on the next succeeding Banking Day.

7.5	All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 365 day year.

7.6	Any certificate or determination of the Agent or any Lender as to any rate of interest shall, in the absence of manifest error be prima facie binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Lenders.

7.7	If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement or the Security Documents for the account of any Lender, the Security Trustee or the Agent (or if the Agent is required to make any such deduction or withholding from a payment to the Lender) and such sums have not been paid by and/or on behalf of the Borrower, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender, the Security Trustee, the Agent and receive on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. The Borrower shall and hereby does indemnify each Lender, the Security Trustee and the Agent and against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
7.8	If following any such deduction or withholding as is referred to in clause 7.7 from any payment by the Borrower, the Agent, the Security Trustee or any Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the Agent, the Security Trustee or such Lender shall, subject to the Borrower having made any increased payment in accordance with clause 7.7 reimburse the Borrower with such amount as places the Agent or the Security Trustee or such Lender (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid. Such reimbursement shall be made forthwith upon the Agent or such Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall obligate any Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations and without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 7.8, be entitled to enquire about the tax affairs of any Lender, or Agent or Security Trustee unless it is necessary in order to enable the Borrower to comply with its obligations and benefit from its rights under this clause and the Borrower is entitled to so enquire under applicable law and each of the

Lenders, Agent and Security Trustee (as the case may be) is obliged to provide such information under applicable law.
7.9	Each Lender shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing the Loan and other sums owing by the Borrower under this Agreement and all payments in respect thereof made by the Borrower from time to time. The control account shall, in the absence of manifest error, provide prima facie evidence as to the amount from time to time owing by the Borrower under this Agreement.

8	REPRESENTATIONS AND WARRANTIES

8.1	On and as from the Effective Agreement Date the Borrower shall represent and warrant (and shall be deemed to so represent and warrant on a continuing basis) to each of the Lenders, the Agent and the Security Trustee that:
(a)	the Borrower is duly incorporated in South Africa and validly existing under the laws of South Africa as a limited liability company and has power to carry on its business in South Africa as it is now being conducted and to own its Property and other assets;

(b)	the Borrower has power to execute, deliver and perform its obligations under this Agreement, the Security Documents and the Project Documents to which it is a party and to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow or to create security will be exceeded as a result of borrowings under this Agreement or the creation and delivery of the Security Documents to which it is a party respectively;

(c)	this Agreement, the Project Documents and the Security Documents to which it is a party constitute valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms;

(d)	the execution and delivery of, the performance of the obligations of the Borrower under and compliance with the provisions of, this Agreement, the Security Documents and the Project Documents to which the Borrower is a party by the Borrower will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower is a party or is subject or by which the Borrower or any of the Property of the Borrower is bound, (iii) contravene or conflict with any provision of the Memorandum and Articles of Association of the Borrower or (iv) result in the creation or imposition of or oblige the Borrower to create any Encumbrance (other than a Permitted Encumbrance or under the Security Documents) on any of the Borrower’s undertaking, assets, rights or revenues;

(e)	no litigation, arbitration or administrative proceeding is taking place, pending or, to the best of the knowledge and belief of the Borrower, threatened against the Borrower which could have a Material Adverse Effect on the business, assets or financial condition of the Borrower;

(f)	the audited financial statements of the Borrower in respect of the latest financial year as delivered to the Agent have been prepared in accordance with generally accepted accounting principles and practices in South Africa which have been consistently applied and fairly present the financial position of the Borrower for such financial year and, as at the end of such financial year the Borrower did not have any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements and the Borrower did not have any unrealised or anticipated losses, save that in the event that the aforementioned audited financial statements are not available at the Effective

Agreement Date, the representation and warranty in this clause 8.1(f) on such date shall be in respect of the unaudited financial statements of the Borrower;
(g)	the Secured Assets of the Borrower are beneficially owned by the Borrower free and clear of any Encumbrance (save for Permitted Encumbrances and those created or to be created by the Security Documents);

(h)	the Borrower is at least 26,0% (twenty-six comma nought per cent) owned by Biwater Operations;

(i)	the Borrower is not in breach of the Ratio Undertakings; and

(j)	other than sub-paragraph (o) of part A of schedule 3 and subject to part B of schedule 3 and other than any Condition Precedent which the Majority Lender has notified to the Borrower, in writing, is to be waived under clause 10.3, the Conditions Precedents referred to in schedule 3 are satisfied and no breach in respect thereof has occurred and/or is continuing which is likely to have a Material Adverse Effect.
8.2	The Borrower further represents and warrants to each of the Lenders, the Agent and the Security Trustee that:
(a)	the Relevant Consents have been obtained or made and are in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(b)	the copies of the Project Documents and the Memorandum and Articles of Association of the Borrower delivered to the Agent on the date of the execution, or to be delivered to the Agent pursuant to clause 10, of this Agreement are or, as the case may be, will be true, complete and accurate in all material respects and have not been amended, varied or supplemented in any material way and no other agreements, arrangements or understandings exist or, to the best of the knowledge and belief of the Borrower and its officers, are contemplated between all or any of the parties to those agreements and instruments which would have a

Material Adverse Effect on the transactions or arrangements thereby contemplated;
(c)	(other than as may result, or may have resulted, from entering into the Project Documents) prior to the date of this Agreement, the Borrower has not undertaken any trading or incurred any liabilities whatsoever other than normal trading liability in respect of the Project as provided for in the Base Case Model, whether actual or contingent, except for liabilities in respect of professional fees or which would result if the Borrower were to be wound up;

(d)	the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank in priority to all other unsecured and unsubordinated Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e)	the Borrower is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

(f)	it has good right and title to its Secured Assets and has full power and authority to grant to the Security Trustee the security interest in its Secured Assets created pursuant to any of the Security Documents without the consent or approval of any other person other than any consent or approval which has been obtained;

(g)	any of the Security Documents which describes Secured Assets as being beneficially owned by the Borrower is a true, accurate and complete list of such assets so owned by it as at the date of the relevant Security Document;

(h)	on the Effective Agreement Date it shall, subject to the rights and obligations of the Council and DWAF, if any, as provided for under the Concession Agreement, be entitled to use the Property for the purposes of the Project free from Encumbrances other than Permitted Encumbrances;

(i)	the information, exhibits and reports furnished by the Borrower to the Agent and the Lenders in connection with the Information Memorandum and/or in connection with the negotiation and preparation of this Agreement are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts, the omission of which would make any fact or statement therein misleading;

(j)	in relation to the Property, to the best of its knowledge and belief -
(i)	the Property is free from:
(a)	any Encumbrance other than any Permitted Encumbrance and no such matter exists which is capable of registration against it;

(b)	any security registered or registerable at the Deeds Registry, caution, inhibition or notice;
which may have a Material Adverse Effect;
(ii)	no person is entitled to any right over or interest in the Property or any right of pre-emption, first refusal, surrender or determination which may have a Material Adverse Effect and any option or right enjoyed by the Borrower (or capable of being enjoyed by the Borrower following the Effective Agreement Date) has been, or will on the Effective Agreement Date, be properly protected by the appropriate registration where necessary and all appropriate notices have been properly served where any such option or right has become exercisable;

(iii)	there are no covenants, stipulations, restrictions, easements, rights of way, exceptions, reservations, grants, conditions, agreements or declarations nor is there any subsisting or alleged breach of any of the said matters which may have a Material Adverse Effect;

(iv)	all the outgoings (if any) which have become due in respect of the Property which affect and/or may affect the rights and obligations of the Borrower, have been paid and all obligations under all covenants, conditions, agreements, statutory requirements, planning consents, bye-laws, orders and regulations have been performed and observed in all material respects and no notice of any breach of any such matter has been received and no use of the Property contravenes any of the foregoing in such a way as to have a Material Adverse Effect in respect of the Property as provided for in the Concession Agreement;

(v)	as far as the Borrower is aware, there are no outstanding claims, orders or notices affecting the Property or any Part thereof and there are no proposals of any local or other authority (involving compulsory acquisition or requisition or otherwise) or any other circumstances which may result in any such claims, order or notice being made or served or which may otherwise adversely affect the use of the Property as provided for in the Concession Agreement; and

(vi)	the Borrower has not received notice of and is not aware of any dispute of a material nature relating to the Property likely to affect the use of the Property or any Part thereof as provided for in the Concession Agreement;

(k)	it has no Subsidiaries;

(1)	all Shareholders to the Shareholders’ Agreement are duly fully paid subscribers and have subscribed to the capital of the Borrower as provided for in the Shareholders’ Agreement and are not in breach of the Ownership Obligation;

(m)	it is in compliance with clause 10.4 of the Concession Agreement; and

(n)	no Event of Default has occurred and is continuing.

8.3	The representations and warranties in clause 8.1 and 8.2 (and so that the representation and warranty in clause 8.1(f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 9.1) shall be deemed to be repeated by the Borrower on and as of each date of drawing of an Advance and each Interest Payment Date as if made with reference to the facts and circumstances existing on each such day.

9	UNDERTAKINGS, INFORMATION REPORTING, PROJECT ACCOUNTS, RATIO LIMITS AND AGREEMENTS WITH THE COUNCIL

Subject to any more stringent undertakings in the Project Documents, the Borrower hereby undertakes in this clause 9 as follows:

9.1	Positive Undertakings

The Borrower undertakes with each of the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will:
(a)	promptly inform the Agent and the Security Trustee of any occurrence of which it becomes aware which might have a Material Adverse Effect on its ability to perform its obligations under this Agreement and/or any of the Security Documents and/or any of the Project Documents to which it is a party and of any Potential Event of Default and/or Event of Default forthwith upon becoming aware thereof;

(b)	without prejudice to clauses 8.2 and 10, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, the Relevant Consents and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all its obligations under this Agreement and/or the Security Documents and/or the Project Documents to which it is a party (including, without limitation, the construction and completion of the Project);

(c)	use the Loan exclusively for the purpose specified in clause 2.1;

(d)	without prejudice to the provisions of clause 9.5 or to the security constituted, or which is provided hereunder shall be constituted under the Security Documents, ensure that its obligations under this Agreement shall, at all times rank in priority to all its other unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e)	provide to the Agent and the Lenders, if requested, no later than one Month after the date of this Agreement and at quarterly intervals until all amounts under the Facilities have been repaid, Project reports (in form and substance satisfactory to the Agent and the Lenders which reports shall include:
(i)	details of the progress made in connection with the Project since the date of this Agreement or (as the case may be) the date of the immediately preceding such report;

(ii)	details of the projected cash flow or revised projected cash flow for each of the uncompleted stages of the Project;

(iii)	a brief reconciliation of the changes (if any) in the cash flow projections from the previous such projections;

(iv)	an explanation in reasonable detail of the reasons for any likely breach of the Baseline Ratio Undertaking if such Project report reveals that by reference to the Base Case Model the Forecast Annual Debt Service Cover Ratio (excluding cash) if realized would result in a breach of the Baseline Ratio Undertaking; and

(v)	such other information in relation to the Project as the Agent shall from time to time reasonably specify in order to ensure compliance with the terms of this Agreement,

and shall, if so requested by the Agent or the Lenders’ Technical Adviser, afford to the Agent, its representatives and/or the Lenders’ Technical Adviser a reasonable opportunity of attending any meetings held by the Borrower and its advisers for the purpose of discussing the subject matter of each such report;

(f)	provide the Agent, after the Effective Agreement Date, with a schedule which lists the time, date and venue of all planned Project and site meetings and meetings with professionals relating to the Project (and subsequently give to the Agent not less than 5 (five) Banking Days notice of any change of the time or place of any such scheduled meeting) and afford to the Agent an opportunity to attend any and all such meetings and at the Practical Completion Date and at six Monthly intervals thereafter, provide Project reports to the Agent and the Lenders’ Technical Adviser;

(g)	promptly provide to the Agent and/or Lenders’ Technical Adviser and/or the Lenders’ Insurance Adviser, if requested, certified copies of each material contract relating to the Project executed by or on behalf of the Borrower after the date of this Agreement;

(h)	within 21 (twenty one) days after the end of each Month provide to the Agent if so requested, details of the amount of any revenues (including Compensation) for that Month and otherwise in a form and with such details as the Agent may reasonably require;

(i)	provide the Agent and/or the Lenders’ Technical Adviser with such documents and financial and other information (material in the context of the Project and this Agreement) concerning the Borrower and its affairs and/or the Project (including, without limitations, copies of all variation orders, instructions, minutes of meetings, drawings, specifications, costings and valuations prepared or otherwise available in connection with the Project) as the Agent or any Lender (acting through the Agent) or the Lenders’ Technical Adviser may from time to time reasonably require;

(j)	(i)	obtain from the Contractor and Operator a performance guarantee in form and substance acceptable to the Majority Lenders as provided for in clause 4.2 of the Executed Design and Construction Contract, the relevant clause(s) of the Un-executed Design and Construction Contract and clause 33 of the Operation and Maintenance Agreement;
(ii)	give preference to and ensure that the Contractor and Operator give preference to local economic development including but without limitation to local labour, local procurement, previously disadvantaged enterprises and/or individuals and provide support for the development of small, medium and micro enterprises, contractors and professionals in the manner provided for in the Concession Agreement, the Design and Construction Contracts and the Operation and Maintenance Agreement;

(iii)	produce or cause to be produced the Information Memorandum.
9.2	Further Positive Undertakings

The Borrower undertakes with each of the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will:
(a)	procure that (i) in the event that the work has not commenced, the Project is commenced as soon as practicable after the Effective Agreement Date and (ii) the Practical Completion Date occurs as soon as practicable and in any event on or before the Target Date. For the avoidance of doubt, the Borrower’s obligation under this clause 9.2(a) shall not be terminated, diminished or otherwise affected by reason of any amounts not being capable of being drawn down under this Facility Agreement unless such amounts are not so capable of being drawn down due to reasons other than the fault of the Borrower or the Sponsor;

(b)	without prejudice to clause 9.2(a):
(i)	ensure that the Project is undertaken and completed in a good and workmanlike manner with good and suitable materials in accordance with the terms of the Project Documents and in compliance with all applicable technical, safety and environmental regulations and all Relevant Consents, building regulation approvals and other relevant statutory or other regulatory requirements and/or consents and approvals;

(ii)	obtain all further requisite planning consents, building regulation approvals and other matters (in addition to the Relevant Consents) to enable it to commence, continue with and complete the Project;

(iii)	procure due performance of the defects liability obligations of the Contractor within the requisite period and otherwise in accordance with the Design and Construction Contracts;

(iv)	not use or allow to be used in the Project any materials not in accordance with South African law, regulation and/or codes of practice;

(v)	comply with all relevant Acts of the National Government and/or any relevant provincial government and/or regulations made thereunder and all by-laws, regulations and codes of practice of any local or competent authority in relation to the Project and all deeds, agreements or other obligations binding upon the owner or occupier of the Property and obtain all necessary consents in respect of the Project upon reasonably satisfactory terms;

(vi)	in order to fulfill its obligations under the Project Documents negotiate and enter into any agreements necessary with third parties in respect of the infringement of the access of light or air to, or other rights or easements in relation to, adjoining or neighbouring property or in respect of any easement, right or privilege required over adjoining or neighbouring properties on terms previously approved by the Agent acting on the advice of the Lenders and the instructions of the Majority Lenders;
(vii)	in order to fulfill its obligations under the Project Documents, make provision for the support and use of any land, walls, buildings, roads or footpaths situate on or partly on the Property and on adjoining land and, in carrying out the Project, minimise any nuisance or annoyance, inconvenience or disturbance to the public or to adjoining or neighbouring owners or occupiers or any other persons;

(viii)	procure that each of the Lenders, the Agent, the Lenders’ Technical Adviser, the Security Trustee and all other persons authorised by them are at all times afforded reasonable access to the Property and the books and records of the Borrower and the buildings or other improvements in the course of construction thereon to view the state and progress of the Project and materials used or intended for use thereon;

(ix)	promptly commence and carry out the reinstatement of any Part of the Property that is damaged whether or not as a result of the occurrence of a risk in respect of which insurance has been effected or should have been effected pursuant to the terms of this Agreement or the Security Documents;

(x)	notify the Agent and the Lenders’ Technical Adviser within the relevant periods provided for in the Design and Construction Contracts of the dates upon which the Borrower and/or the employers representative (as described in the Design and Construction Contracts) intends to inspect the Property in preparation of any test required under the Design and Construction Contracts;

(xi)	subject to the terms of the Concession Agreement and/or the Design and Construction Contracts, procure that the Contractor shall take down or remove all work or materials which the Lenders’ Technical Adviser may determine to be unsound or unfit for the purposes for which they are intended or which the Lenders’ Technical Adviser determines are not substantially in accordance with the provisions of the Project Documents and rectify any defects or omissions in the Project within a reasonable period prescribed by notice in writing given by the Agent acting on the advice of the Lenders’ Technical Adviser and the instructions of the Majority Lenders;
(c)	comply with all the terms of the Project Documents and any other agreement to which it is a party that is material in the context of the Project and take all necessary action to enforce prompt and proper performance and discharge by the other parties of their respective obligations under the Project Documents and exercise its rights and procure (so far as this is within its control) that others exercise their rights under the Project Documents in a manner consistent with the Borrower’s obligations under this Agreement and the Security Documents;

(d)	to the extent not already provided for in the Project Documents, use its reasonable endeavours to procure that throughout the period of the involvement of any contractor in the Project that each such contractor maintains professional indemnity insurance policies in such sums and in such form as shall be approved by the Lenders’ Technical Adviser;

(e)	procure that each Project Document which is of a type that is ordinarily cedable and in respect of which provision is made that it should be cedable, whether under this Facility Agreement or the Security Documents or the Project Documents, is capable of being ceded to the Security Trustee as security for the benefit of the Security Trustee and to the Lenders or any substitute entity (as defined in the Concession Agreement);

(f)	procure and/or ensure compliance with the matters referred to in sub-clause 9.2(n) below;

(g)	procure prior to the Effective Agreement Date the issue of an Operating and Maintenance Performance Bond in respect of the Operation and Maintenance Agreement;

(h)	by the date falling 6 (six) months after the Effective Agreement Date, prepare an Environmental Management Plan in form and substance satisfactory to the Majority Lenders;

(i)	ensure compliance with South African market standards relating to the installation and maintenance of computer software such that the terms of this Agreement will be complied with and any works provided for hereunder efficiently pursued;

(j)	ensure compliance with any laws or regulations relating to employee shareholding and attendant rights and representation and to employment equity obligations;

(k)	maintain satisfactory organisational structure and provide a flow-chart of the same as well as essential and experienced qualified personnel as provided for in the Operation and Maintenance Agreement and Design and Construction Contracts and/or as otherwise provided for herein;

(l)	when requested by the Majority Lenders and/or the Agent negotiate in good faith and enter into any necessary interest rate and/or currency swap hedging arrangements on terms satisfactory to the Majority Lenders; and

(m)	obtain, where necessary, the consent of the South African Reserve Bank as regards matters relating to exchange control.

(n)	without prejudice to or limitation of any of the undertakings referred to above in this clause:

(i)	make timeous payment (time being of the essence) of all amounts under the Facilities, this Agreement and the Project Documents including all Taxes;

(ii)	obtain and maintain insurances covering risks and on terms approved by the Lenders as provided for in the Project Documents;

(iii)	apply all insurance proceeds in accordance with the Project Documents;

(iv)	maintain good title to all assets of the Borrower;

(v)	use all reasonable endeavours to ensure the accuracy and completeness of all information supplied to the Lenders, the Agent or the Security Trustee;

(vi)	immediately notify the Agent and the Security Trustee of any statutory change to the functions, powers, duties, rights or obligations of the Borrower or of any change to the management of the Borrower and/or of any change in the overall structure of the Borrower;

(vii)	forthwith give notice to the Agent and the Security Trustee of any major restructuring, or other transaction that may have a Material Adverse Effect on the Borrower or the Project;

(viii)	furnish to the Agent information of any expected adverse fluctuation or non-achievement of cash flow targets relative to the Project Budget;

(ix)	ensure that contractors (other than the Contractor and Operator) to whom contracts are awarded by the Borrower are insured in terms of policies in form and substance acceptable to the Majority Lenders;

(x)	if requested by the Majority Lenders, before awarding any contract, other than any contract provided for in sub-clause 9.1(j)(i) above, obtain from the relevant contractor a performance guarantee in terms of which the completion of the contract is guaranteed, in form and substance reasonably acceptable to the Agent, acting on the instructions of the Majority Lenders;
(xi)	immediately notify the Agent and the Security Trustee upon the exercise of the Sivukile Put-Call Option; and

(xii)	immediately notify the Agent and the Security Trustee of any proposed allotment, issuance and/or transfer of shares in the Borrower;

(xiii)	procure the provision of Equity Subscription Guarantees in such amounts (as determined by the Agent, acting on the instructions of the Majority Lenders) as may be required to guarantee the Debt-Equity Ratio which amounts (without prejudice to the obligations of the Borrower or the rights of the Lenders hereunder) shall be reviewed and revised annually by the Agent (acting on the instructions of the Majority Lenders) for the purpose of ensuring that the Debt-Equity Ratio is guaranteed to the satisfaction of the Majority Lenders;
(o)	Information Reporting

in addition to its obligations referred to in this clause 9.2, promptly upon preparing, obtaining or becoming aware of, as the case may be, the relevant information, documents or events, as soon as reasonably possible, provide to the Agent the following:
(i)	annual audited financial statements of the Sponsor and each Shareholder by no later than 180 (one hundred and eighty) days after the financial year end;

(ii)	in respect of the Borrower provide an annual audited financial statement by no later than 180 (one hundred and eighty) days after the financial year end;

(iii)	2 (two) Months (unless otherwise agreed) prior to each anniversary of the effective date of the Concession Agreement, a copy of the Project Budget, the Five Year Plan and Operations Management Plan for the 12 Month period following such date, for approval by the Majority Lenders;

(iv)	notification of the fulfilment or non-fulfilment of any tests as provided for in the Design and Construction Contracts;

(v)	certified copies of all provisional and final acceptance certificates issued by or on behalf of the Council or the Borrower or the Contractor(s) during the Drawdown Period;

(vi)	all material information relative to the Borrower’s financial affairs to the Lenders as may be reasonably required by the Lenders, Agent or the Security Trustee from time to time within 10 (ten) Banking Days of any request;

(vii)	all information required by the Agent in order to produce cash flow projections at six-Monthly intervals;

(viii)	notification in writing of any material breakdown, stoppage or suspension of any construction works;

(ix)	written notice of any breach or dispute in excess of R100 000 (one hundred thousand Rand) or in respect of any variation, termination of, or right to terminate, any of the Project Documents which may have a Material Adverse Effect and copies of all default notices, termination notices, other material notices, reports and other material information delivered under the Project Documents;

(x)	written notice of material claims, litigation, arbitration or other similar proceedings commenced or threatened by a third party against the Borrower or any of its subcontractors which may have a Material

Adverse Effect with respect to its obligations in terms of the Project Documents;
(xi)	written notice of occurrence of any Event of Default or Potential Event of Default hereunder and any breach or default in terms of the Project Documents together with details of the Borrower’s proposed action in relation thereto;

(xii)	written notice of any request for the extension of time or claim for additional payment pursuant to any Project Documents and all items provided or received by the Borrower under the relevant Project Document in connection therewith; and

(xiii)	written notification of the occurrence of an event of Force Majeure.
9.3	Project Accounts

Without prejudice to the obligation of the Borrower to repay interest, principal and other amounts due under the Facilities as provided for under schedules 9 and 10 hereto and otherwise in this Agreement, the Borrower undertakes with each of the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and for so long as any moneys are owing under this Agreement:
(a)	without the prior written consent of the Agent, it will not open or maintain any bank account other than the Proceeds Account, the Income Account, the Debt Service Reserve Account and the Operating Account;
Credits to the Proceeds Account
(b)(i)	it will ensure that all Advances are paid into an account in the name of the Borrower opened and maintained by the Borrower with the Account Bank, such account called or, as the case may be, to be called the “Nelspruit Water Project Proceeds Account” (the “Proceeds Account”) (and such amounts shall be held by the Borrower in trust for the Agent);

(b)(ii)	it will ensure that all Project Equity contributed in order to achieve or maintain the Debt-Equity Ratio, whether pursuant to the Equity Subscription Agreements, pursuant to any Equity Subscription Guarantee or otherwise, is paid into the Proceeds Account;
Withdrawals from the Proceeds Account
(c)(i)	provided no Event of Default exists it shall be entitled to withdraw amounts from the Proceeds Account, from amounts representing any Advance and from Project Equity credited to the Proceeds Account, only to pay the relevant Eligible Costs for which such Advance was borrowed and for which such Project Equity was contributed, when due and payable;

(c)(ii)	after the expiry of the Drawdown Period, all amounts in the Proceeds Account which have not been applied in accordance with clause 9.3(c)(i) above shall be transferred to the Income Account to be applied pursuant to clause 9.3(e) below;
Credits to the Income Account
(d)	it will ensure that all amounts whatsoever (other than amounts credited to the Proceeds Account in terms of clause 9.3(b) above) recovered or received by the Borrower, whether capital, revenue or otherwise are forthwith upon recovery or receipt and in like funds as recovered or received paid into an account in the name of the Borrower opened and maintained by the Borrower with the Account Bank (the “Nelspruit Water Services Income and Debt Service Account”) (the “Income Account”) (and such amounts shall be held by the Borrower in trust for the Agent) and such amounts shall include without limitation:
(i)	Compensation;

(ii)	sums recovered by way of reclaim or set-off under the relevant sections of the Value Added Tax Act in respect of expenditure incurred in relation to the Project;

(iii)	all moneys other than those paid into the Proceeds Account made available to the Borrower in respect of the Project whether under the Sponsor Support Agreement (which amounts may only be used to pay the amount for which such payment was made) or otherwise; and

(iv)	Water Services Income and Interest Income.
Withdrawals from the Income Account
(e)	provided no Event of Default exists, the Borrower shall be entitled to withdraw amounts from the Income Account only to meet Project Costs due at any time, in the following order of priority (the “Ranking Payment Order”):
(A)	normal operation, maintenance and management costs (other than the Fixed Management Fee) as evidenced in the Base Case Model and the Operation and Maintenance Agreement (the “Operating Costs”) and in respect of which the Borrower shall be entitled to withdraw funds in accordance with the approved operational budget (as defined in the Operation and Maintenance Agreement) provided the Borrower transfers such funds from the Income Account to an operating account in the Borrower’s name opened and maintained by the Borrower with the Account Bank and such account shall be called the Nelspruit Water Project Operating Account (the “Operating Account”) and shall be used by the Borrower to meet such Operating Costs from time to time and for no other reason;

(B)	payments required to be made by the Borrower to the Council in terms of the Concession Agreement, to the extent that set-off is not permitted in terms of the Concession Agreement;

(C)	Eligible Costs, to the extent not paid out of the Proceeds Account or to the extent there are insufficient funds in the Proceeds Account;

(D)	on each Interest Payment Date, on the Repayment Date and on (or after but without prejudice to the obligation of the Borrower to make payment when due) any other date on which any other amount falls due for payment to the Agent or the Lenders or the Security Trustee (or any of them) under this Agreement or any of the Security Documents, settlement of the interest, Security Trustee fees, commitment fees, agency fees, other fees, repayments, prepayments or other amounts then due and payable provided that such moneys shall be applied first in or towards settlement of amounts which would otherwise be the subject of an Advance pursuant to clause 4.3.

(E)	any Unfunded Cost;

(F)	transfer of the Debt Service Reserve Amount to the Debt Service Reserve Account in respect of the Debt Service Reserve Account Undertaking;

(G)	subject to clause 9.4(k)(B) below, payment of the Subordinated Development Cost Loan;

(H)	subject to clause 9.4(k)(A) below, payment of the dividends and/or Subordinated Liabilities;
provided that -
(f)	amounts representing moneys made available to the Borrower (whether by loan, subscription for share capital or otherwise) by the Sponsor pursuant to the Sponsor Support Agreement shall be applied to pay the amount for which such payment was made when same is due and payable; and

(g)	amounts representing Compensation received by the Borrower shall be applied as follows:

(i)	in relation to insurance proceeds received in respect of third party liabilities, in payment of those liabilities;

(ii)	unless otherwise provided for under the terms of any relevant insurance policy approved by the Majority Lenders, in relation to any other insurance proceeds, in or toward reinstatement or making good the loss in respect of which such proceeds were received;

(iii)	in relation to Compensation representing a payment of damages and/or a penalty due to the Borrower under any Project Document, to make a corresponding payment of damages and/or penalty due from the Borrower under any other Project Document in respect of the same circumstances and any excess may be applied in accordance with the Ranking Payment Order; and

(iv)	in relation to any other form of Compensation, in accordance with the Ranking Payment Order.
Debt Service Reserve Account Undertaking and Credits to the Debt Service Reserve Account
(h)(i)	the Borrower hereby undertakes that as from the date commencing at the end of the 36 (thirty-six) Month period after the Effective Agreement Date, the Debt Service Reserve Account, shall be in funds of an amount not less than an amount equal to the aggregate total amount of principal and interest payments due in respect of the next following 6 (six) Month period (the “Debt Service Reserve Amount”) (as determined by the Lenders whose determination shall be final and binding) in respect of the relevant Facility (such above mentioned undertakings in this clause 9.3(h)(i) shall herein be referred to as the “Debt Service Reserve Account Undertaking”);

(h)(ii)	subject to clause 9.3(e), upon receipt of monies into the Income Account, the Borrower shall, immediately such transfer is due for the purpose of satisfying the

Debt Service Reserve Account Undertaking cause the Account Bank to transfer the Debt Service Reserve Amount in pursuance of the Debt Service Reserve Account Undertaking to an account in the name of the Borrower opened and maintained by the Borrower with the Account Bank called or, as the case may be, to be called the “Nelspruit Debt Service Reserve Account” (the “Debt Service Reserve Account”) (and pending such payment such amounts shall be held in trust by the Borrower for the Agent);
Withdrawals from Debt Service Reserve Account
(i)	in the event there are no or insufficient monies in the Income Account and provided the Borrower has obtained the prior written approval from the Agent acting on the instructions of the Majority Lenders, the Borrower shall, on each Interest Payment Date, on the Repayment Date and on (or after but without prejudice to the obligation of the Borrower to make payment when due) any other date on which any other amount falls due for payment to the Agent or the Lenders or the Security Trustee (or any of them) under this Agreement or any of the Security Documents, transfer and/or cause to be transferred moneys from the Debt Service Reserve Account, in or towards settlement of the interest, Security Trustee fees, commitment fees, agency fees, other fees, repayments, prepayments or other amounts then due and payable provided that such moneys shall be applied first in or towards settlement of amounts which would otherwise be the subject of an Advance pursuant to clause 4.3.
Additional Provisions relating to the Project Accounts
(j)	that the Project Accounts shall operate on the following terms:
(i)	save as expressly provided in clause 9.3(e) above, and sub-clause 9.3(j)(iii) below, the amounts credited to the Project Accounts shall not be repayable to the Borrower nor shall the Borrower request the withdrawal of any such amounts;

(ii)	the rights of the Borrower in respect of the Project Accounts are not transferable (except as security under the relevant Security Document) and the Borrower agrees that it will not create or permit to subsist any cession or Encumbrance (other than a Permitted Encumbrance) over all or any such rights;

(iii)	the Agent shall request the Account Bank (but without liability therefor) to, on repayment of the Loan and the payment of all interest, Security Trustee fees, agency fees, underwriting fee, appraisal fee, front-end fees and commitment fees and all other fees and sums including, without limitation, any Unfunded Cost payable under this Agreement and the Security Documents) pay to the Borrower the balances (if any) then standing to the credit of the Project Accounts;

(iv)	after an Event of Default has occurred and while it is continuing unremedied and unwaived in accordance with the terms of this Agreement, the Agent may, to the exclusion of the Borrower, in accordance with the instructions of the Majority Lenders, withdraw sums from the Project Accounts and operate the Project Accounts in or towards any of the purposes for which moneys in those accounts may be applied and/or in or towards any of the purposes specified in the enforcement provisions of the Security Documents;

(v)	neither the Agent nor any Lender nor the Security Trustee shall be liable to the Borrower for any non-payment of any liability of the Borrower which could have been paid out of moneys standing to the credit of the Project Accounts;

(vi)	the Borrower shall ensure that unless otherwise permitted hereunder, so long as the Borrower is entitled to operate the Project Accounts, such accounts are never overdrawn;

(vii)	the Agent may delegate its powers of withdrawal and application hereunder to any administrator, receiver or other relevant official in insolvency proceedings; and

(viii)	the Agent may require the Borrower to notify the Agent in advance of any proposed withdrawals from the Project Accounts to show that such a withdrawal is properly made.
9.4	Negative Undertakings

The Borrower undertakes with each of the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will not, without the prior written consent of the Agent acting on the instructions of the Majority Lenders and (where the Agent considers it to be appropriate) on the advice of the Lenders’ Technical Adviser, (and/or any other of the Lenders’ Advisers) and, in respect of paragraphs (f), (g), (j) and (q) only, the prior written consent of the Security Trustee:
(a)	make any material change to the Project specifications;

(b)	terminate, rescind, vary, amend or waive, or acquiesce in any termination, rescission, variation, amendment or waiver of the Project Documents (or any of them) or of any provision of the Project Documents (or any of them) (and it will in any event notify the Agent and the Security Trustee forthwith of any termination, rescission, variation, amendment or waiver of any agreement referred to in this Agreement or which relates to the Project);

(c)	enter into any substitute agreement for, or supplemental agreement to, any of the Project Documents;

(d)	appoint any further or substitute Contractor or Operator;

(e)	abandon the Project as provided for in clause 11.1(r) below;

(f)	permit (save as contemplated by the Security Documents) any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Borrower or any other person;

(g)	save in respect of any agreed funding to be provided by the Shareholders, whose rights and obligations shall be subordinated to those of the Lenders and the Security Trustee, hereunder, incur or permit to exist any loan other than a Short Term Loan not exceeding R5 million (five million Rand), any obligations in excess of the aggregate amount of R5 million (five million Rand) in respect of Borrowed Money or assume any liability under any guarantee, indemnity or other assurance against financial loss in respect of Borrowed Money in favour of, any person except under or pursuant to this Agreement and/or the Security Documents or any of them;

(h)	incur or permit to exist any obligations in respect of interest rate swap and/or other interest rate hedging arrangements unless agreed with the Lenders;

(i)	merge, consolidate with any other company or person or make any offer of shares in the Borrower to any other person or company;

(j)	(save as contemplated by the Security Documents) other than in accordance with clause 9.4(m), sell, transfer, lease, lend or otherwise dispose of or cease to exercise direct control over the whole or any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not which may have a Material Adverse Effect;

(k)	(A)	declare or pay any dividend or make any other distribution of Subordinated Liabilities (other than the Annual Technical Support Fee and Management Fee) (whether in cash or in specie) in respect of its share capital or any subordinated loan, interest or principal, unless the Historical Annual Debt Service Cover Ratio, the Forecast Annual Debt

Service Cover Ratio, the Loan Life Cover Ratio and the Project Life Cover Ratio for the future years are respectively greater than 1,25:1, 1,25:1, 1,8:1 and 3:1 and provided further that no Potential Event of Default or Event of Default is continuing (the “Dividend Payment Ratio Undertaking”) save that payment of the Annual Technical Support Fee and the Management Fee shall be subject to the fulfilment of the Baseline Ratio Undertakings and subject further to there being no continuing Potential Event of Default or Event of Default;
(B)	repay the Subordinated Development Cost Loan (as below defined) unless (a) the Sponsor is able to satisfy the Lenders by way of documentary proof marked as approved by the Agent that a subordinated loan not exceeding R10 million (ten million Rand) (the “Subordinated Development Cost Loan”) would have been adjudged granted to the Borrower for purposes which would have been covered by the definition of Initial Development Cost Fees had such fees not been limited by the amount provided for in the definition of Initial Development Cost Fees, (b) sub clause 9.4(k)(A) above is not breached thereby and (c) until the earlier of :
(i)	the date twelve Months after the Effective Agreement Date (provided the Information Memorandum has been produced); and

(ii)	the date on which the Shareholding Proviso is satisfied;
(l)	form, acquire or promote any Subsidiary or make any investment (whether by subscription of share or loan capital or otherwise) in any other person;

(m)	carry on any business or incur any liability of any nature other than in pursuance of the Project as contemplated by this Agreement and/or the Project Documents to which it is a party;

(n)	make any loan other than a Short Term Loan not exceeding R300 000 (three hundred thousand Rand) or provide any guarantee or indemnity to any person;

(o)	incur or commit any capital expenditure (in excess of R250 000 (two hundred and fifty thousand Rand)) except in pursuance of the Project;

(p)	redeem or purchase any of its share capital or cancel or reduce any liability for uncalled capital;

(q)	do or omit to do anything or acquiesce in any act or omission the effect of which could or might reasonably be expected to jeopardise its ability to meet its obligations under the Principal Indemnity and/or the security constituted by the Security Documents or any of them;

(r)	enter into any transaction otherwise than on arm’s length commercial terms;

(s)	approve and/or enter into contracts other than the Project Documents containing investments and/or financial expenditure of more than an aggregate annual amount of R1 million;

(t)	authorise and/or incur expenditure and investments beyond an aggregate annual amount of R1 million other than as provided for under the Project Documents;

(u)	undertake any “expansion” as described in clause 1.2.35 of the Concession Agreement involving expenditure in excess of R250 000 (two hundred and fifty thousand Rand); and

(v)	change its proprietary limited legal status and/or submit an-application in that regard to the Registrar of Companies (in South Africa or elsewhere) or pass a resolution for such change at a meeting of its Shareholders.

9.5	Maintenance of Value and Ratio Limits

The Borrower undertakes with each of the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will in respect of each Facility:
(a)	procure that at all times the subscription of the Shareholders to the issued share capital of the Borrower is such that the Debt-Equity Ratio is not breached;

(b)	ensure that the ratio limits described in schedule 8 are not exceeded and undertakings in respect of the same not breached.
9.6	Obligations of the Borrower in respect of any agreement with the Council

Without prejudice to or limitation of the rights and obligations of the Borrower or Lenders under the Project Documents, the Borrower shall obtain the written approval of the Majority Lenders (unless otherwise agreed) prior to reaching agreement with the Council on any matter that may have a material impact on the Borrower and/or a Material Adverse Effect.

10	CONDITIONS
10.1	(a)	The obligation of each Lender to make its Commitment available and to contribute to any Advance shall be subject to the condition that the Effective Agreement Date shall have occurred and that the Agent or its duly authorised representative shall have received no later than the Effective Agreement Date the documents and evidence specified in part B of schedule 3 to be supplied by such date in form and substance satisfactory to the Agent.
(b)	The obligation of each Lender to contribute to any Advance other than any Advance referred to in clause 10.1(a) above shall be subject to the condition that the Agent or its duly authorised representative shall have received no later than 7 (seven) Banking Days before the day on which the Drawdown Notice in respect of such Advance is given the documents and evidence specified in part A of schedule 3 in form and substance satisfactory to the Agent, unless the aforementioned documents and evidence have already been received under clause 10.1(a) above.
10.2	The obligation of each Lender to contribute to any Advance is subject to the further conditions that at the time of the giving of a Drawdown Notice for and at the time of the making of such Advance:
(a)	the representations and warranties set out in clause 8.1 (and so that the representation and warranty in clause 8.1(f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 9.1) are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default shall have occurred and be continuing unremedied and unwaived in accordance with the terms of this Agreement or would result from the making of such Advance.
10.3	The conditions specified in this clause 10 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Lenders in respect of the first or any other Advance without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance.
11	EVENTS OF DEFAULT
11.1	Each of the events set out below is an Event of Default (whether or not caused by any reason outside the control of the Borrower) :
(a)	Non-payment: the Borrower fails to pay any sum due from it under this Agreement in Rand within 7 (seven) Banking Days (unless such failure is due to the banking payment and/or settlement system by which the

Borrower is obliged to make such payment) at the time stipulated and in the manner provided for in this Agreement;
(b)	Breach of other obligations: the Borrower or the Sponsor commit any breach which has and/or is likely to have a Material Adverse Effect or omits (and such omission has and/or is likely to have a Material Adverse Effect) to observe or cause to be observed any of the obligations or undertakings expressed to be assumed by it under or in relation to this Agreement, including without limitation the Baseline Ratio Undertaking, (other than failure to pay any sum when due) or any of the Security Documents or Project Documents to which it is a party and, in respect of any such breach or omission which in the reasonable opinion of the Majority Lenders is capable of remedy, such action as the Agent may reasonably require shall not have been taken within 20 (twenty) days of the Agent notifying the Borrower or the Sponsor (as the case may be) of such default and of such required action;

(c)	Misrepresentation: any representation or warranty made or deemed to be made or repeated by the Borrower or the Sponsor in or pursuant to this Agreement or any of the Security Documents or Project Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the Security Documents or Project Documents is or proves to have been incorrect and in the reasonable opinion of the Majority Lenders has a Material Adverse Effect on the ability of the Borrower or of the Sponsor to perform all or any of their respective obligations under or otherwise to comply with the terms of this Agreement or any of the Security Documents or Project Documents;

(d)	Cross-default: any Indebtedness of the Borrower or of the Sponsor (which, in the case of the Sponsor, has a Material Adverse Effect) other than in respect of an Advance is not paid when due or becomes due and payable, or any creditor of the Borrower or of the Sponsor (which, in the case of the Sponsor, has a Material Adverse Effect) becomes entitled to declare any such Indebtedness due and payable, prior to the date when it would otherwise have become due or any guarantee or indemnity given by the Borrower or of the Sponsor (which, in the case of the Sponsor, has a Material Adverse Effect) in respect of Indebtedness or Borrowed Money is not honoured when due and called upon and is not discharged within 20 (twenty) days;
(e)	Consents and Authorisations: the Relevant Consents are modified in a manner unacceptable to the Majority Lenders and a Material Adverse Effect arises as a result of such modification or the Relevant Consents are not granted or are revoked or terminated or expire and are not renewed or otherwise cease to be in full force and effect and the aforementioned has a Material Adverse Effect;

(f)	Attachment or Process: a creditor attaches or takes possession of, or a judgment, execution or other process is levied or enforced against, any of the undertakings, assets, rights or revenues of the Borrower or of the Sponsor and is not discharged within 20 (twenty) days;

(g)	Insolvency:
(i)	the Borrower or of the Sponsor commits an act which if it were a natural person would be an act of insolvency within the meaning of Section 8 of the Insolvency Act, 1936, as amended or is deemed unable to pay its debts when they fall due or otherwise the Borrower or the Sponsor is wound-up (whether provisionally or finally and whether voluntarily or compulsorily) or placed under judicial management (whether provisionally or finally);

(ii)	the Borrower or the Sponsor becomes, or admits to being, unable generally to pay its debts as they fall due; or

(iii)	the Borrower or the Sponsor otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or
(h)	Compositions etc: any steps are taken, or negotiations commenced, by the Borrower, the Sponsor or by the creditors generally of the Borrower or of the Sponsor (or any class of them) with a view to proposing (under any enactment or otherwise) any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving the Borrower or of the Sponsor and their creditors generally (or any class of them);

(i)	Appointment in winding-up:
(i)	any person is appointed to wind-up or administer the Borrower or of the Sponsor or any part of their respective assets and/or undertaking;

(ii)	the directors of the Borrower or of the Sponsor request any person to appoint a person to wind-up or administer the Borrower or the Sponsor; or

(iii)	any other steps are taken to enforce any Encumbrance over all or any part of the assets and/or undertaking of the Borrower or of the Sponsor, or
(j)	Winding Up:
(i)	any meeting of the Borrower or of the Sponsor or their creditors is convened for the purpose of considering any resolution for its winding-up;

(ii)	the Borrower or of the Sponsor or their creditors passes such a resolution;

(iii)	any person makes an application for the winding-up of the Borrower or of the Sponsor and, if made by a creditor on vexatious or frivolous grounds, the same is not discharged or withdrawn within 20 (twenty) days; or

(iv)	an order for the winding-up of the Borrower or of the Sponsor is made, not being a winding-up or dissolution of the Borrower or the Sponsor involving an amalgamation or reorganisation on a solvent basis to which the Majority Lenders have given their written consent;

(k)	Dissolution: any corporate, legal or administrative proceedings are commenced with a view to the dissolution of the Borrower or of the Sponsor not being a dissolution involving an amalgamation or reorganisation on a solvent basis to which the Majority Lenders have given their prior written consent;

(1)	Analogous Proceedings: there occurs, in relation to the Borrower or of the Sponsor, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts they or any part of their assets is subject, any event which, in the opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 11.1(f) to 11.1(l) above (inclusive) or the Borrower or the Sponsors otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation and such proceedings are not withdrawn or discharged within 20 (twenty) days;

(m)	Cession of business: the Borrower or the Sponsor suspends or ceases or threatens to suspend or cease to carry on its business;

(n)	Seizure: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Borrower or the Sponsor are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government;

(o)	Unlawfulness: it becomes unlawful at any time for the Borrower or the Sponsor to perform all or any of their respective material obligations under this Agreement or any of the Security Documents and the parties to this Agreement are unable to agree on alternative arrangements within 15 (fifteen) Banking Days of the Lenders becoming aware of such illegality;

(p)	Repudiation: the Borrower or the Sponsor repudiates this Agreement or any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or any of the Security Documents;

(q)	Unenforceability: any of the Security Documents ceases to be enforceable on the terms provided for therein against any of the parties thereto for any reason;

(r)	Abandonment: the Project is abandoned or cancelled or any other event occurs which, in the reasonable opinion of the Majority Lenders indicates that the Project is unlikely to be completed (or if the Property has been destroyed or materially damaged, reinstated and completed);

(s)	Destruction: after the Effective Agreement Date and prior to the Repayment Date, the Property or the major Part of the Property is destroyed or substantially damaged and the Borrower has not paid for and/or provided the Majority Lenders with adequate undertakings to pay for the repairs and/or rebuilding or replacement costs in respect of such destruction and insurance will be insufficient to rebuild the Property within a reasonable time and/or fully compensate the Lenders for any loss;
(t)	Breach of Shareholders’ Agreement: any party to the Shareholders’ Agreement fails to comply with any of its obligations under the Shareholders’ Agreement and such failure would have a Material Adverse Effect on the Shareholders’ Agreement or the Agreement, or the Shareholders’ Agreement is terminated or otherwise ceases to be in full force and effect for any reason whatsoever,

(u)	Breach of Ownership Obligation: if any of the conditions in the Ownership Obligation ceases to be true;

(v)	Material adverse change: there occurs, in the reasonable opinion of the Majority Lenders, a material adverse change in the financial condition of the Borrower which results in and/or is reasonably likely to result in a breach of the Baseline Ratio Undertaking;

(w)	Material Events: any other event occurs or circumstances arises which, in the reasonable opinion of the Majority Lenders, is likely to have a Material Adverse Effect on the ability of the Borrower or the Sponsor to perform all or any of their respective obligations under or otherwise to comply with the terms of this Agreement or any of the Security Documents;

(x)	Merger without assumption: The Sponsor (i) consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Sponsor under this Agreement or any guarantee and/or undertaking in respect of this

Agreement pursuant to an agreement reasonably satisfactory to the Majority Lenders; or (ii) the creditworthiness of the resulting, surviving or transferee entity is, in the reasonable opinion of the Majority Lenders, materially weaker than that of the Sponsor immediately prior to such action;
(y)	Non-Sufficient Funding: at any time prior to the Final Drawdown, the amount of the projected Water Services Income, Commitments, Sponsor Subordinated Loan and Project Equity is less than the Project Costs still to be expended as shown in the Base Case Model and the Borrower fails within 90 (ninety) days to afford reasonable satisfaction to the Majority Lenders that sufficient funding and equity will be available to satisfy such Project Costs; or

(z)	Unfunded Costs: if any Unfunded Cost arises in excess of R2,5 million (two comma five million) and the Borrower fails to notify the Agent of the same, or fails to make a proposal to the Majority Lenders within 30 (thirty) days from date on which such Unfunded Cost arises, or fails to make any such proposal that is acceptable to the Majority Lenders, or (having made such a proposal which is accepted by the Majority Lenders) an amount equal to such Unfunded Cost is not committed and paid to the Borrower within 60 (sixty) days (or such longer period as may be agreed between the Majority Lenders and the Borrower) after the Borrower became aware or ought to have been aware of the relevant Unfunded Cost.
11.2	(i)	The Agent may and if so requested by the Majority Lenders shall, without prejudice to any other rights of the Lenders, at any time after the happening of an Event of Default so long as the same is continuing by written notice to the Borrower declare that:

(a)	the obligation of each Lender to make its Commitment available shall be terminated whereupon the Commitments shall be reduced to zero forthwith; and/or

(b)	the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

(c)	in any event notify the Council of the said Event of Default.
(ii)	Notwithstanding clause 11.2 (i) above the Lenders and Agent hereby confirm that they will not exercise the above remedies in the event of an Event of Default if the only Event of Default of the Borrower hereunder concerns a breach of its Ratio Undertakings unless at the time of such Event of Default the following applies: (i) the Historical ADSCR is less than or equal to 1:1 on both of the two most recent Ratio Test Dates; or (ii) the Forecast ADSCR is less than or equal to 1:1 on both of the two most recent Ratio Test Dates; or (iii) the Borrower has failed on three or more repayment dates as provided for in clause 5 within the previous eighteen Months to pay the full amount due under the Facilities.
12	TRUSTEE UNDERTAKING AND INDEMNITIES
12.1	Subject to clause 12.5 below, the Security Trustee irrevocably and unconditionally undertakes to make to the Lenders a full, prompt and complete payment of all of the Liabilities. As part of this Trustee Undertaking -
12.1.1	the Security Trustee acknowledges that this Trustee Undertaking is given on the basis that it constitutes a separate obligation enforceable against the Security Trustee whether or not the applicable Liabilities are enforceable against the Borrower when a claim is made under this undertaking;
12.1.2	the Security Trustee undertakes in favour of the Lenders and the Agent that whenever it receives a demand for payment of any Liability under this Trustee Undertaking from the Agent it will pay all amounts so claimed to the Agent on the basis that, subject to 12.5 below, the Security Trustee is liable for all those amounts as a primary obligation;

12.1.3	the Security Trustee undertakes to enforce the remedies available to it under the Principal Indemnity and/or the Security Documents, and such other remedies as may be available to it at law, promptly; and

12.1.4	the Security Trustee indemnifies the Lenders and the Agent against all losses, claims, liabilities, damages, costs or expenses which may be suffered by any of them in connection with any non-payment by the Security Trustee of a Liability in accordance with the provisions of this clause 12.1.
12.2	This Trustee Undertaking is a continuing security and shall remain in force notwithstanding any fluctuation in or extinction for any period whatever of any of the Liabilities or any intermediate payment in whole or in part of any of the Liabilities. This Trustee Undertaking shall continue to apply to the remaining balance of the Liabilities until the Liabilities have been extinguished in full.

12.3	Where any discharge (whether in respect of any amounts guaranteed by this Trustee Undertaking, this Trustee Undertaking itself, any security to which the Security Trustee is entitled in terms of this clause or otherwise) is made in whole or in part or any arrangement is made on the basis of any payment or other disposition which is made void or must be repaid on a winding-up of the Borrower or otherwise, the liability of the Security Trustee under this Trustee Undertaking shall continue as if there had been no such discharge or arrangement. The Agent shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to be voided or repaid.
12.4	The Security Trustee waives any right that it may have to first require the Lenders or the Agent to proceed against or claim payment from the Borrower or any third party or enforce any guarantee or security granted by the Borrower or any third party before claiming under this Trustee Undertaking.

12.5	The maximum amount recoverable from the Security Trustee under this Trustee Undertaking shall be limited to the amount recovered by the Security Trustee pursuant to enforcement by the Security Trustee of its rights under the Principle Indemnity and/or the Security Documents and/or at law.

12.6	This Trustee Undertaking shall be in addition to any other undertakings, guarantees or other securities or suretyships which the Lenders and/or the Agent may obtain in relation to the Liabilities or any of them. The rights of the Lenders and/or the Agent under this Trustee Undertaking are in addition to and not diminished or otherwise affected by any other rights provided by law.

12.7	The Security Trustee renounces any benefits to which it may be entitled in law as a result of this undertaking including, without limitation, the benefits of division, cession of action, provision of accounts and no value received. The Security Trustee acknowledges that it is fully aware of the meaning and effect of those benefits.

12.8	The Security Trustee shall promptly furnish to the Agent any information which comes into its possession or control in its capacity as Security Trustee that the Agent requests.

12.9	The Security Trustee authorises the Agent -
12.9.1	to set off any amount owing by the Security Trustee under the Trustee Undertaking against any amount owing to the Security Trustee by the Lenders or the Agent (whether or not then due);

12.9.2	to retain or withhold payment of any amount due by the Lenders or the Agent to the Security Trustee in or towards payment of all or any part of the Liabilities.
12.10	Subject to clause 16.13, the Borrower shall and hereby does indemnify the Security Trustee against any claim, loss, liability, costs, expenses or damages, including legal costs as between attorney and own client, which it may suffer or incur by reason of, or arising out of or in the enforcement of the Trustee Undertaking, save where the same arises due to the negligent act and/or omission of the Lenders and/or the Agent or due to the gross negligence or wilful misconduct of the Security Trustee and the indemnity given by the Borrower in this clause 12.10 shall be the “Principal Indemnity”.

12.11	The Borrower undertakes to pay the Security Trustee on first demand in writing, unconditionally and without objection or qualification, any amount which the Security Trustee may be called upon to pay hereunder, subject to the following :
12.11.1	such amount has been demanded from the Borrower under this Facility Agreement by the Agent;

12.11.2	such amount has been demanded from the Security Trustee under the Trustee Undertaking as a consequence of the failure by the Borrower to make timeous payment of the relevant amount under this Facility Agreement; and

12.11.3	the Borrower has received copies of the claim made by the Agent on behalf of the Lenders under the Trustee Undertaking.
12.12	Any payment made by the Borrower under its Principal Indemnity shall discharge its liability in like amount for the underlying obligations under this Facility Agreement to which that payment relates.

12.13	The obligation of the Borrower and liability under the Principal Indemnity shall continue and remain in full force and effect as a continuing security and indemnity until such time as -
12.111	the Security Trustee is entirely and finally released and discharged from its obligations under the Trustee Undertaking;

12.13.2	the Borrower has discharged all of its obligations under this Principal Indemnity, and the Borrower shall not be entitled to withdraw from or terminate this Principal Indemnity until the Security Trustee has been finally released and discharged and the Trustee Undertaking has been cancelled.

12.14	As security for its obligations under its Principal Indemnity, the Borrower shall provide the following security to the Security Trustee -
12.14.1	a general notarial bond covering all of the Borrower’s movable assets both corporeal and incorporeal, in the Agreed Form;

12.14.2	when from time to time so required by the Security Trustee, a special notarial bond (as a collateral bond), in the form set out in part II of schedule 13, over the specific corporeal movable assets of the Borrower specified by the Lenders or the Agent and any amendment of such special notarial bond to supplement the corporeal movable assets hypothecated under it;

12.14.3	a cession in securitatem debiti of the Borrower’s rights and interests under the Project Documents (other than its Memorandum and Articles of Association), in the Agreed Form; and

12.14.4	any further security reflected in further Security Documents entered into at any time by or on behalf of the Borrower as security for the payment and discharge of the Secured Obligations, in each case in the Agreed Form.
The security contemplated in this clause, other than that in clause 12.14.2 (which will be executed and registered as provided for in that clause) and in clause 12.14.4 (which shall be executed and, if applicable, registered as and when agreed by the Borrower and the Agent), shall be executed together with execution of this Agreement and where applicable, registered forthwith thereafter.

12.15	In addition, the Borrower undertakes to -
12.15.1	execute and give effect to the Golden Share Agreement; and

12.15.2	to procure the execution of a Pledge of Shares and Cession of Claims Agreement and a Guarantee Agreement from each Shareholder in the Agreed Form, which the Shareholders shall give in favour of the Security Trustee in respect of all the ordinary issued shares in the Borrower held by the Shareholders as at the date of this Agreement and any other ordinary issued shares in the Borrower acquired by the Shareholders from time to time and the Borrower undertakes to do everything within its power to give effect to each Pledge of Shares and Cession of Claims Agreement and each Guarantee Agreement in the Agreed Form; provided that in respect of the pledge and cession of shares by Sivukile, the Borrower shall only be obliged to procure from Sivukile a pledge and cession of ordinary issued shares in the Borrower owned or from time to time acquired by Sivukile in excess of 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower.
12.16	The rights of the Lenders and the Agent under this clause may be exercised as often as necessary, are cumulative and are not exclusive of any rights under law.

12.17	The liability of the Security Trustee under the Trustee Undertaking and the liability of the Borrower under the Principal Indemnity, shall not be prejudiced, affected or diminished by :
12.17.1	any amendment or variation to any of the terms of this Facility Agreement or any Project Document;

12.17.2	any indulgence which any Lender or the Agent may grant to the Borrower. No such indulgence shall constitute a waiver of any of the rights of the Lenders or the Agent and they shall not be precluded by such indulgence from exercising any rights against the Borrower which may have arisen in the past or which may arise in the future;

12.17.3	the taking, variation, compromise, renewal, release or failure to perfect or enforce any rights or remedies or securities against the Borrower or any other person, by the Lenders or the Agent;

12.17.4	the winding-up or any change in the name or constitution of the Borrower or any other person.
12.18	Neither the Agent nor the Security Trustee shall be obliged to enquire into or satisfy itself of the powers or authority of the Borrower or its officers or agents in connection with this Agreement or any of the Liabilities and anything done in the exercise of any such powers or authorities by any person providing reasonable evidence that such person is representing the Borrower shall give rise to a Liability binding on the Borrower.

12.19	A certificate signed by any manager of the Agent (whose appointment and authority it shall not be necessary to prove) setting forth the amount of any Liability and setting out in reasonable detail the basis of calculation thereof, shall in the absence of manifest error be prima facie evidence of the amount of that Liability.

12.20	The Borrower indemnifies each Lender, the Agent and the Security Trustee without prejudice to any of their other rights under this Agreement and/or the Security Documents, against any loss or expense which such Lender, the Agent or the Security Trustee shall reasonably certify as sustained or incurred by it as a consequence of (a) any default in payment by the Borrower of any sum under this Agreement or the Security Documents when due, (b) the occurrence of any Event of Default, (c) any prepayment of the Loan or part thereof being made under clause 13.1, 13.2 or 13.3 otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or (d) any Advance not being made for any reason (excluding any default by the Agent, Security Trustee or any Lender) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or any part thereof.
13	UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES
13.1	If any law, directive, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon a Lender which comes into effect after the date of this Agreement (whether or not in force before the date of this Agreement) renders it unlawful or contrary to any directive or regulation for such Lender to contribute to the Loan or to maintain or fund its Contribution, such Lender shall promptly inform the Agent whereupon the Agent shall forthwith notify the Borrower and the Security Trustee. If it shall so be unlawful or contrary to any directive or regulation for such Lender to contribute to the Loan its Commitment shall be reduced to zero. If it shall so be unlawful or contrary to any directive or regulation for such Lender to maintain or fund its Contribution the Agent shall, at the request and on behalf of such Lender, give notice to the Borrower requiring the Borrower to prepay the Contribution of such Lender either (a) forthwith or (b) on a future specified date not being earlier than the latest date permitted by such law, directive, regulation, regulatory requirement, judgment, order or direction and the Borrower shall prepay such Lender’s contribution in accordance with and subject to the terms of such notice and the provisions of clauses 13.4 and 13.5.

Without prejudice to the reduction of such Lender’s Commitment to zero or the obligation of the Borrower to make such prepayment, the Borrower, the Agent and such Lender shall negotiate for a period not exceeding 30 days with a view to such Lender making available its Commitment and/or maintaining its Contribution in whole or part in a manner which is not unlawful or contrary to any directive or regulation.

13.2	If the result of any change in, or the introduction of, any law, regulation or regulatory requirement or any change in the interpretation or application thereof or compliance by any Lender with any direction, request or requirement (whether or not having the force of law) of any central bank, monetary, regulatory or other authority (including, in each case, without limitation, those relating to Taxation, capital adequacy, liquidity, reserve assets and special deposits) is to :
(a)	subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income or profits of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

(b)	increase the cost to, or impose an additional cost on, any Lender in making or keeping its Commitment available or maintaining or funding its Contribution; and/or

(c)	reduce the amount payable or the effective return to any Lender under this Agreement; and/or

(d)	reduce any Lender’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under this Agreement; and/or

(e)	require any Lender to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under this Agreement, then and in each such case but provided the aforementioned sub-paragraphs (a) to (e) above do not arise as a result of any negligent action or inaction of the Majority Lenders and reasonable action carried out by the Majority Lenders would not, in the reasonable opinion of the Majority Lenders, cause and/or enable all or any of the effects in sub-paragraphs (a) to (e) above to be averted:
(i)	such Lender shall notify the Borrower through the Agent in writing of such event promptly upon such Lender becoming aware of the same; and
(ii)	the Borrower shall, on reasonable demand, pay to the Agent for the account of such Lender on the relevant Interest Payment Date the amount which such Lender specifies including, without limitation, any historical costs (in a certificate setting forth the basis of the computation and Interest Payment Date of such amount but not including any matters which such Lender regards as confidential in relation to its funding arrangements) is required to compensate such Lender for such increased cost, reduction, payment or forgone return; and
(iii)	the Borrower may, at any time after receipt of such demand and certificate, notify the Agent that it will prepay all (but not part only) of such Lender’s Contribution whereupon the Borrower shall prepay to the Agent for the account of such Lender such

Lender’s Contribution in accordance with and subject to the provisions of clauses 13.4 and 13.5.
For the purpose of this clause 13.2 each Lender shall in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

Nothing in this clause 13.2 shall entitle any Lender to compensation for any such increased cost, reduction, payment or forgone to the extent that the same is the subject of an additional payment under clause 7.3 to the extent that the same arises solely by reason of such Lender ceasing to be an authorised dealer, otherwise than as a consequence of any change in law (which term shall include a change in the terms of any relevant double taxation treaty) or its application or interpretation.

Notwithstanding the above provisions of this clause 13.2, the Borrower shall not be obliged to compensate any Lender in respect of any such increased cost, reduction, payment or forgone return which arises as a consequence of any law or directive implementing the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 to the extent that the impact of such law or directive can reasonably be calculated or envisaged at the date of this Agreement.
13.3	(a)	If and whenever, at any time prior to the commencement of any Interest Period :
(i)	the Agent shall have determined, after consultation with the Reference Bank (which determination subject to applicable law shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining JIBAR or the Reference Rate during such Interest Period;

(ii)	no Reference Bank supplies the Agent with a quotation for the purpose of calculating JIBAR or the Reference Rate; or
(iii)	the Agent shall have received notification from Lenders that deposits in Rand are not available to such Lenders in the Johannesburg Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or that the quotations for JIBAR or the Reference Rate supplied by the Reference Bank do not accurately reflect the cost to such Lenders of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrower and to each of the Lenders. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitments of all the Lenders shall not be borrowed until notice to the contrary is given to the Borrower by the Agent.

(b)	Subject to clause 13.3(d) below, during the period of 10 (ten) days after any Determination Notice has been given by the Agent under clause 13.3(a), the Lenders shall certify (having consulted with the Borrower) an alternative basis (the “Substitute Basis”) for the continuation of the Loan. The Substitute Basis may (subject to the consent of the Borrower, which consent shall not be unreasonably withheld and/or delayed) include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to each of the Lenders equivalent to the Margin. The Substitute Basis shall, subject to the consent of the Borrower, such consent not to be unreasonably withheld and/or delayed, be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice.

(c)	During the period when a Substitute Basis is in force the Agent and the Borrower shall consult not less frequently than once every 30 (thirty) days with a view to reverting to the other provisions of this Agreement as soon as practicable.
(d)	If the Borrower determines that it does not wish to continue to borrow the Loan or the part thereof to which a Substitute Basis applies it shall so notify the Agent within 10 (ten) days of receipt of the certificate specifying such Substitute Basis, whereupon the Borrower shall forthwith prepay the Contribution of each Lender in accordance with and subject to the provisions of clauses 13.4 and 13.5 together with accrued interest to the date of prepayment, calculated from the date specified in the Determination Notice at a rate per annum equal to the rate certified by such Lender to be an interest rate equivalent to the aggregate of (i) the Margin and (ii) the cost to such Lender of funding its Contribution or the relevant part thereof during the period commencing on the date specified in the Determination Notice and ending on the date of prepayment.
13.4	When the Contribution of any Lender is prepaid by the Borrower pursuant to this clause 13 the Commitment of such Lender shall be reduced to zero, the amount of each repayment instalment, if any, of the Loan falling due after such prepayment shall be rateably reduced and the Borrower shall, at the time of such prepayment, pay to the Agent for the account of such Lender accrued interest thereon to the date of actual payment, any additional amount payable under clause 13.2 and all other sums payable by the Borrower to such Lender pursuant to this Agreement, including, without limitation, any amounts payable under clause 12.
13.5	When the Commitment of any Lender is reduced to zero pursuant to this clause 13, the undrawn amount of the total of the Commitments of all the Lenders shall be reduced by the undrawn amount of such Lender’s Commitment and the Borrower shall pay to the Agent for the account of such Lender within 30 days of such date accrued commitment commission on the principal amount the subject of such reduction calculated to the date upon which such Lender’s Commitment was so reduced to zero.
14	SET-OFF AND PRO RATA PAYMENTS
14.1	Subject to the terms of clause 9.3, and provided the below referred to Sum Due is not in the Income Account and available to the Lenders at the time such Sum Due is due, the Borrower authorises the Agent and each Lender to apply any credit balance to which the Borrower is then entitled on any Project Account in or towards satisfaction of any sum then due and payable (the “Sum Due”) from the Borrower to, in the case of the Agent, the Agent and/or the Lenders and, in the case of such Lender, such Lender under this Agreement. For this purpose the Agent and each Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. Neither the Agent nor any Lender shall be obliged to exercise any right given to it by this clause 14.1. The Agent shall notify each Lender and the Borrower and each Lender shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Lenders.
14.2	If at any time the proportion which any Lender (the “Recovering Lender”) has received or recovered (otherwise than from an Assignee, a Substitute or a sub-participant in such Contribution of the Lender) in respect of its share of any payment to be made for the account of the Recovering Lender and one or more other Lenders under this Agreement is greater (the amount of the excess being referred to in this clause 14.2 as the “excess amount”) than the proportion of the share of such payment received or recovered by the Lender receiving or recovering the smallest or no proportion of its share, then :

(a)	within two Banking Days of such receipt of recovery, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to the excess amount;
(b)	the Agent shall treat such payment as if it were part of the payment to be made by the Borrower and shall distribute the same in accordance with the last sentence of clause 7.1; and
(c)	as between the Borrower and the Recovering Lender the excess amount shall be treated as not having been paid.
Each Lender shall forthwith notify the Agent of any such receipt or recovery by such Lender other than by payment through the Agent. If any excess amount subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Agent under (a) above each Lender to which any part of such amount was distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender’s pro rata share of the amount which has to be refunded by the Recovering Lender. Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 14.2. Notwithstanding the foregoing provisions of this clause 14.2 no Recovering Lender shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Agent).
14.3	For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 14.2 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 14.2.

14.4	The provisions of this clause 14 shall not and shall not be construed so as to, constitute a security interest by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 14.2.
15	ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES
15.1	This Agreement shall be binding upon and enure for the benefit of, the Lenders, the Agent, the Security Trustee and the Borrower and their respective successors.
15.2	The Borrower may not assign or transfer any of its rights or obligations under this Agreement.
15.3	Each Lender may cede all of its rights to receive repayments whether of interest or principle under the Loan in respect of its Contribution to any other bank or financial institution (an “Assignee”) without the consent of any party provided as a result of such cession, such Assignee does not become a Lender hereunder and the Agent informs the Borrower of such cession.
15.4	Subject to the consent of the Borrower which consent shall not be unreasonably withheld and/or delayed, each Lender may assign and transfer, all or any part of its Commitment with all attendant rights, benefits and/or obligations under this Agreement to another person (a “Substitute”). Any such assignment and transfer shall be effected upon 5 Banking Days prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by such Lender, the Substitute, the Borrower and the Agent (for itself, the Security Trustee and the other Lenders). On the Effective Substitution Date specified in a Substitution Certificate so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the assignment and transfer effected pursuant to this clause 15.4 :
(a)	the existing parties to this Agreement and the Lender party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement (“discharged obligations”) and their respective rights against one another under this Agreement (“discharged rights”) shall be cancelled;
(b)	the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Lender; and
(c)	the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Lender, and, on the date upon which such assignment and transfer takes effect, the Substitute shall pay to the Agent for its own account a reasonable fee determined by the Agent. The Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Borrower and the Security Trustee.
15.5	The Agent, the Security Trustee and the Borrower shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Lender and the Substitute and neither the Agent, the Security Trustee or the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitute Certificate if it proves to be the case that the same was not authentic or duly authorised.
15.6	The Borrower, the Security Trustee and each Lender irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrower, the Security Trustee or such Lender except, in the case of the Borrower, the consent required pursuant to clause 15.4.
15.7	If any Lender cedes all or any part of its rights or assigns or transfers all or any part of its rights, benefits and obligations as provided for in clause 15.3 or 15.4, all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to such Lender and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.
15.8	Each Lender shall lend through its office at the address specified in schedule I or, as the case may be, in any relevant Substitution Certificate or through any other office of such Lender selected from time to time by such Lender through which such Lender wishes to lend for the purposes of this Agreement. If the office through which a Lender is lending is changed pursuant to this clause 15.8, such Lender shall notify the Agent promptly of such change and the Agent shall likewise so notify the Security Trustee.
15.9	Subject to clause 18.7 below, any Lender may disclose to a prospective Assignee or Substitute or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement such information about the Borrower as such Lender shall consider appropriate.
16	AGENT, SECURITY TRUSTEE AND REFERENCE BANK
16.1	Each Lender irrevocably appoints the Agent as its agent for the purposes of this Agreement and authorises the Agent to act solely on the instructions of the Majority Lenders and take such action on such Lender’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement together with such powers and discretions as are reasonably incidental thereto. Neither the Agent nor the Security Trustee shall have any duties, obligations or liabilities to the Lenders beyond those expressly stated in this Agreement and the Security Documents to which they are a party.

16.2	(a)	Subject to clause 16.2(b), the Agent may, with the written consent of the Majority Lenders (or if and to the extent expressly authorised by the other provisions of this Agreement), amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement. Any such action so authorised and effected by the Agent shall be promptly notified to the Lenders by the Agent and shall be binding on all the Lenders.
(b)	Except with the prior written consent of all the Lenders (and of the Security Trustee in respect of item (vi)), the Agent shall not have authority on behalf of the Lenders to agree with the Borrower any amendment to this Agreement or (without limitation) carry out any action which would (i) reduce the Margin, (ii) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under this Agreement, (iii) change the currency in which any amount is payable under this Agreement, (iv) increase the Commitment of any Lender, (v) extend the Drawdown Period, (vi) change the definition of “Majority Lenders” in clause 1.2 (vi) do any thing or cause any thing to be done which may adversely affect the rights of the Lenders and/or the Security Trustee under the Security Documents; (vii) change this clause 16.2.
16.3	With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Lenders” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.4	Neither the Agent nor the Security Trustee shall:
(a)	be obliged to request any confirmation, certificate, opinion, information or valuation under clause 9 to verify that any costs to be financed by a Drawdown of an Advance are Eligible Costs or to make any enquiry as to the use of the proceeds of the Loan unless so required in writing by any Lender, in which case the Agent shall promptly make the appropriate request of the Borrower, or be obliged to make any enquiry as to any default by the Borrower or the Sponsor in the performance or observance of any of the provisions of this Agreement or as to the existence of an Event of Default, unless the Agent or the Security Trustee has actual knowledge thereof or has been notified in writing thereof by a Lender, in which case the Agent or the Security Trustee shall promptly notify the Lenders of the relevant event or circumstance; or
(b)	be liable to any Lender for any action taken or omitted under or in connection with this Agreement, the Security Documents or the Loan unless caused by their or its gross negligence or wilful misconduct.
For the purposes of this clause 16 the Agent and the Security Trustee shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the corporate lending or loan administration departments of the person for the time being acting as the Agent, or the Security Trustee may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Agent, or the Security Agent for the Borrower or the Sponsor or any of their respective Subsidiaries or associated or Affiliated Companies.

16.5	The Agent and/or the Security Trustee shall:
(a)	promptly notify each Lender of the contents of each notice, certificate or other document received by the Agent or the Security Trustee from the

Borrower under or pursuant to this Agreement, the Security Documents and/or the Project Documents;
(b)	(subject to its being indemnified by the Lenders to its satisfaction) take such action or, as the case may be, refrain from taking such action with respect to any Event of Default of which the Agent or the Security Trustee has actual knowledge as the Majority Lenders may reasonably direct; and
(c)	upon receipt of any Drawdown Notice the Agent shall promptly notify and provide the Lenders with a certified copy of the same.
16.6	The Agent and the Security Trustee may deem and treat (a) each Lender as the person entitled to the benefit of the Contribution of such Lender for all purposes of this Agreement and the Security Documents unless and until a notice of assignment of such Lender’s Contribution or an part thereof or a duly completed and executed Substitution Certificate shall have been filed with the Security Trustee and (b) the office set opposite the name of each Lender in schedule I or, as the case may be, in any relevant Substitution Certificate as such Lender’s office for the purposes of the Facility unless and until a written notice of change of office shall have been received by the Security Trustee; and the Agent and/or Security Trustee may act upon any such notice unless and until the same is superseded by a further such notice.
16.7	The Lenders shall provide the Agent and the Security Trustee with such written information as they may reasonably require for the purpose of carrying out their respective duties and obligations under this Agreement.
16.8	Each Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Agent or the Security Trustee to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent or the Security Trustee and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrower and of the Sponsors and its own independent investigation of the financial conditions and affairs of the Borrower and of the Sponsor in connection with the making and continuation of the Loan under this Agreement.

Neither the Agent nor the Security Trustee shall have any duty or responsibility, either initially or on a continuing basis:
(a)	to provide any Lender with any credit or other information with respect to the Borrower or of the Sponsor whether coming into their or its possession before the making of any Advance or at any time or times thereafter, other than as provided in clause I6.5(a); or
(b)	to ascertain whether all deeds and documents which should have been deposited with the Security Trustee under or pursuant to the Security Documents have been so deposited with it, nor to make any enquiry into the title of the Borrower to the Secured Assets or any part thereof.
16.9	Neither the Agent nor the Security Trustee shall have any responsibility to any Lender (a) on account of the failure of the Borrower or of the Sponsor to perform their respective obligations under this Agreement and/or the Security Documents or any of them or (b) for the financial condition of the Borrower or the Sponsor or (c) for the completeness or accuracy of any statements, representations or warranties in this Agreement or the Security Documents or any of them or any document delivered under this Agreement or the Security Documents or (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or the Security Documents or any of them or of any certificate, report or other document executed or delivered under this Agreement or the Security Documents or any of them or (e) to investigate or make any enquiry into the title of the Borrower to the Secured Assets or any part thereof or (f) to ascertain whether all deeds and documents which should have been deposited with it or under or pursuant to this Agreement or the Security Documents or any of them have been so deposited or (g) for the failure to register the Security Documents or any of them at the relevant Deeds Registry or elsewhere or (h) for the failure to register the Security Documents or any of them in accordance with the provisions of the documents of title of the Borrower to any of the Secured Assets of (i) of the failure to effect or procure the registration of any floating charge created by the Security Documents or any of them under any relevant legislation against any land for the time being forming being part of the Secured Assets of (j) for the failure to take or require the Borrower to take any steps to render the Security Documents or any of them effective as regards Secured Assets outside South Africa or to secure the creating of any ancillary charge under the laws of the jurisdiction concerned or (k) otherwise in connection with the Loan or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Lenders. The Agent and the Security Trustee shall be entitled to rely on any communication, instrument or document believed by them to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by them and in particular, but without limitation, to rely on the opinion, advice and statements of the Lenders’ Technical Adviser as to any matter relevant to the Project or the Property.
16.10	The Agent may, without any liability to account to the Lenders, accept deposits from, lend money to and generally engage in any kind of banking or trust business with, the Borrower, the Sponsor or any of their respective Subsidiaries or associated companies or any of the Lenders as if it were not an Agent.
16.11	The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Secured Assets deposited with it under or pursuant to the Security Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any Advocate, Notary, Attorney, solicitor, lawyer or firm and may make any such reasonable arrangements for allowing the Borrower access to, or its lawyers or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession except in the case of gross negligence or wilful misconduct.
16.12	Each Lender shall reimburse the Security Trustee and Agent (rateably in accordance with its Commitment or Contribution), to the extent the Agent or Security Trustee are not reimbursed by the Borrower, for the charges and expenses incurred by the Agent or the Security Trustee (as the case may be) in connection with the negotiation, preparation, syndication and execution of this Agreement and the Security Documents and the preparation and distribution of the Information Memorandum and advertising in connection with this Agreement, the enforcement of, or the preservation of any rights under, or in carrying out its duties under, this Agreement and the Security Documents including (in each case) the fees and expenses of legal or other professional advisers including, without limitation, the Lenders’ Advisers. Each Lender shall indemnify the Agent and the Security Trustee (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent or the Security Trustee in connection with this Agreement and/or the Security Documents or the performance of their duties under this Agreement and/or the Security Documents or any action taken or omitted by the Agent or the Security Trustee under this Agreement and/or the Security Documents, unless such liabilities, damages, costs or claims arise from the gross negligence or wilful misconduct of the Agent or the Security Trustee (as the case may be).
16.13	Nothing in this Agreement shall in any case where the Agent or the Security Trustee has failed to show the degree of care and diligence which would have been required of it had it acted as trustee (in the Agent’s case) or is required of it (in the Security Trustee’s) having regard to the provisions of this Agreement and/or the Security Documents or any of them exempt the Agent and/or the Security Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Agreement and/or the Security Documents or any of them.
16.14	(a)	Subject to completion of a form by the successor Agent and/or Security Trustee (as the case may be) in or substantially in the form of either respectively part 1B or part 2 of schedule 12 hereto (with a copy thereof, provided to each of the Lenders and the Borrower), each of the Agent or the Security Trustee may, on 60 (sixty) days written notice, be removed by the Majority Lenders or may retire from its appointment as Agent or Security Trustee under this Agreement and/or the Security Documents having given to the Borrower and each of the Lenders not less than 30 (thirty) banking days notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Lenders as a successor as Agent or as Security Trustee for the purpose of this Agreement:
(i)	a Lender nominated by the Majority Lenders or, failing such a nomination;
(ii)	any reputable and experienced bank or financial institution with offices in Johannesburg nominated by the Lenders in consultation with the Borrower.
(b)	Upon any such successor as aforesaid being appointed and subject to appropriate arrangements having been made in relation to the Security Documents to the satisfaction of the Lenders (in the event of a removed or retiring Security Trustee), the removed or retiring Agent or the removed or retiring Security Trustee (as the case may be) shall save for any undischarged obligation which may have arisen prior to such removal or retiring be discharged from any further obligation under this Agreement and/or the Security Documents and its successor and each of the parties to this Agreement and the Security documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent or Security Trustee.
16.15	If (a) the whole of the Contribution (if any) of any Reference Bank which is a Lender is prepaid, (b) the whole Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 13 or (c) a Reference Bank cedes, transfers, novates and/or assigns the whole of its rights and obligations (if any) as a Lender under this Agreement, the Agent may, acting on the instructions of the Majority Lenders, terminate the appointment of such Reference Bank and appoint another Lender to replace such Reference Bank.
17	ENFORCEMENT AND APPROPRIATIONS
17.1	Moneys received by the Security Trustee after the Enforcement Date pursuant to the exercise of any of its rights and powers under or pursuant to the Principal Indemnity and/or Security Documents or any of them shall, subject to clause 12 above, be reasonably applied by the Security Trustee (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority to the Secured Obligations) in the following manner and order:
(a)	First in or towards payment or satisfaction of all costs, charges, expenses and liabilities, incurred and payments made by the Security Trustee and all remuneration payable to the Security Trustee, or the Agent, under or pursuant to this Agreement and the Security Documents and any costs incurred in recovering possession of any Secured Assets;
(b)	Secondly, in or towards payment of any moneys due or owing to the Agent under this Agreement;
(c)	Thirdly, in or towards payment of any interest accrued in respect of the Loan;

(d)	Fourthly, in or towards repayment of the Loan;
(e)	Fifthly, in or towards payment of any other sums due to the Lenders under this Agreement and/or the Security Documents of any of them; and
(f)	Lastly, the surplus (if any) shall be paid to the Borrower or other person entitled to it, save that the Security Trustee may credit the same to a suspense account for so long and in such manner as the Security Trustee may from time to time determine and retain the same for such period as the Security Trustee considers expedient.
17.2	If the Borrower, with such consents as are required under the terms of this Agreement, disposes of the Property or any interest therein, then the proceeds of such disposal shall be treated as a prepayment in accordance with the provisions of clause 5.2.
18	NOTICES AND OTHER MATTERS
18.1	Every notice, request, demand or other communication under this Agreement shall be in English and shall:
(a)	be in writing delivered personally or sent by registered or certified mail, return receipt requested, or sent by facsimile followed promptly by the original delivered by hand or registered or certified mail, return receipt requested;
(b)	unless received earlier, be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or 7 (seven) days after it has been put into the post in South Africa provided such posting is certified or registered; and
(c)	be sent :

(i)	to the Borrower at: 16 Branders Street Nelspruit, 1200 Facsimile: (013) 755-2618

Attention: The Managing Director

(ii)	to DBSA at: 1258 Lever Road Headway Hill Midrand Facsimile: (011) 313-3629

Attention: Manager: Private Sector Investments Unit

(iii)	to each Lender at its address specified in schedule 1 or in any relevant Substitution Certificate

(iv)	to the Security Trustee at: 3rd Floor 1 Newtown Avenue Killarney, 2193 Facsimile: (011) 480-1774

Attention: Head: Project Management
or to such other address as is notified by the Borrower, the Agent, the Security Trustee or a Lender (as the case may be) to the other parties to this Agreement.

18.2	Every notice, request, demand or other communication under this Agreement to be given by the Borrower to any Lender shall be given to the Agent for onward transmission as appropriate and to be given to the Borrower by any Lender shall (except as otherwise provided in this Agreement) be given to the Agent for onward transmission as appropriate.

18.3	No failure or delay on the part of the Agent, the Security Trustee, the Lenders or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Security Trustee the Lenders or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.
18.4	The terms of this Agreement may not be varied, deleted, supplemental or otherwise changed other than by the written agreement of all the parties hereto.
18.5	The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.
18.6	(a)	This Agreement (including the documents and instruments referred to herein) supersedes all prior representations, arrangements, understandings and agreements between the parties (whether written or oral) relating to the subject matter hereof and sets forth the entire complete and exclusive agreement and understanding between the parties hereto relating to the subject matter hereof.
(b)	Each party warrants to the other that it has not relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement.
18.7	(a)	Confidential Information
Each of the Borrower, Lenders, the Agent and the Security Trustee agrees, for itself and its respective directors, officers, employees, servants and agents, to keep confidential and not to disclose to any person (save as provided for in this Agreement) any confidential or proprietary information (including, without limitation, the Project Documents, Security Documents and all related documents, the Base Case Model, any Project Budget, computer, records, specifications, formulae, evaluations, methods, processes, technical descriptions, reports and other data, records, drawings and information) provided to or arising or acquired by it pursuant to the terms or performance of this Agreement or any other Project Documents (including without limitation any such documents or information supplied in the course of proceedings under the disputes resolution procedure under any Project Documents) or Security Documents together the “Confidential Information”).
(b)	Exceptions

Notwithstanding clause 18.7(a), the Borrower, Lenders, the Agent and the Security Trustee (the Lenders, the Agent and the Security Trustee or any of them hereinafter in this clause referred to as the “Lending Parties”), as the context requires, shall be entitled to disclose the whole or any part of the Confidential Information:
(i)	to any Lender, Agent or Security Trustee, Borrower or to their directors, officers, employees, servants, subcontractors, agents, auditors or professional advisers to the extent necessary to enable it or them to perform (or to cause to be performed) or to enforce any of its or their rights or obligations under any of the Project Documents, the Security Documents, this Facility Agreement and in respect of the Lending Parties all related documents or (as the case may be) to assess whether or not to become a Lender, Agent and/or Security Trustee;
(ii)	when required to do so by law or regulation by or pursuant to the rules or any order having the force of law of any court, association or agency including without limitation the London Stock Exchange and/or the Johannesburg Stock Exchange or any successors thereof or other agency of competent jurisdiction or any governmental agency;
(iii)	to the extent that the Confidential Information has, except as a result of a breach of confidentiality, become publicly available or generally known to the public at the time of such disclosure;

(iv)	to the extent that the Confidential Information is already lawfully in the public domain and/or lawfully in the possession of the recipient or lawfully known to him prior to such disclosure;
(v)	subject to the consent of the Borrower in the event that disclosure is by the Lending Parties and subject to the consent of the Agent (acting on the advice of the Lenders) in the event that disclosure is by the Borrower such consent in either case not to be unreasonably withheld and/or delayed, to the extent that it has acquired the Confidential Information from a third party who is not in breach of any obligation as to confidentiality to the other party;
(vi)	to the extent permitted by any of the Project Documents, Facility Agreement, Security Documents or any related documents; or
(vii)	subject to the consent of the Borrower in the event that disclosure is by the Lending Parties and subject to the consent of the Agent (acting on the advice of the Lenders) in the event that disclosure is by the Borrower such consent in either case not to be unreasonably withheld and/or delayed to the extent that any of the parties wishes to use any non-commercially sensitive Confidential Information for the purposes of marketing and/or promotion of its business activities;
(c)	Third Parties

If requested by any party, the party to whom a request is made (the “Disclosing Party”) shall, if it is reasonable so to do, and without prejudice to and/or limitation of its rights and obligations hereunder, use reasonable endeavours to obtain from any third party to whom the Disclosing Party intends to disclose Confidential Information, an undertaking in or substantially in the form of this clause 18.7 not to disclose Confidential Information to any other person.
(d)	Survival

The terms of this clause 18.7, shall remain in force and survive the termination, cancellation, rescission or acceleration or any other provisions which ends and/or purports to end in whole or in part the other rights and obligations of the parties to each other under this Agreement.

(e)	Remedies

Without prejudice to any other rights and remedies that the other party would have, each of the parties agrees that damages would not be an adequate remedy for any breach of this clause 18.7 and that the other party shall be entitled to the remedies of interdict, specific performance, and/or other equitable relief for any threatened or actual breach of this clause 18.7 and each party hereby indemnifies the other against any cost, expense, loss or damage incurred or suffered by the other party as a result of a breach of this clause 18.7.
18.8	Invalidity of any Provision

If any of the provisions of any of this Agreement or the Project Documents or the Security Documents become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of the Facility Agreement shall not in any way be affected or impaired.

18.9	Severability

Any provision of this Facility Agreement or the Project Documents or the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Agent, the Security Trustee and each of the Lenders hereby waives any provision of law which renders any provision of any of this Facility Agreement, the Project Documents, the Security Documents or any other material contract related to the Project prohibited or unenforceable in any respect.
18.10	Supremacy

In the event of any conflict as between the parties hereto in respect of the terms of this Facility Agreement and any other contract related to the Project, the terms of this Agreement shall supersede such other contracts to the extent legally permissible.
19	GOVERNING LAW

This Agreement the date of which is the date first above written is governed by and shall be construed in accordance with the Laws of South Africa from time to time.

20	JURISDICTION

Each party submits to the exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) or any successor to that court for all purposes relating to this Agreement.
21	EXECUTION
SIGNED at NELSPRUIT on 29TH JUNE, 2000

For and on behalf of

THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED as Borrower

by

Witnesses:

1.	/s/ S. Jackan	/s/ SIGNATURE ILLEGIBLE

	Name: S. Jackan	who warrants his/her authority hereto.

2.	/s/ K. Breytenbach

Name: K. Breytenbach

SIGNED at NELSPRUIT on 29 JUNE, 2000

For and on behalf of

THE DEVELOPMENT BANK OF SOUTHERN AFRICA LIMITED as Lender

by

Witnesses:

1.	/s/ S. Jackan	/s/ SIGNATURE ILLEGIBLE

	Name: S. Jackan	who warrants his/her authority hereto.

2.	/s/ K. Breytenbach
Name: K. Breytenbach
SIGNED at KILLAINERY on 10 August, 2000

For and on behalf of

NEDCOR INVESTMENT BANK LIMITED as Security Trustee

by

Witnesses:

1.	/s/ Meyer	/s/ SIGNATURE ILLEGIBLE

	Name: Meyer	who warrants his/her authority hereto.

2.	/s/ Joanne Lamming

Name: Joanne Lamming

SCHEDULE 1
THE LENDERS AND THEIR COMMITMENTS
PART A
DBSA LOAN FACILITY

		Commitment
Name	Address and telefax number	R million
The Development Bank of Southern Africa Limited	1258 Lever Road, Headway Hill, Midrand P O Box 1234, Halfway House, 1685 Facsimile: (011) 313-3629	48,5

	Attention: Manager: Private Sector Investments Unit

SCHEDULE 1
PART B
DBSA UNDERWRITING/PARTIAL RISK FACILITY

		Commitment
Name	Address and telefax number	R million
The Development Bank of Southern Africa Limited	1258 Lever Road, Headway Hill, Midrand P O Box 1234, Halfway House, 1685 Facsimile: (011) 313-3629	76,5

	Attention: Manager: Private Sector Investments Unit

SCHEDULE 2
PART A
FORM OF INITIAL DRAWDOWN NOTICE
(referred to in clause 3.3)
To: [Name and address of Agent]
                    , 20
R[                    ] Loan
Facility Agreement dated                     , 2000
We refer to the [specify Facility and the Drawdown Schedule, if any,] under the above Facility Agreement and hereby give you notice that we wish to draw the first Advance of R[                     ] on the [                    ] (being                     , 2000) of Interest Period in respect thereof of [3] Months [by reference to the [insert Reference Rate]*.
Payment is to be made in accordance with our irrevocable instructions to you contained in clause 3.5 of the Facility Agreement in connection with which we confirm that:
(i)	R[ ] of the amount referred to above represents the fees payable pursuant to clause 6.1(a), 6.1(b) 6.1(c) of the Facility Agreement on the Effective Agreement Date; and
(ii)	the balance represents (i) other Eligible Costs due on the Effective Agreement Date; and where applicable (ii) amounts to be Advanced pursuant to the Drawdown Schedule.
Where applicable, we enclose the Relevant Approved Payment Schedule and/or the LTA Certificate required pursuant to clause 3.4 of the Facility Agreement

*	If the first Advance under the above specified Facility is made subject to the Base Interest Fixed Rate future Advances under the said Facility may not be made subject to the Base Interest Floating Rate.
We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default;

(b)	the representations and warranties contained in clauses 8.1 and 8.2 of the Facility Agreement (but, in the event that audited financial statements are not available at the time of the Advance requested hereunder, the representation and warranty in clause 8.1(f) refers for this purpose to the unaudited financial statements of the Borrower (and notwithstanding clause 8.1(f) not the audited financial statements) in respect of the financial year ended on , 20 );

(c)	the borrowing to be effected by such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	there has been no material adverse change in our financial position from that set forth in the financial statements (if any) referred to in (b) above; and

(e)	the Borrower has complied with its obligations under the Facility Agreement and any Security Documents as well as any reasonable requests of the Lenders so as to enable Financial Close to occur.
Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.
For and on behalf of
The Greater Nelspruit Utility (Proprietary) Company Limited

SCHEDULE 2
PART B
FORM OF SUBSEQUENT DRAWDOWN NOTICE
(referred to in clause 3.1)
To: [Name and address of Agent]
                    , 20
R[                    ] Loan
Facility Agreement dated                     , 2000
We refer to the [specify Facility and the Drawdown Schedule referred to therein] under the above Facility Agreement and hereby give you notice that we wish to draw an Advance of R[      ] 20      the first Interest Period in respect thereof to expire on 20      [by reference to the [insert Reference Rate]*. Payment is to be made in accordance with our irrevocable instructions to you contained in clause 3.5 of the Facility Agreement. The funds should be credited to the Proceeds Account.
     Where applicable, we enclose the Relevant Approved Payment Schedule and/or the LTA Certificate required pursuant to clause 3.4 of the Facility Agreement.
We confirm that:
(i)	no event or circumstance has occurred and is continuing which constitutes a Potential Event of Default and/or an Event of Default;
*	If the previous Advance under the above specified Facility was made subject to the Base Interest Fixed Rate, this requested Advance, if it is to be made under the said Facility must also be made subject to the Base Interest Fixed Rate.
(ii)	the representations and warranties contained in clauses 8.1 and 8.2 of the Facility Agreement (and so that the representation and warranty in clause

8.1(f), refers for this purpose to the audited financial statements of the Borrower in respect of the financial year ended on [ — ] ) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;
(iii)	the borrowing to be effected by such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;
(iv)	there has been no material adverse change in our financial position from that set forth in the financial statements (if any) referred to in (b) above.
Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.
For and on behalf of
The Greater Nelspruit Utility Company (Proprietary) Limited

SCHEDULE 2
PART C
FORM OF NOTICE TO LENDERS
(referred to in clause 3.6)
To: [Name and address of Agent]
                    , 20
Facility Agreement dated                     , 2000
to                    in respect of
a Loan of up to R[          ].
     We refer to clause 3.6 of the above Facility Agreement in respect of the [specify Facility and the Drawdown Schedule referred to therein] and hereby give you notice that the Borrower wishes to draw down an Advance of R[      ] on 20      We confirm that we have received a Drawdown Notice from the Borrower in respect of such Advance.
     We wish to confirm the following:
(1)	the Interest Period selected by the Borrower in respect of such Advance is [3 Months/alternatively insert Base Interest Fixed Rate]; and

(2)	the current Interest Payment Date in respect of the Loan is 20 .
     Kindly transfer the sum of R[                     ] (being the portion of such Advance to be funded by you) to our account in accordance with clause 7.2 of the Facility Agreement.
     Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.
For and on behalf of
[                     ]
                             as Agent

SCHEDULE 3
PART A
DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT
Subject to part B, the following (stipulated for the benefit of the Lenders) shall be the Conditions Precedent referred to in this Agreement:
(a)	receipt by the Agent of a copy, certified as a true, complete and up-to-date by the company secretary of the Borrower of the Certificate of Incorporation, the Memorandum and Articles of Association of the Borrower and the organogram showing the organisational structure of the Borrower and the Biwater Group (as defined in the Sponsor Support Agreement);

(b)(i)	receipt by the Agent of a copy, certified as a true copy by the company secretary of the Borrower of resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement, the Security Documents and the Project Documents to which it is a party and authorising its appropriate officers to execute and deliver this Agreement, the Security Documents and such Project Documents and to give all notices and take all other action required by the Borrower under this Agreement, the Security Documents and such Project Documents;

(ii)	receipt by the Agent of a certified copy of the resolution(s) adopted by the Council to grant the concession to the Borrower, to authorise the conclusion of the Concession Agreement, Clarification Memorandum and Termination Compensation and Co-operation Agreement and in terms whereof the Council official who signs and executes the aforementioned agreements for and on behalf of the Council is specifically authorised and empowered to sign and execute such agreements and such other ancillary agreements and documentation as may be necessary under the terms of such agreements and to take all other action required to give effect to such agreements and documentation;

(iii)	receipt by the Agent of satisfactory evidence that the committed shareholders (as defined in the Shareholders’ Agreement) have approved the entering into by the Borrower of the Facility Agreement and the entering into by the Borrower of the agreement(s) by which all of the Council’s rights, obligations, title and interest in and to the Bulk Water Supply Agreement are ceded, assigned and transferred to the Borrower;

(c)	receipt by the Agent of a copy, certified as a true copy by the company secretary of the Borrower of resolutions of the Board of Directors of Biwater Plc and Sivukile (i) evidencing approval of the terms of the Sponsor Support Agreement and (ii) authorising its appropriate officers to execute and deliver the Sponsor Support Agreement and to give all notices and take all other action required by Biwater Plc and/or Sivukile under the Sponsor Support Agreement;

(d)	delivery to the Agent of specimen signatures, authenticated by the company secretary of the Borrower of the persons authorised in the resolutions referred to in paragraphs (b)(i) and (c) above;

(e)(i)	delivery to the Lenders of the Project Documents duly executed and in the form and substance required by the Lenders;

(ii)	delivery to the Lenders of the Security Documents duly executed and registered (where relevant) in accordance with applicable law and in the form and substance required by the Lenders;

(f)	confirmation from the company secretary of the Borrower to the Lenders that the undertakings in the Ownership Obligation remain true;

(g)	receipt of the Borrower’s Legal Opinion addressed to the Lenders duly signed by the Borrower’s Legal Advisers;

(h)	evidence that the Borrower is not and in the foreseeable future is not likely to be in breach of the Ratio Undertakings;

(i)	satisfactory evidence from the company secretary of the Borrower of insurance of the Property and the Project by the Borrower and/or the Contractor and/or the Operator in accordance with the Borrower’s obligations to insure or procure insurance under the Agreement, the Project Documents and the Security Documents and specifically evidence that the interests of the Agent (as agent for the Lenders) and/or Security Trustee is noted thereon;

(j))	evidence satisfactory to the Lenders that the Borrower has the benefit of the Relevant Consents;

(k)	satisfactory evidence from the company secretary of the Borrower that the Borrower has duly applied to be and/or is registered for VAT purposes as Vendor,

(1)	delivery to and evidence to the satisfaction of the Majority Lenders of the following (such acknowledgement of satisfaction not to be unreasonably withheld and/or delayed):
(i)	the two 3 (three) year capital expenditure programmes constituting the initial construction phase, the first linked to the Executed Design and Construction Contract and the second linked to the detail as contained in the Base Case Model;

(ii)	the Five Year Plan; and
(iii)	the first year’s Operations Management Plan including the first year’s operational budget, duly approved by the Majority Lenders;
(m)	receipt by the Agent of satisfactory evidence of:
(i)	approval by the Council of the Shareholders’ Agreement and Memorandum and Articles of Association;
(ii)	the passing of a resolution by the requisite majority of Shareholders in respect of the approval to establish and implement an employee share incentive scheme up to a maximum of 5,0% (five comma nought per cent) of the total issued ordinary shares of the Borrower;
(iii)	payment by the Concessionaire to the Council of the R200 000 (two hundred thousand Rand) contract implementation fee;

(iv)	publication of the requisite disclosures pursuant to section 19 of the Water Services Act 108 of 1997;
(v)	the nomination by the Council of the Borrower to provide water for industrial use as envisaged in section 7 of the Water Services Act 108 of 1997;
(vi)	the granting of the Sivukile Put-Call Option; and
(vii)	cession, assignment, delegation and transfer of the relevant rights, obligations, title and interest in and to the contracts between the Council and various third parties, which contracts are reflected in Annexure H1 of the Concession Agreement by the Council to the Borrower with the consent, to the extent required, of the other parties to such contracts;
(n)	execution of an Account Bank Undertaking in relation to the Proceeds Account, the Income Account, the Operating Account and the Debt Service Reserve Account;

(o)	there exists no evidence which might lead any of the Lenders to reasonably determine that any other Lender is in breach of its obligations to make Contributions under this Agreement or of maintaining its Available Commitments or is likely in the foreseeable future to so be in breach or commit any such breach;

(p)	there exists no evidence which may lead a Lender to reasonably conclude that the Borrower or Sponsor is unable to pay its debts as they fall due or reasonably conclude that the Borrower or Sponsor is unlikely to be able to pay its debts as they fall due in the foreseeable future;

(q)	satisfaction of any Conditions Precedent including any additional Conditions Precedent referred to in schedule 6 and in the relevant part of schedule 10 in respect of each Facility;

(r)	confirmation from the Borrower’s Legal Adviser or company secretary of the Borrower that the Project Documents (other than such Project Documents, if any, which the Borrower and DBSA have agreed shall be executed on or after the Effective Agreement

Date) have been duly executed and that no material amendments have been made to such Project Documents without the consent of the Lenders;

(s)	written confirmation from the company secretary of the Borrower that the Borrower has not incurred any Encumbrance (other than any Permitted Encumbrance) prior to the first Advance.

(t)	(i)	receipt of the legal opinion given by the Council’s legal adviser addressed to the Lenders in form and substance satisfactory to the Lenders;
(ii)	delivery to the Lenders of an agreed Base Case Model approved by the Majority Lenders;
(iii)	the Termination Compensation and Co-Operation Agreement shall have been concluded between DBSA and the Council;
(iv)	delivery to the Agent of a letter from the Council confirming that the Council has received and reviewed the Facility Agreement;
(v)	delivery to the Agent by the Borrower’s labour adviser, to the satisfaction of the Majority Lenders, of an opinion that all relevant transferring employees have been lawfully transferred to the Borrower;
(vi)	delivery of a letter by the company secretary of the Borrower to the Agent confirming that after reasonable due diligence by the Borrower, there is no legal challenge in a court of law to the bidding process or the legality, validity or enforceability of any of the Project Documents;
(vii)	receipt by the Agent of written confirmation from the Council that the signed Operation and Maintenance Agreement is substantially in accordance with Annexure I of the Concession Agreement;
(viii)(a)	in respect of all Advances which include a request, in whole or in part, for Eligible Costs under sub-paragraph (a) of schedule 7, delivery to the Agent of a

Relevant Approved Payment Schedule attached to a Drawdown Notice which covers the period of the attached Relevant Approved Payment Schedule and the date and amount of the requested Advance is as indicated in the relevant Drawdown Schedule;

(b)	in respect of the first advance following each quarterly review and reconciliation by the Lenders’ Technical Adviser under clause 13 of the Executed Design and Construction Contract and/or the relevant clause(s) of the Un-executed Design and Construction Contract, delivery to the Agent of an LTA Certificate attached to the Drawdown Notice under which such Advance is requested;

(ix)	approval by the Majority Lenders of the pre-qualification process for sub-contractors as contemplated in clause 6.6.1 of the Operation and Maintenance Agreement, clause 4.5.2(a) of the Executed Design and Construction Contract and the relevant clause(s) of the Un-executed Design and Construction Contract;

(x)	evidence satisfactory to the Majority Lenders of the opening of the dedicated water services fund account as described in clause 85 of the Concession Agreement;

(xi)	delivery to the Lenders of a legal opinion given by the Lenders’ Legal Advisers;

(xii)(a)	all amendments to the Borrower’s articles of association in order to give effect to the Golden Share Agreement have been made to the satisfaction of the Majority Lenders; and

(b)	the Security Trustee shall have received the “A” Preference Shares (as defined in the Golden Share Agreement) issued by the Borrower to the Security Trustee pursuant to the Golden Share Agreement which shall afford the Security Trustee the rights, privileges and conditions set out in Annexure “A” of the Golden Share Agreement;

For the avoidance of doubt, unless indicated herein or otherwise notified to the Borrower appropriate written confirmation to the Lenders given by the Borrower’s Legal Advisers, will provide sufficient evidence of the matters referred to in this schedule 3.

SCHEDULE 3
PART B
TIMING OF CONDITIONS PRECEDENT
I	Conditions Precedent to be satisfied for the purposes of the Effective Agreement Date:
1	(a), (b), (c), (d), (f), (g), (h), (i), (k), (1), (m), (n), (p), (q), (r) and (s) of schedule 3 part A.
2	Satisfaction of (e)(i) of schedule 3 part A other than with respect to the delivery of any Five Year Plan other than the first Five Year Plan, the Un-executed Design and Construction Contract and the performance bond to be issued under the Un-executed Design and Construction Contract and other than with respect to the preparation of an Environmental Management Plan.
3	Satisfaction of (e)(ii) of schedule 3 part A other than the registration of the General Notarial Bond and the execution by Sivukile of a pledge and cession of shares in respect of the 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower owned by Sivukile as at the date of this Agreement.
4	Satisfaction of (j) of schedule 3 part A provided that in respect of the Matsulu Sewage Treatment Works, the KaNyamazane Sewage Treatment Works and the Kingstonvale Sewage Treatment Works, satisfaction of (j) may at the option of the Majority Lenders be by way of receipt by the Agent of alternative evidence and the giving of further undertakings satisfactory to the Majority Lenders.

5	Satisfaction of (t) other than (t)(viii).
II	Conditions Precedent to be satisfied by the date 2 (two) Months after the Effective Agreement Date:

6	All of I above plus registration of the General Notarial Bond.
III	Conditions Precedent to be satisfied in respect of all Advances which include a request, in whole or in part, for Eligible Costs under sub-paragraph (a) of schedule 7:
7	Subject to the other paragraphs of this part B, all of part B plus satisfaction of (t)(viii)(a).
IV	Conditions Precedent to be satisfied in respect of the first advance following the quarterly review and reconciliation by the Lenders’ Technical Advisers under clause 13 of the Executed Design and Contract and/or the relevant clause(s) of the Un-executed Design and Construction Contract:
8	Subject to the other paragraphs of this part B, all of part B plus satisfaction of (t)(viii)(b).
V	Conditions Precedent to be satisfied upon the execution of the Un-executed Design and Construction Contract:
9	Subject to the other paragraphs of this part B, all of part B plus delivery to the Lenders of the Un-executed Design and Construction Contract and the performance bond to be issued under the Un-executed Design and Construction Contract, both duly executed and in the form and substance required by the Lenders.
VI	Conditions Precedent to be satisfied in respect of an Advance immediately following delivery by the Borrower to the Council of a Five Year Plan other than the first Five Year Plan:
10	Subject to the other paragraphs of this part B, all of part B plus delivery to the Lenders of the relevant Five Year Plan duly executed and in the form and substance required by the Lenders.

VII	Conditions Precedent to be satisfied once DBSA is no longer the sole Lender:
11	Subject to the other paragraphs of this part B, all of part B plus satisfaction of (o).

SCHEDULE 4
FORM OF SUBSTITUTION CERTIFICATE
(referred to in clause 15.4)

To:	[Name of Agent]

Attention:

[Date]
Substitution Certificate
     This Substitution Certificate relates to the [specify Facility Agreement] under the Facility Agreement (the “Agreement”) dated [ , 20 ] between as Borrower (1), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Lenders (2) [      ] (3) and [      ] as Agent (4) and [      ] as Security Trustee. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.
1	[Existing Lender] (the “Existing Lender”) (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [Substitute Lender] (the “Substitute”) to accept by way of assignment the portion of such participation specified in the schedule hereto by counter-signing this Substitution Certificate and after such acceptance the Substitute shall deliver the Substitution Certificate to the Agent with a certified copy to the Security Trustee at its address for the service of notices specified in the Agreement.

2	The Substitute hereby requests the Agent (on behalf of itself, the Security Trustee, the Borrower and the Lenders) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 15.4 of the Agreement, so as to take effect in accordance with the respective terms thereof on the [insert date of transfer] (the “Effective Substitution Date”) or on such later date as may be determined in accordance with the terms thereof.

3	The Agent on behalf of itself, the Security Trustee, the Borrower and the Lenders confirms the assignment and/or transfer effected by this Substitution Certificate pursuant to and for the purposes of clause 15.4 of the Agreement so as to take effect in accordance with the terms thereof.

4	The Substitute confirms:
(a)	that it has received a copy of the Agreement and each of the Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)	that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of this Agreement, the Security Documents and the Substitution Certificate and has not relied and will not rely on the Borrower, the Existing Lender, the Security Trustee, the Agent or the Security Trustee or any statements made by any of them in that respect;

(c)	that it has made and will continue to make its own credit assessment of the Borrower and the Sponsor and has not relied and will not rely on the Existing Lender, the Agent or the Security Trustee or any statements made by any of them in that respect; and

(d)	accordingly, neither the Existing Lender nor the Agent or the Security Trustee or the Borrower shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.
5	Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Lender and all other parties to the Agreement that it has power to become party to the Agreement as a Lender on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6	The Existing Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or the Security Documents (or any of them) or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or the Security Documents (or any of them) or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or the Security Documents (or any of them) or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.
7	The Substitute hereby undertakes to the Existing Lender, the Borrower, the Agent and the Security Trustee that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement and all other agreements under which the existing Lender has obligations in respect of the Project and/or the Facility Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent and the Substitute hereby accepts and approves of all Project Documents both as to their form and substance.

8	This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the Republic of South Africa.

Note:	This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.
AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

THUS DONE AND EXECUTED at this day of [20[ ]]

Signed	For and on behalf of

[ Substitute]

by

who warrants his/her authority hereto

Signed	For and on behalf of

[ Agent]

by

who warrants his/her authority hereto

Signed	For and on behalf of

[ Existing Lender]

by

who warrants his/her authority hereto

Signed	For and on behalf of

[ Borrower]

by

who warrants his/her authority hereto

THE SCHEDULE

Amount of Contribution (R)	Next Interest Payment Date(s)	Portion transferred (R)
Administrative Details of Substitute
Lending Office:
Account for payments:
Telephone:
[Telefax:]
Attention:

[Existing Lender]	[Substitute]

By:	By:

Date:	Date:

The Agent

By:

On its own behalf

and on behalf of the Borrower, the Lenders and the Security Trustee.

SCHEDULE 5
SPONSOR SUPPORT AGREEMENT
SPONSOR SUPPORT AGREEMENT
between
BIWATER PLC
and
SIVUKILE INVESTMENTS (PROPRIETARY) LIMITED
and
THE GREATER NELSPRUIT UTILITY
COMPANY (PROPRIETARY) LIMITED
(as Borrower)
and
DEVELOPMENT BANK OF SOUTHERN AFRICA LIMITED
(as Lender and Underwriter)
and
NEDCOR INVESTMENT BANK LIMITED
as Security Trustee

This Agreement is made and entered into
BETWEEN:
(1)	Biwater Plc;

(2)	Sivukile Investments (Pty) Limited;

(3)	The Greater Nelspruit Utility Company (Proprietary) Limited (as Borrower);

(4)	Development Bank of Southern Africa Limited (as a Lender and Underwriter); and

(5)	Nedcor Investment Bank Limited (as Security Trustee).
WHEREAS:
(A)	By a facility agreement (the “Facility Agreement”) made between the Borrower, the Lenders, the Agent and the Security Trustee, the Lenders have agreed, upon and subject to the terms and conditions of the Facility Agreement, to make available to the Borrower a loan comprising 2 facilities respectively of R48,5 million (the DBSA Loan Facility) and R76,5 million (the DBSA Underwriting / Partial Risk Guarantee Facility) for the purpose of enabling the Borrower to finance the Eligible Costs of the Project.

(B)	The execution and delivery of this Agreement is one of the conditions precedent to the Lenders making their Commitments available under the Facility Agreement.

(C)	The Sponsor has agreed to execute and deliver this Sponsor Support Agreement as part generally of the agreement between the parties, in order for the Lenders to make loans to the Borrower pursuant to the Facility Agreement.
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Facility

Agreement and used in this Agreement shall have the same meaning when used in this Agreement.
1.2	In this Agreement, unless the context otherwise requires:

“Biwater Shareholders”	means any shareholders of the Borrower other than Sivukile;

“Bonds”	means the performance bonds under the Concession Agreement, Operation and Maintenance Agreement and the Design and Construction Contracts;

“Collateral Instruments”	means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or Liabilities of the Borrower or any other Person liable;

“Concession Assets”	shall have the meaning ascribed to concession assets in the Concession Agreement;

“Control”	means, in relation to a company any of the paragraphs below :

(a) the beneficial ownership of the majority of the ordinary voting shares in the issued share capital of such company;

(b) the beneficial ownership of the shares in the issued share capital of such company entitling the beneficial owner thereof to exercise less than the majority of the votes attaching to all the issued shares of such company, but where such voting power is sufficiently dominant relative to the spread of the shareholdings that it does constitute a de facto control of such company;

	(c)	the right, through shareholding or otherwise, to control the composition of the board of directors of such company and, without prejudice to the generality of the aforegoing, the composition of such board shall be deemed to be so controlled if the Person or entity holding the right may by the exercise of some power, directly or indirectly, appoint or remove the majority of the directors;

	(d)	the right to control the management of such company; or

	(e)	the ability to exercise a material influence over the financial and business policies of such company;

“Effective Date”		has the meaning ascribed to it in the Concession Agreement;

“Incapacity”		means in relation to a Person the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction, judicial management or other incapacity of such Person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Person”	has the meaning ascribed to person in clause 1.5(d) of the Facility Agreement;

“Senior Liabilities”	shall have the meaning described in clause 10.1;

“Sponsor”	means, unless otherwise agreed, Biwater Plc for so long as Sivukile holds no more than 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower and both Biwater Plc and Sivukile in the event that Sivukile holds more than 10,0% (ten comma nought per cent) of the ordinary issued share capital in the Borrower and with the exception of the representations and warranties in clause 11 hereof, Biwater Plc and Sivukile shall be jointly and severally liable hereunder;
1.3	clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	In this Agreement, unless the context otherwise requires:
(a)	references to clauses and any schedule are to be construed as references to the clauses of and any schedule to, this Agreement and references to this Agreement include any such schedule;

(b)	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

(c)	words importing the plural shall include the singular and vice versa;

(d)	references to statutory provisions shall be construed as references to those provisions as replaced, amended, re-enacted or superseded from time to time; and

(e)	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party to this Agreement, effect shall be given to it as if it were a substantive provision in the body of the Agreement.
2	COMPLETION OF THE PROJECT

The Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and the Security Trustee, that it will cause and procure that the Practical Completion Date shall occur by the Target Date but, without prejudice to and/or limitation of its other obligations hereunder, the Sponsor shall not be obliged to contribute any amount in excess of its existing liabilities under this Agreement as a result of its undertaking in this clause 2.

3	SHORTFALL UNDERTAKING
3.1 (a)	If within 72 (seventy-two) Months of the earliest First Drawdown Date under the Facilities at any time or times: (i) the Agent should reasonably determine (or if the Borrower should so determine and the Agent acting on the written instructions of the Majority Lenders approves in writing such determination (the “Approval”)) that the Project Costs exceed the Project Revenues (the “Shortfall”) and (ii) at the time of such determination the Borrower is in breach of any of its payment obligations under the Facility Agreement, then, without prejudice to or limitation of its other obligations under this Agreement, the Sponsor hereby undertakes on an indemnity basis with and to the Agent, for itself and as agent for the Lenders, that it will, within 15 (fifteen) Banking Days of the Approval or of the demand to that effect from the Agent, contribute to the Borrower in cash new Sponsor Subordinated Loan funds equal to the Shortfall and will procure that the Borrower applies the same in supporting, financing or refinancing Project Costs and pending such application will pay the same into the Income Account.
(b)	Subject to clause 3.1(c) below, the total aggregate liability of the Sponsor under clauses 3.1(a), 5.2(a), 5.2(b), 5.3(a) and 5.3(b) shall not exceed the sum of R30 million.

(c)	The limitation in clause 3.1(b) on the total aggregate liability of the Sponsor for contributions made by the Sponsor pursuant to clause 3.1(a) shall not apply to such contributions where made in respect of the Borrower’s payment obligations to a Contractor under a Design and Construction Contract made necessary due to an increase in the contract price of such Design and Construction Contract arising in whole or in part from an increase in the CPI (as defined in the Concession Agreement) or from escalation due to a change in the construction programme of such Design and Construction Contract.
3.2	The Sponsor further undertakes to procure the following:
(a)	that, until the Practical Completion Date, Biwater Operations in its capacity as the Operator shall obtain all amounts required by it to fulfill its obligations as the Operator under the Operation and Maintenance Agreement to the extent that for any reason whatsoever there is, or is reasonably likely to be, any shortfall between the costs incurred or to be incurred by it under the Operation and Maintenance Agreement and the amounts paid to it under the approved operational budget (as defined in the Operation and Maintenance Agreement);

(b)	that, until the Practical Completion Date, Biwater Operations in its capacity as Contractor, shall obtain all amounts required to enable

Biwater Operations to fulfill its obligations under the Design and Construction Contracts to the extent that there is any shortfall between the costs incurred by Biwater Operations in so fulfilling its obligations and the amounts paid to it under the Design and Construction Contracts.
The above clauses 3.1 and 3.2 may be invoked by the Agent at such times and with such frequency as it deems fit.
4	FULFILMENT OF BIWATER GROUP OBLIGATIONS

The Sponsor agrees and guarantees (on an indemnity basis) to the Agent, for itself and as agent for the Lenders, that it will, within 15 Banking Days of a demand to that effect from the Agent, procure the fulfilment of all obligations undertaken :
(a)	by Biwater Operations as sub-contractor to the Borrower under the Operation and Maintenance Agreement as contemplated in clause 4.1.1 of that agreement;

(b)	by Biwater Operations as manager and agent of the Borrower under the Operation and Maintenance Agreement as contemplated in clause 4.1.2 of that agreement;

(c)	by Biwater Operations under the Design and Construction Contracts; and

(d)	by BCIL (or such other entity within the Biwater Group with whom a similar technical support agreement is concluded) under the Technical Support Agreement;
save that the obligations of the Sponsor under this clause 4 shall, in respect of sub-paragraphs (a) and (c) cease on the Practical Completion Date and, in respect of sub-paragraphs (b) and (d), cease on the date on which all of the Borrower’s actual and/or contingent payment obligations under the Facility Agreement have been fulfilled.

This clause 4 may be invoked by the Agent at such times and with such frequency as it deems fit.

5	OTHER SUPPORT
5.1.	(a)	The Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee, that it will procure that each of the Bonds to be issued, maintained or renewed before the date on which all of the Borrower’s actual and/or contingent payment obligations under the Facility Agreement have been fulfilled is so issued, maintained or renewed in accordance with the terms of the Concession Agreement, the Operation and Maintenance Agreement and the Design and Construction Contracts (the “Underlying Agreements”) and, unless otherwise agreed in writing by the Lenders, the issuer of the Bond to be provided under the Concession Agreement will have no recourse to the Borrower in respect of payments made by the issuer under or in connection with such Bond and shall procure that, unless otherwise consented to in writing by the Lenders, the issuer of such Bond provides to the Agent a written waiver of any rights of subrogation, contribution or indemnity or any other rights of whatsoever nature that the issuer may have against the Borrower.

	(b)	In the event that the Sponsor indemnifies any such issuer in respect of any payment made by that issuer under any Bond to be provided by the Borrower, the Sponsor shall, unless otherwise agreed by the Lenders, treat any amount becoming due to the Sponsor from the Borrower in connection therewith as a Sponsor Subordinated Loan subject to the terms of the Facility Agreement.

5.2.		If:

	(a)	prior to the Practical Completion Date the Borrower incurs any capital and/or other costs due to a rejection by the Council pursuant to clause 45.6 of the Concession Agreement of any charge increase request based in whole or in substantive part on:

(i)	any circumstances attributable to the state of existing assets (as defined in the Concession Agreement) at the Effective Date or at the date of delivery thereof to the Borrower;

(ii)	any adverse consequences of decisions by the Borrower not involving facts affecting the supply of water services (as defined in the Concession Agreement);
(b)	the Borrower, in pursuance of the Project incurs any necessary additional costs and expenses which have not been budgeted for in the Base Case Model as at the date of this Agreement in connection with the Kingstonvale Trunk Sewer, the KaNyamazane Bulk Water Rising Main and the Matsulu Sewerage Treatment Works, which costs and expenses should have been reasonably foreseen by a skilled and experienced contractor or professional in the same or similar circumstances as the Borrower as at the date of this Agreement and provided the Agent reasonably determines that the payment of such costs and expenses by the Borrower will or is reasonably likely to place the Borrower in breach of any of its payment obligations under the Facility Agreement, the Sponsor agrees and undertakes with and to the Security Trustee and the Agent, for itself and as agent for the Lenders, that it will, within 15 (fifteen) Banking Days of demand to that effect from the Agent, contribute to the Borrower in cash Sponsor Subordinated Loan equal to such capital and/or other costs and/or expenses as so determined and will procure that the Borrower applies the same in supporting, financing or refinancing such capital and/or other costs and/or expenses and pending such application will pay the same into the Income Account. In the event of a disagreement or dispute arising between the parties under this clause 5.2(b), any party may immediately submit the disagreement or dispute to an independent expert, whose decision shall be final and binding on the parties. The independent expert shall be an independent professional agreed between the Sponsor and the Agent (acting on the instructions of the Majority Lenders) or, failing such agreement, an independent professional appointed by the President for the time being of the South African Association of Consulting Engineers.
5.3.	The Sponsor hereby indemnifies the Lenders and/or the Agent and/or the Security Trustee in respect of all costs, losses and expenses which the Lenders and/or the Agent and/or the Security Trustee may incur, whether or not damages for such losses and expenses would be recoverable at law, which result to any extent from:
(a)	funds not being available to make payment under clause 28.11.4 of the Concession Agreement as a result of prior payment having been made under clause 28.11.3 of the Concession Agreement, on any one occasion the obligation of the Sponsor under this sub-clause (a) not to exceed the amount so paid under clause 28.11.3; and

(b)	any inability of the Borrower to insure as required under the Concession Agreement which is attributable to Biwater Operations or any other entity within the Biwater Group involved in the Project.
This clause 5 may be invoked by the Agent at such times and with such frequency as it deems fit.
6	SHAREHOLDING IN AND DIRECTORS OF THE BORROWER
6.1	Subject to clause 11.1 (x) of the Facility Agreement the Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, Biwater Operations will at all times hold no less than 26,0% (twenty-six comma nought per cent) of the issued ordinary share capital in the Borrower and that until the Practical Completion Date, the Biwater Group and MJI (or any successor to MJI) will on aggregate at all times hold no less than 44,0% (forty-four comma nought per cent) of the issued ordinary share capital in the Borrower, unless the Sivukile Put-Call Option shall have been fully exercised in which case the Biwater Group and MJI (or any successor to MJI) will, on aggregate, hold no less than 26,0% (twenty-six comma nought per cent) of the issued ordinary share capital in the Borrower.
6.2	Subject to clause 6.1 above, the Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, the Biwater Group and MJI (or any successor to MJI) shall not, except for transfers within the Biwater Group and MJI, sell or otherwise dispose of their shares in the Borrower without the prior written consent of the Majority Lenders which consent shall not be unreasonably withheld and/or delayed.

6.3	The Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, the Biwater Group will be entitled, unless otherwise provided for in the Shareholders’ Agreement, to appoint not less than (5/7) five sevenths of the members of the supervisory board of the Borrower and all of the members of the management board of the Borrower and that no lawful quorum of the Borrower’s supervisory board and/or management board (as the case may be) will be possible unless such members are present.

6.4	The Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that to the extent it has direct or indirect voting or other rights or powers of control over the Borrower, Biwater Operations or any party to any Security Document or to any of the Project Documents (including the Sponsor itself) it shall use and exercise its voting and other rights to the extent possible to ensure that those companies comply with and exercise their rights to the extent possible in respect of the provisions of those various agreements and other documents to which they are parties.

6.5	The Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that it will ensure that any member of the Biwater Group which has direct or indirect voting or other rights or powers of control over the Borrower, Biwater Operations or any party to any Security Document or to any of the Project Documents (including the Sponsor itself) shall use and exercise their voting and other rights in respect of all of those companies to ensure that those companies comply with and exercise their rights in respect of the provisions of those various agreements and other documents to which they are parties.
7.	BIWATER CAPITAL BV and BIWATER CAPITAL INVESTMENTS LIMITED TO REMAIN AFFILIATES

Subject to clause 11.1(x) of the Facility Agreement, the Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that, until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, Biwater Plc will retain at least 30,0% (thirty comma nought per cent) direct ownership of Biwater Capital BV and at least 30,0% (thirty comma nought per cent) direct or indirect ownership of Biwater Capital Investments Limited, unless the Majority Lenders otherwise consent, which consent shall not be unreasonably withheld or delayed.

8	NO AMENDMENTS

Until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, the Sponsor agrees and undertakes with and to the Agent, for itself and as agent for the Lenders and with and to the Security Trustee that neither it nor any of the companies in the Biwater Group shall (except to the extent approved in writing by the Agent acting on the instructions of the Majority Lenders) propose any resolution for, or agree to any amendment to, variation, modification or waiver of or cancellation, suspension, termination or revocation of :

8.1	any of the material terms or conditions of any of the Project Documents or the Facility Agreement or any of the other agreements referred to in clause 4 to which it or any of those companies is a party; or

8.2	the material terms of the Memorandum and Articles of Association of the Borrower or of Biwater Operations.
9	SPONSOR’S OBLIGATIONS
9.1	Any certificate or determination of the Agent or the Security Trustee as to any amount payable or to be contributed by the Sponsor under this Agreement shall, in the absence of manifest error, be prima facie evidence of that amount.

9.2	Until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, the Sponsor shall use all reasonable endeavours to remedy any illegality, invalidity, lack of bindingness and/or unenforceability concerning this Agreement, the Facility Agreement, any Security Document, the Concession Agreement and/or any other Project Document.

9.3	Until all of the Borrower’s financial obligations under the Facility Agreement have been fulfilled, the Sponsor shall use its best endeavours to perform all further acts as may be reasonably required or necessary to implement and/or give effect to this Agreement, the Facility Agreement, the Security Documents, the Concession Agreement and any other Project Document but, without prejudice to or limitation of its other obligations hereunder, the Sponsor shall not be obliged to contribute any amounts in excess of its existing liabilities under this Agreement as a result of its undertaking in this clause 9.3.

9.4	Save as otherwise provided hereunder, this Agreement shall:
(a)	be a continuing security until the Sponsor shall have fully performed all of its obligations under this Agreement;

(b)	be in addition to the Security Documents or any present or future Collateral Instrument or other agreement, right or remedy held by or available to the Lenders or any of them or the Agent or the Security Trustee; and

(c)	not be in any way prejudiced or affected by the existence of the Security Documents or any such Collateral Instrument or other agreement or any other rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Lenders or the Agent or the Security Trustee dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other Person liable.
9.5	The liability of the Sponsor shall not be affected nor shall this Agreement be discharged or reduced by reason of:
(a)	the Incapacity or any change in the name, style or constitution of the Borrower or any other Person liable;

(b)	the Agent or any of the Lenders or the Security Trustee granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrower (whether as a result of discussions with the Council, in the event that the Council wishes to discuss any Event of Default with the Lenders, the Agent, the Security Trustee and/or the Borrower or otherwise) or any other Person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other Person liable; or

(c)	any act or omission which would not have discharged or affected the liability of the Sponsor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Sponsor.
9.6	Any release, discharge or settlement between the Sponsor and the Security Trustee or the Agent or any of the Lenders shall be conditional upon no security, disposition or payment to the Security Trustee or the Agent or any of the Lenders by the Borrower or any other Person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Lenders, the Agent and the Security Trustee shall be entitled to enforce this Agreement subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.
10	SUBORDINATED LIABILITIES
10.1	Until all Indebtedness and Liabilities of the Borrower to the Lenders and the Agent under the Facility Agreement and to the Security Trustee under the Principal Indemnity (the “Senior Liabilities”) have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement):
(a)	the Sponsor undertakes that without the prior written consent of the Agent acting on the instructions of the Majority Lenders, it will not and that it shall ensure that the Shareholders (excluding Sivukile for so long as Sivukile is not a Sponsor) (or any one of them) will not:
(i)	exercise its rights of subrogation, reimbursement and indemnity against the Borrower or any other Person liable;

(ii)	except as otherwise provided in the Facility Agreement, demand or accept repayment in whole or in part of the Subordinated Liabilities or any Indebtedness now or hereafter due to the

Sponsor from the Borrower or from any other Person liable (including without limitation any fees or other remuneration for services) or demand or accept any Collateral Instrument in respect of the same or dispose of the same;
(iii)	take any step to enforce any right against the Borrower or any other Person liable in respect of any of the Subordinated Liabilities;

(iv)	claim any set-off or counterclaim against the Borrower or any other Person liable or claim or prove in competition with the Agent or any of the Lenders or the Security Trustee in the liquidation of the Borrower or any other Person liable or have the benefit of, or share in, any payment from or composition with, the Borrower or any other Person liable or any other Collateral Instrument now or hereafter held by the Agent or any of the Lenders or the Security Trustee for any Indebtedness or Liabilities of the Borrower or any other Person liable but so that, if so directed by the Agent, it will prove for whole or any part of its claim in the liquidation of the Borrower on terms that the benefit of such proof and of all money received by it in respect thereof shall be held in trust for the Lenders and/or the Agent and/or the Security Trustee and applied in or towards discharge of the Indebtedness and Liabilities of the Borrower in such manner as the Agent shall deem appropriate;

(v)	take any step or action which will result in the Borrower creating any Encumbrance over all or part of its present or future assets in breach of the Facility Agreement or which will result in an Event of Default or Potential Event of Default by the Borrower under the Facility Agreement; or

(vi)	take any step or action which will result in the Borrower creating any Encumbrance over any right or asset in respect of which security is granted to the Security Trustee.
10.2	The Sponsor shall whenever the Agent so requests certify to the Agent the balance owing to the Sponsor in the relevant Sponsor Subordinated Loan Account.

10.3	If the Borrower or any other Person liable is placed under judicial management, wound-up or makes an arrangement in favour of creditors (other than the Lenders) or if in any circumstances sums become payable or are paid to the Sponsor which ought to have been paid to the Lenders or which the Sponsor is liable to pay to the Lenders hereunder in or toward discharge of the Subordinated Liabilities, the Sponsor agrees that if it receives any such sum, it will pay to the Agent for the account of the Lenders or to the Security Trustee as the case may be, to be applied in or towards discharge of the Senior Liabilities, an amount equal to that it receives in respect of the Subordinated Liabilities (and pending such application shall hold the same in trust for the Agent and the Lenders and the Security Trustee) to the extent that the Sponsor shall not receive any payment for, repayment of or benefit in respect of the Subordinated Liabilities until the Senior Liabilities shall have been paid or discharged in full unless otherwise provided for in the Facility Agreement.

10.4	This clause 10 shall remain in force until the Senior Liabilities have been paid or discharged in full or until determined by mutual consent in writing of all parties to this Agreement and shall not be affected by variation to or extension of the Facility Agreement or change in the nature of fluctuation in the amount of the Subordinated Liabilities or the Senior Liabilities or by any change in the constitution of the Borrower or in the name or style thereof or by the Agent or the Lenders or the Security Trustee giving time for payment or indulgence or by the Agent or the Lenders or the Security Trustee now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the Security Documents, any Collateral Instrument, other agreement or other security or any rights which it may now or hereafter have or compounding with any Person liable.
10.5	If the Borrower is wound-up, whether provisionally or finally and whether voluntarily or compulsorily, the Subordinated Liabilities and any other claim which the Sponsor may have against the Borrower shall be and remain subordinated to the claims of the Lenders and/or the Agent and/or the Security Trustee under the Facility Agreement, any of the other Project Documents, the Security Documents and under this Agreement and :
(a)	the Agent is hereby irrevocably authorised for and on behalf of the Sponsor to claim, enforce and prove for any of the claims so subordinated and to receive all distributions applied in satisfaction of any of those claims;

(b)	if and to the extent that the Agent is not entitled to do or carry out any action referred to in clause 10.5 above, the Sponsor will do and/or carry out such actions in good time and in accordance with the directions of the Lenders;

(c)	to the extent that the Sponsor receives any distribution, in cash or in kind, it will hold that distribution in trust for the Agent and will on demand transfer it to the Agent for application to the Lenders and/or the Security Trustee, as the case may be.
11	REPRESENTATIONS AND WARRANTIES
11.1	A Biwater Plc represents and warrants that:
(a)	Biwater Plc, the Biwater Shareholders and BCIL are duly incorporated and validly existing under the laws of their respective countries of incorporation as limited liability companies and have power to carry on their respective business as they are now being conducted and to own their respective property and other assets;
(b)	Biwater Plc has power to execute, deliver and perform its obligations under this Agreement; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of Biwater Plc to borrow or give guarantees will be exceeded as a result of this Agreement;

(c)	this Agreement constitutes valid and legally binding obligations of Biwater Plc enforceable in accordance with its terms;

(d)	the execution and delivery of, the performance of its obligations under and compliance with the provisions of, this Agreement by Biwater Plc will not (i) contravene any existing applicable law, statute, rule or regulation or any judgement, decree or permit to which Biwater Plc is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Biwater Plc is a party or is subject or by which it or any of its property is bound (iii) contravene or conflict with any provision of Biwater Plc’s Articles of Incorporation/By-laws/Statutes or (iv) result in the creation or imposition of or oblige Biwater Plc or any of the Biwater Shareholders or BCIL to create any Encumbrance on any of their undertakings, assets, rights or revenues;

(e)	no litigation, arbitration or administration proceeding is taking place, pending or, to the best of the knowledge and belief of the officers of Biwater Plc or Biwater Plc itself, threatened against Biwater Plc or any of the Biwater Shareholders or BCIL which could have a Material

Adverse Effect on the business, assets or financial condition of Biwater Plc or any of the Biwater Shareholders or BCIL;
(f)	the audited financial statements of Biwater Plc and the audited consolidated financial statements of Biwater Plc and its Affiliated Companies in respect of the financial year ended on 31 March 1999 as delivered to the Agent have been prepared in accordance with generally accepted accounting principles and practices in a form which have been consistently applied and present fairly and accurately the financial position of Biwater Plc and the consolidated financial position of Biwater Plc and its Affiliated Companies respectively as at such date and the results of the operations of Biwater Plc and its Affiliated Companies respectively for the financial year ended on such date and, as at such date, neither Biwater Plc nor any of its Affiliated Companies had any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements and Biwater Plc did not have any unrealised or anticipated losses;

(g)	it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the United Kingdom, the Netherlands or South Africa or that any stamp, registration or similar tax or charge be paid in the United Kingdom, the Netherlands or South Africa on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of the United Kingdom, the Netherlands or South Africa;

(h)	the choice by Biwater Plc of South African law to govern this Agreement and the submission by Biwater Plc to the non-exclusive jurisdiction of the South African courts as set forth in this Agreement are valid and binding; and

(i)	neither Biwater Plc nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement).
11.1B	In the event that Sivukile becomes a Sponsor, it shall be deemed to represent and warrant that:
(a)	it is duly incorporated and validly existing under the laws of South Africa as a limited liability company and has power to carry its business as it is now being conducted and to own its property and other assets;

(b)	it has power to execute, deliver and perform its obligations under this Agreement; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on its powers to borrow or give guarantees will be exceeded as a result of this Agreement;

(c)	this Agreement constitutes valid and legally binding obligations of Sivukile enforceable in accordance with its terms;

(d)	the execution and delivery of, the performance of its obligations under and compliance with the provisions of, this Agreement by Sivukile will not (i) contravene any existing applicable law, statute, rule or regulation or any judgement, decree or permit to which Sivukile is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Sivukile is a party or is subject or by which it or any of its property is bound (iii) contravene or conflict with any provision of Sivukile’s Articles of Incorporation/By-laws/Statutes or (iv) result in the creation or imposition of or oblige Sivukile to create any Encumbrance on any of its undertakings, assets, rights or revenues;

(e)	no litigation, arbitration or administration proceeding is taking place, pending or, to the best of the knowledge and belief of the officers of Sivukile or Sivukile itself, threatened against the Sivukile which could have a Material Adverse Effect on the business, assets or financial condition of Sivukile;

(f)	the audited financial statements of Sivukile and the audited consolidated financial statements of Sivukile and its Affiliated Companies in respect of the financial year ended on 31 March 1999 as delivered to the Agent have been prepared in accordance with generally accepted accounting principles and practices in a form which have been consistently applied and present fairly and accurately the financial position of Sivukile and the consolidated financial position of Sivukile and its Affiliated Companies respectively as at such date and the results of the operations of Sivukile and its Affiliated Companies respectively for the financial year ended on such date and, as at such date, neither Sivukile nor any of its Affiliated Companies had any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements and Sivukile did not have any unrealised or anticipated losses;

(g)	it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in South Africa or that any stamp, registration or similar tax or charge be paid in South Africa on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of South Africa;

(h)	the choice by Sivukile of South African law to govern this Agreement and the submission by Sivukile to the non-exclusive jurisdiction of the

South African courts as set forth in this Agreement are valid and binding; and
(i)	neither Sivukile nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement).
11.2A	Biwater Plc further represents and warrants that:
(a)	there has been no material adverse change in the financial position of Biwater Plc or the consolidated financial position of Biwater Plc and its Affiliated Companies from that set forth in the financial statements referred to in clause 11.1 A(f);

(b)	every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by Biwater Plc to authorise, or required by Biwater Plc in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Biwater Plc of its obligations under this Agreement has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(c)	the obligations of Biwater Plc under this Agreement are direct, general and unconditional obligations of Biwater Plc and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of Biwater Plc with the exception of any obligations which are mandatorily preferred by law and not by contract;

(d)	Biwater Plc is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be)

in breach of or in default under any agreement relating to Indebtedness or to which it is a party or by which it may be bound which could have a Material Adverse Effect on the business, assets or financial condition of Biwater Plc; and
(e)	any information, exhibits and reports furnished by Biwater Plc to the Agent and/or the Lenders in connection therewith or with the negotiation, preparation and/or enforcement of this Agreement is true and accurate in all material respects and not misleading, does not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading.
11.2 B	In the event that Sivukile becomes a Sponsor, it shall be deemed to further represent and warrant that:
(a)	there has been no material adverse change in the financial position of Sivukile or the consolidated financial position of Sivukile and its Affiliated Companies from that set forth in the financial statements referred to in clause 11.1B(f);

(b)	every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by Sivukile to authorise, or required by Sivukile in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Sivukile of its obligations under this Agreement has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(c)	the obligations of Sivukile under this Agreement are direct, general and unconditional obligations of Sivukile and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of Sivukile with the exception of any obligations which are mandatorily preferred by law and not by contract;
(d)	Sivukile is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness or to which it is a party or by which it may be bound which could have a Material Adverse Effect on the business, assets or financial condition of Sivukile; and

(e)	any information, exhibits and reports furnished by Sivukile to the Agent and/or the Lenders in connection therewith or with the negotiation, preparation and/or enforcement of this Agreement is true and accurate in all material respects and not misleading, does not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading.
11.3	The representations and warranties in clause 11.1 (and so that for this purpose the representation and warranty in clause 11.1(A and B)(f) shall refer to the then latest audited financial statements delivered to the Agent under clause 11.1) and in clause 11.2(A and B) (a), (b), (c) and (d) shall be deemed to be repeated on and as of each day upon which the Borrower is deemed to repeat its representations and warranties under clause 8 of the Facility Agreement as if made with reference to the facts and circumstances existing on each such day.
12	UNDERTAKINGS
12.1	The Sponsor undertakes that, from the date of this Agreement and so long as any moneys are owing under the Facility Agreement, it will:

(a)	promptly inform the Agent and the Security Trustee of any occurrence having a Material Adverse Effect of which it becomes aware;

(b)	without prejudice to clause 11.2, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all its obligations under this Agreement;

(c)	ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 11.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(d)	prepare financial statements and consolidated financial statements in accordance with generally accepted accounting principles in effect in the country in which the company is domiciled, consistently applied in respect of each financial year and cause the same to be reported on by its auditors and prepare unaudited financial statements and abridged consolidated financial statements in respect of each half-year on the same basis as the annual statements and deliver sufficient copies of the same to the Agent for distribution to all the Lenders and the Security Trustee as soon as practicable but not later than 180 (one hundred and eighty) days (in the case of audited financial statements) or 90 (ninety) days (in the case of unaudited financial statements) after the end of the financial period to which they relate; and

(e)	provide the Agent with such financial and other information concerning the Sponsor, its Affiliated Companies and its affairs as the Agent or any Lender (acting through the Agent) or the Security Trustee may from time to time reasonably require.
13	BENEFIT OF THIS AGREEMENT AND CONFIDENTIAL INFORMATION
13.1	This Agreement shall be binding upon the Sponsor and its successors in title and shall enure for the benefit of Agent, for the benefit of itself and each of the Lenders and of the Security Trustee and their respective successors in title and (in the case of the Lenders) their Assignees and Substitutes. The Sponsor expressly acknowledges and accepts the provisions of clause 15 of the Facility Agreement and agrees that any Person in favour of whom an assignment, cession or a transfer is made in accordance with such clause shall be entitled to the benefit of this Agreement.

13.2	For the avoidance of doubt and without prejudice to the provisions of clause 13.1, this Agreement shall remain binding on the Sponsor notwithstanding any change in the constitution of the Lenders or any of them or the Agent or Security Trustee or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other Person, or any reconstruction or reorganisation of any kind, to the intent that this Agreement shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in tide of the Lenders, the Agent and the Security Trustee in the same manner as if such assignee, transferee or other successor in title had been named in this Agreement as a party instead of, or in addition to, the relevant Lender or the Agent, as the case may be and save for the representations and warranties in clause 11 above, Biwater Plc, Sivukile and any Sponsor shall be jointly and severally liable hereunder.

13.3	Except as otherwise approved by the Agent, the Sponsor may not cede, assign or transfer any of its rights or obligations under this Agreement.

13.4	Subject to clause 13.5 below, any Lender or the Agent or the Security Trustee may disclose to a prospective cessionary, assignee or transferee or to any other Person who may propose entering into contractual relations with such Lender or the Agent or the Security Trustee in relation to the Agreement (as defined in the Facility Agreement) such information about the Sponsor as such Lender or the Agent or the Security Trustee shall consider appropriate.

13.5 (a)	Each of the Borrower, Biwater Plc, Sivukile, the Lenders, the Agent and the Security Trustee agrees, for itself and its respective directors, officers, employees, servants and agents, to keep confidential and not to disclose to any person (save as provided for in this Agreement) any confidential or proprietary information (including, without limitation, the Project Documents, Security Documents and all related documents, the Base Case Model, any Project Budget, computer, records, specifications, formulae, evaluations, methods, processes, technical descriptions, reports and other data, records, drawings and information) provided to or arising or acquired by it pursuant to the teens or performance of this Agreement or any other Project Documents or Security Documents (including without limitation any such documents or information supplied in the course of proceedings under the disputes resolution procedure under any Project Documents) together the “Confidential Information”).
(b)	Exceptions

Notwithstanding clause 13.3(a), the Borrower, Biwater Plc, Sivukile (the Borrower, Biwater Plc and Sivukile or any of them hereafter referred to in this clause as the “Borrowing Parties”), the Lenders, the Agent and the Security Trustee (the Lenders, the Agent and the Security Trustee or any of them hereinafter in this clause referred to as the “Lending Parties”, as the context requires), shall be entitled to disclose the whole or any part of the Confidential Information:

(i)	to any Lender, Agent or Security Trustee, Borrower, Sponsor, Sivukile or to their directors, officers, employees, servants, subcontractors, agents, auditors or professional advisers to the extent necessary to enable it or them to perform (or to cause to be performed) or to enforce any of its or their rights or obligations under any of the Project Documents, the Security Documents, this Facility Agreement and in respect of the Lending Parties all related documents or (as the case may be) to assess whether or not to become a Lender, Agent and/or Security Trustee;

(ii)	when required to do so by law or regulation by or pursuant to the rules or any order having the force of law of any court, association or agency including without limitation the London Stock Exchange and/or the Johannesburg Stock Exchange or any successors thereof or other agency of competent jurisdiction or any governmental agency;

(iii)	to the extent that the Confidential Information has, except as a result of a breach of confidentiality, become publicly available or generally known to the public at the time of such disclosure;

(iv)	to the extent that the Confidential Information is already lawfully in the public domain and/or lawfully in the possession of the recipient or lawfully known to him prior to such disclosure; or

(v)	subject to the consent of the Borrower acting on the advice of the Borrowing Parties in the event that disclosure is by the Lending Parties and subject to the consent of the Agent (acting on the advice of the Lenders) in the event that disclosure is by the Borrowing Parties, such consent in either case not to be unreasonably withheld and/or delayed, to the extent that it has acquired the Confidential Information from a third party who is not in breach of any obligation as to confidentiality to the other party;
(vi)	to the extent permitted by any of the Project Documents, Security Documents, Facility Agreement or any related documents; or

(vii)	subject to the consent of the Borrower acting on the advice of the Borrowing Parties in the event that disclosure is by the Lending Parties and subject to the consent of the Agent (acting on the advice of the Lenders) in the event that disclosure is by the Borrowing Parties such consent in either case not to be unreasonably withheld and/or delayed to the extent that any of the parties wishes to use any non-commercially sensitive Confidential Information for the purposes of marketing and/or promotion of its business activities.
(c)	Third Parties

If requested by any party, the party to whom a request is made (the “Disclosing Party”) shall, if it is reasonable so to do, and without prejudice to its rights and obligations hereunder, use reasonable endeavours to obtain from any third party to whom the Disclosing Party intends to disclose Confidential Information, an undertaking in or substantially in the form of this clause 13.5 not to disclose Confidential Information to any other person.

(d)	Survival

The terms of this clause 13.5, shall remain in force and survive the termination, cancellation, rescission or acceleration or any other provisions which ends and/or purports to end in whole or in part the other rights and obligations of the parties to each other under this Agreement.
(e)	Remedies

Without prejudice to any other rights and remedies that the other party would have, each of the parties agrees that damages would not be an adequate remedy for any breach of this clause 13.5 and that the other party shall be entitled to the remedies of interdict, specific performance and/or other equitable relief for any threatened or actual breach of this clause 13.5 and each party hereby indemnifies the other against any cost, expense, loss or damage incurred or suffered by the other party as a result of a breach of this clause 13.5.
14	NOTICES AND OTHER MATTERS
14.1	Every notice, request, demand or other communication under this Agreement shall:
(a)	be in writing delivered personally or sent by registered or certified mail, return receipt requested, or sent by facsimile followed promptly by the original delivered by hand or registered or certified mail, return receipt requested;

(b)	unless received earlier, be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or 7 (seven) days after it has been put into the post (provided certified or registered post) in South Africa and 10 (ten) days after it has been put in the post in the United Kingdom or the Netherlands; and

(c)	be sent:
(i)	to Biwater Plc at:

Biwater House Station Approach Dorking, Surrey RH4 1TZ England Facsimile: 0044 1306 885233 Attention: The Company Secretary

(ii)	to the Borrower at: 16 Branders Street Nelspruit, 1200 Facsimile: (013) 755-2618 Attention: The Managing Director

(iii)	to each Lender at its address specified in schedule 1 of the Facility Agreement or in any relevant Substitution Certificate;

(iv)	to DBSA at: 1258 Lever Road Headway Hill Midrand Facsimile: (011) 313-3629 Attention: Head: Private Sector Investments Unit

(v)	to each other Lender at the address notified by such Lender to the Borrower,

(vi)	to the Security Trustee at: 3rd Floor 1 Newtown Avenue Killarney, 2193 Facsimile: (011) 480-1774 Attention: Head: Project Management

(vii) to Sivukile at: 6371 Ward 5 KaNwamazane, 1214 Mpumalanga Province Facsimile: (013) 794-1900 Attention: Dr P.M.H. Maduna
or to such other address as is notified by the party concerned to the other parties to this Agreement.
14.2	No failure or delay on the part of any party to this Agreement to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

14.3	All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the parties shall be entitled to rely.

14.4	The Sponsor agrees to be bound by this Agreement notwithstanding that any other Person which the parties intend shall execute or be bound by any other guarantee or assurance under or pursuant to the Facility Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other Person, whether or not the deficiency is known to the Lenders or any of them or the Agent or the Security Trustee.
15	LAW AND JURISDICTION

15.1	This Agreement is governed by and shall be construed in accordance with the law of South Africa.

15.2	The Sponsor agrees for the benefit of the Lenders and the Agent and the Security Trustee that any legal action or proceedings arising out of or in connection with this Agreement instituted against the Sponsor or any of its assets may be brought in the South African courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Werksmans Attorneys (c/o Companies Department at present of West Wing, Werksmans Chambers, 22 Girton Road, Parktown, Johannesburg, 2193, to receive for it and on its behalf, service of process issued out of the South African courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent or the Lenders or the Security Trustee to take proceedings against the Sponsor in whatsoever jurisdictions shall to it or them seem fit, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.3	The Sponsor agrees that any legal action or proceedings arising out of or in connection with this Agreement instituted by the Sponsor against the Lenders or any of them or the Agency or the Security Trustee shall be brought exclusively in the South African courts save where the proceedings have been brought against the Sponsor in another jurisdiction pursuant to clause 15.2 and hereby irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Werksmans Attorneys at present of West Wing, Werksmans Chambers, 22 Girton Road, Parktown, Johannesburg, 2193, to receive for it and on its behalf, service of process issued out of the South African courts in any such legal action or proceedings.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

THUS DONE AND EXECUTED at                      on                      2000

For and on behalf of

As Witnesses:		BIWATER PLC

by
1.
Name:

2.
Name
who warrants his/her authority hereto.
THUS DONE AND EXECUTED at                      on                      2000

For and on behalf of

As Witnesses:	THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED

by

1.
Name:

2.
Name	who warrants his/her authority hereto.

THUS DONE AND EXECUTED at                      on                      2000

For and on behalf of

As Witnesses:	SIVUKILE INVESTMENTS (PTY) LIMITED

by

1.
Name:

2.
Name	who warrants his/her authority hereto.
THUS DONE AND EXECUTED at                      on                      2000

For and on behalf of

As Witnesses:	THE DEVELOPMENT BANK OF SOUTHERN AFRICA LIMITED, as a Lender

by

1.
Name:

2.
Name	who warrants his/her authority hereto.
THUS DONE AND EXECUTED at                      on                      2000

For and on behalf of

As Witnesses:	NEDCOR INVESTMENT BANK LIMITED

by

1.
Name:

2.
Name	who warrants his/her authority hereto.

SCHEDULE 6
OWNERSHIP OBLIGATION
It shall be a condition precedent of any Advance that, as from the date of this Agreement and so long as any moneys are owing under this Agreement:
(a)	subject to sub-paragraph (h) below, of this schedule 6, Biwater Operations (Proprietary) Limited shall remain as the beneficial owner of 26,0% (twenty-six comma nought per cent) of the ordinary issued share capital of the Borrower but subject to the rights of the Creditor under the Golden Share Agreement;

(b)	all the Shareholders are fully paid-up beneficial owners of the issued share capital of the Borrower pursuant to the terms of the Shareholders’ Agreement;

(c)	all agreed and necessary (as determined by the Majority Lenders) Project Equity has been paid prior to any Advance by the Lenders which Project Equity shall, in respect of each Advance, be not less than 33,3% (thirty-three comma three per cent) of the amount of each Advance and in any event the aggregate amount of Project Equity shall, as at the Final Drawdown Date, be not less than 33,3% (thirty-three comma three per cent) of the aggregate of all Advances under the Facilities;
(d)	(i) subject to clause 11.1(x) of the Facility Agreement, Biwater Plc retains at least 30,0% (thirty comma nought per cent) direct ownership (unless otherwise agreed with the Lenders) of the ordinary issued share capital of Biwater Capital BV and at least 30,0% (thirty comma nought per cent) direct or indirect ownership of the ordinary issued share capital of Biwater Capital Investments Limited, unless the Majority Lenders otherwise consent; and

(ii)	Biwater Operations remains a 100,0% (one hundred comma nought per cent) subsidiary of Biwater Capital BV;
(e)	no material breach of the Shareholders’ Agreement shall have been committed or be continuing;

(f)	a technical support agreement between the Borrower, the Operator and Biwater Capital Investments Limited (or other entity within the Biwater Group) approved by the Lenders shall be in existence and valid and binding;

(g)	performance bonds required under the Concession Agreement, the Operation and Maintenance Agreement and the Design and Construction Contracts, approved by the Lenders, to secure respectively each of the obligations of the Borrower, Operator and Contractor shall be in existence and valid and binding;

(h)	except for:
(i)	the exercise of the Sivukile Put-Call, Option;

(ii)	the right of MJI to freely transfer its shares to any entity within the Biwater Group;

(iii)	the right of Shareholders to transfer shares necessary for the employee share incentive scheme up to a maximum of 5,0% (five comma nought per cent) of the total issued ordinary shares of the Borrower; or

(iv)	subject to clause 11.1(x) of the Facility Agreement, the right of companies of the Biwater Group to effect transfers of shares between themselves, any transfer of shares by any of the Shareholders or listing or issuance of shares by the Borrower shall require the written consent of the Agent, acting on the advice of the Majority Lenders;

(i)	subject to the terms of the Project Documents, an employee share incentive scheme within 24 (twenty-four) Months of the Effective Agreement Date in accordance with the Project Documents enabling designated employees of the Borrower to acquire, should they so wish not less than 5,0% (five comma nought per cent) of the ordinary shares of the Borrower, shall be established; and

(j)	the Sponsor shall have procured that the Shareholder Subscription Guarantees satisfactory to the Majority Lenders are granted in respect of the obligations of the Shareholders under the Shareholder Subscription Agreements.

SCHEDULE 7
ELIGIBLE COSTS
Eligible Costs means:
a)	Design and construction costs as provided for under the Design and Construction Contracts both before and after the date of this Agreement;

b)	Initial Development Cost Fees;

c)	stamp duty and registration fees properly paid or payable both before and after the date of this Agreement in respect of the Project;

d)	Value Added Tax properly paid or payable both before and after the date of this Agreement in respect of the supply of goods and the rendering of services in connection with paragraph (a) above;

e)	interest payments to the extent provided for in the Base Case Model including, without limitation, those payable in the manner provided for under clause 4.3;

f)	money paid or payable by the Borrower under any interest rate swap or other interest hedging agreements entered into by the Borrower at the request of the Lenders in accordance with the terms of this Agreement; and

g)	all other items of expenditure whatsoever under a Drawdown Notice pursuant to the Drawdown Schedule, whether of a capital or revenue nature, which the Majority Lenders on the advice of the Lenders’ Technical Adviser may approve as having been reasonably and necessarily incurred in or about, or in contemplation of, or in pursuance of, or in any way relating to the Project.

SCHEDULE 8
RATIO LIMITS

Definitions:

“Debt-Equity Ration”	at any time, the ratio of A:B where:

	A.	is the Loan; and

	B.	is Project Equity;

“Discount Factor”	the factor shown in the Base Case Model and based on the Discount Rate which is to be applied, in any calendar year, to the Net Cash Flow in such calendar year or part thereof in order to discount such Net Cash Flow to a given date;

“Discount Rate”	the weighted average of the interest rates applying on all Facilities in the name of the Borrower in any given calendar year, such average being weighted by the outstandings (ie the contribution) of each Facility at the beginning of such calendar year;

“Net Cash Flow”	in respect of any period, (“the Period”) the Project Revenues estimated as likely to arise or which is received during the Period, less the Project Costs (excluding non-cash items and other than the aggregate of the expenses referred to in paragraphs (D) through (H) of clause 9.3(e) of the Facility Agreement) estimated as likely to be incurred or which is incurred during the Period;

“Ratios”	Historical Annual Debt Service Cover Ratio - means, in respect of the 12 (twelve) Month period prior to any Ratio Test Date, the ratio of (a) Net Cash Flow for such period to (b) the aggregate of all regularly scheduled payments of principal, interest and other financing costs due (whether or not paid) under the Facilities in respect of the relevant 12 (twelve) Month period;

Forecast Annual Debt Service Cover Ratio - means, in respect of the 12 (twelve) Month period after any Ratio Test Date, the ratio of (a) Net Cash Flow projected for such period to (b) the aggregate of all regularly scheduled payments of principal, interest and any fees and other financing costs due (or as the case may be, projected to be due) under the Facilities;

Project Life Cover Ratio - means, in respect of each Ratio Test Date, the ratio of (a) the Net Cash Flow discounted back to the relevant Ratio Test Date at the Discount Rate from the relevant date being 360 (three-hundred-and-sixty) Months from 1 November 1999, or if the Concession Period has been extended, to the end of such extended Concession Period before any amounts transferred to the Debt Service Reserve Account to (b) the Loan at the relevant Ratio Test Date or, as the case may be, forecast as likely to be outstanding under the Facilities;

Loan Life Cover Ratio - means, in respect of each Ratio Test Date, the ratio of (a) the Net Cash Flow discounted back to the relevant Ratio Test Date at the Discount Rate from the relevant date to the Final Repayment Date of the Facilities before any amounts transferred to or from the Debt Service Reserve Account to (b) the Loan at the relevant Ratio Test Date or as the case may be, the amount of the Loan forecast as likely to be outstanding under the Facilities;

“Ratio Test Date”	annually on receipt by the Agent of audited financial information and annually on receipt by the Agent of the Project Budget, Five Year Plan and Operations Management Plan;

The Borrower hereby undertakes and such undertaking shall be referred to as the “Baseline Ratio Undertaking” that the:
•	Forecast Annual Debt Service Cover Ratio shall not be less than 1,15:1;

•	Project Life Cover Ratio shall not be less than 3:1;

•	Historical Annual Debt Service Cover Ratio shall not be less than 1,15:1; and the

•	Loan Life Cover Ratio shall not be less than 1,8:1.
For the purpose of calculating any of the above ratios the Agent will make any necessary forecast in accordance with assumptions based on the Base Case Model pursuant to the instructions of the Majority Lenders.

SCHEDULE 9
REPAYMENT INSTALMENTS AND INTEREST
PART A
DBSA LOAN FACILITY

1	Lender	DBSA.

2	Committed Amount	R48,5 million

3	Term of the Facility	180 (one-hundred-and-eighty) Months from the First Drawdown Date

4	Margin	3,5% (three comma five per cent) NACQ inclusive of all costs until the earlier of:

(i) the Practical Completion Date; and

(ii) the date of the first Advance to the Borrower by a commercial bank (other than DBSA) provided that upon the making of such Advance, not less than 100% (one hundred per cent) of the Available Facility Amount under the DBSA Underwriting/Partial Risk Facility is held as Lender by one or more commercial banks (other than DBSA), whereupon on such earlier date the margin shall be reduced to 2,5% (two comma five per cent) NACQ inclusive of all costs.

5	Interest Periods	Quarterly in arrears.

6	Capital Grace Period	36 (thirty-six) Months from the Effective Agreement Date.

7	Capital Repayment Dates	Subject to the Base Case Model, 48 (forty-eight) consecutive quarterly instalments commencing 3 (three) Months after the expiry of the Capital Grace Period, on the Interest Repayment dates (referred to in paragraph 8 of this schedule) as determined by DBSA, after consultation with the Borrower and notified in writing to the Borrower as well as to the Agent and to the Security Trustee by DBSA.

8	Interest Repayments	Quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The first interest payment being on 30 September 2000.

9	Base Interest Floating Rate	3-Month JIBAR.

10	Base Interest Fixed Rate	Shall be the rate determined by DBSA and notified to the Borrower on the date of the first Advance under the DBSA Loan Facility.

11	Drawdown Schedule	Advances shall be Monthly and take into account the dates upon which sums are payable and the aggregate amount of such sums under the Relevant Approved Payment Schedule but in any event each Advance shall be an integral multiple of R100 000 (one hundred thousand Rand) (the “Integral Multiple”) and not less than R500 000 (five hundred thousand Rand) (the “Minimum Advance”) other than the last Advance in the event that the amount of the Available Commitments prior to the last Advance is less than the Minimum Advance or the Integral Multiple.

12	Final Drawdown Date	as referred to in clause 1.2 (“Definition”) in the definition of “Final Drawdown Date” means the date of the last Advance made pursuant to the last Drawdown Notice or the date 36 (thirty-six) Months after the Effective Agreement Date, whichever date first occurs.

13	Default Rate	As referred to in clause 1.2 (“Definition”) means the Default Rate as defined in clause 4.5.

SCHEDULE9
REPAYMENT INSTALMENTS AND INTEREST
PART B
DBSA UNDERWRITING/PARTIAL RISK FACILITY

1	Lender	DBSA and/or “Lender” as defined in clause 1.2.

2	Committed Amount	R76,5 million.

3	Term of the Facility	180 (one-hundred-and-eighty) Months from the First Drawdown Date.

4	Margin	3,5% (three comma five per cent) NACQ inclusive of all costs.

5	Interest Periods	Quarterly in an-ears.

6	Capital Grace Period	(i) 36 (thirty-six) Months as from the Effective Agreement Date (the “Three Year Period”) in respect of all Contributions made during the Three Year Period; and

(ii) 36 (thirty-six) Months as from the end of the Three Year Period in respect of all Contributions made after the end of the Three Year Period.

7	Capital Repayment Dates	Subject to the Base Case Model, 48 (forty-eight) consecutive quarterly instalments, commencing three Months after the expiry of the Capital Grace Period, the dates which shall be on the Interest Repayment dates (referred to in paragraph 8 of this schedule) as determined by DBSA, after consultation with the Borrower and Lenders and notified in writing to the Borrower as well as to the Agent and to the Security Trustee by DBSA.

8	Interest Repayments	Quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. The first interest payment being on 30 September 2000 (if applicable).

9	Base Interest Floating Rate	3-Month JIBAR.

10	Base Interest Fixed Rate	Shall be determined by DBSA and the First Bank Substitute (as defined below) on the date of the first Advance under the First Commercial Bank Drawdown Notice (as defined in the definition of “Reference Rate” in schedule 10 part B) and shall be whichever of the three following alternatives below is the higher:

(a) the best rate at which DBSA is able to obtain funding in Rands on the South African money markets;

(b) the best rate at which the first reputable bank which is a Substitute under the Facility Agreement (the “First Bank Substitute”) is able to obtain funding in Rands on the South African money markets; or

(c) the best rate applicable to one or more government bond(s) selected by DBSA and the First Bank Substitute.

11	Drawdown Schedule	Advances shall be Monthly and take into account the Relevant Approved Payment Schedule but in any event, each Advance shall be an integral multiple of R100 000 (one hundred thousand Rand) (the “Integral Multiple”) and not less than R300 000 (three hundred thousand Rand) (the “Minimum Advance”) other than the last

Advance in the event that the amount of the Available Commitments prior to the last Advance is less than the Minimum Advance or the Integral Multiple.

12	Final Drawdown Date	As referred to in clause 1.2 (“Definition”) in the definition of “Final Drawdown Date” means the date of the last Advance made pursuant to the last Drawdown Notice or the date 72 (seventy-two) Months after the Effective Agreement Date, whichever date first occurs.

13	Default Rate	As referred to in clause 1.2 (“Definition”) means the Default Rate as defined in clause 4.5.

SCHEDULE 10
FEES, REFERENCE RATES AND CONDITIONS
PART A
DBSA LOAN FACILITY

1	Front End Fee	As referred to in clause 6.1(c) shall be 1,0% (one comma nought per cent) of R48,5 million.

2	Commitment Fee	As referred to in clause 6.1(b) shall be 0,5% (nought comma five per cent) per annum.

3	The Reference Rate	Subject to the Reference Rate Proviso (as defined in paragraph 4 of this schedule 10 part A below) the Reference Rate as referred to in clause 4.1 shall be the Base Interest Floating Rate or the Base Interest Fixed Rate as stipulated in the relevant Drawdown Notice prior to each Advance.

4	Reference Rate Proviso	In the event that an Advance under the DBSA Loan Facility is made subject to the Base Interest Fixed Rate any future Advance under the said Facility shall also be made subject to the Base Interest Fixed Rate.

5	The Prepayment Premium	As referred to in clause 5.2 shall be 1,0% (one comma nought per cent).

6	Additional Conditions Precedent to any Advance:	(a) Receipt of any agreed fees, if for any reason such fees are not covered by the relevant Advance;

(b) At least 3 (three) Banking Days prior to any Advance, each Advance shall be matched by a corresponding contribution of Project Equity by the Shareholders under the terms of the

Shareholder Subscription Agreements (or as otherwise agreed) unless such contribution has already been made.

7	Underwriting Fee	As referred to in clause 6.1(c) shall be 0,75% (nought comma seven five per cent) of R76,5 million.

8	Appraisal Fee	As referred to in clause 6.1(c) shall be R125 000 (one hundred and twenty five thousand Rand) (one hundred and twenty five thousand Rand).

9	First Drawdown Latest Date	As referred to in clause 1.2 (“Definition”) in the definition of First Drawdown Date shall be no later than one Month after the Effective Agreement Date.

10	Availability Period	As referred to in clause 1.2 (“Definition”) in the definition of “Availability Period” means the period of 36 (thirty-six) Months from the First Drawdown Date or from the First Drawdown Date until the Final Drawdown Date whichever period first expires.

11	Breakage Fee	As referred to in clause 6.2(b) shall be 1,25% (one comma two five per cent).

SCHEDULE 10
FEES, REFERENCE RATES AND CONDITIONS
PART B
DBSA UNDERWRITING / PARTIAL RISK FACILITY

1	Front End Fee	As referred to in clause 6.1(c) shall be nil.

2	Commitment Fee	As referred to in clause 6.1(b) shall be 0,5% (nought comma five per cent) per annum.

3	The Reference Rate	Subject to the Reference Rate Proviso (as defined in paragraph 4 of this schedule 10 part B below) the Reference Rate as referred to in clause 4.1 shall be the Base Interest Fixed Rate or the Base Interest Floating Rate stipulated in the first Drawdown Notice issued prior to the first Advance when DBSA is not the sole Lender (the “First (non-DBSA) Commercial Bank Drawdown Notice”).

4	Reference Rate Proviso	Until the First (non-DBSA) Commercial Bank Drawdown Notice is issued any Drawdown Notice and Advance under the DBSA Underwriting/Partial Risk Facility shall be subject to the proviso that as long as the sole Lender under the Facility Agreement is DBSA the Reference Rate in respect of any Drawdown Notice and Advance under the DBSA Underwriting/Partial Risk Facility shall be the same Reference Rate as under the DBSA Loan Facility.

5	The Prepayment Premium	As referred to in clause 5.2 shall be 1,0% (one comma nought per cent).

6	Additional Conditions

	Precedent to any Advance	(a) Receipt of any agreed fees, if for any reason such fees are not covered by the relevant Advance;

(b)    At least 3 (three) Banking Days prior to any Advance, each Advance shall be matched by a corresponding contribution of Project Equity by the Shareholders under the terms of the Shareholder Subscription Agreements (or as otherwise agreed) unless such contribution has already been made.

(c)    In the event that an Advance is made subject to the Base Interest Fixed Rate under the First (non-DBSA) Commercial Bank Drawdown Notice (as defined in paragraph 3 of this schedule above) or under any Drawdown Notice subsequent to such Drawdown Notice the Borrower shall not be entitled to request a Base Interest Floating Rate in any future Drawdown Notice.

7	First Drawdown Latest Date	As referred to in clause 1.2 (“Definition”) in the definition of First Drawdown Date shall be no later than 36 (thirty-six) Months and one Month after the Effective Agreement Date.

8	Availability Period	As referred to in clause 1.2 (“Definitions”) in the definition of “Availability Period” means the period of 72 (seventy-two) Months from the First Drawdown Date or from the First Drawdown Date until the Final Drawdown Date whichever period first expires.

9	Breakage Fee	As referred to in clause 6.2(b) shall be 1,25% (one comma two five per cent).

SCHEDULE 11
FORM OF GOLDEN SHARE AGREEMENT

GOLDEN SHARE AGREEMENT
Between
THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY)
LIMITED
and
BIWATER CAPITAL BV
and
THE TRUSTEE OF THE GNUC
SECURITY TRUST

GOLDEN SHARE AGREEMENT
1	PARTIES
1.1	THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED

1.2	BIWATER CAPITAL BV

1.3	THE TRUSTEE OF THE GNUC SECURITY TRUST
2.	INTRODUCTION
2.1.	The Borrower entered into a Concession Agreement dated 21 April 1999 with the Nelspruit Transitional Local Council for the supply of water services by the Borrower on the terms and subject to the conditions set out therein (the “Concession Agreement”).

2.2.	For the purpose of financing, inter alia, performance of certain of its obligations under the Concession Agreement, the Borrower and the Lender have entered into, or are about to enter into, the Facility Agreement.

2.3.	As part of the security arrangements in respect of the Facility Agreement the Security Trustee is entitled to subscribe for certain “A” Preference Shares on the terms and conditions set out more fully in this Agreement.
3.	INTERPRETATION

Terms used in this Agreement and not otherwise defined herein, shall have the meanings given to them in the Facility Agreement, unless the context otherwise requires and the following terms shall have the following meanings in this Agreement:

“the/this Agreement”	this golden share agreement

“Borrower”	The Greater Nelspruit Utility Company (Proprietary) Limited (Registration No. 98/16432/07)

“Facility Agreement”	the written agreement so entitled of even date herewith between the Lenders, the Borrower, the Agent and the Security Trustee relating to the financing of the Project

““A” Preference Shares”	the 1000 “A” redeemable preference shares of l c each in the Borrower

“Security Trustee”	the Trustee of the GNUC Security Trust
4.	SUBSCRIPTION

The Security Trustee shall subscribe for the “A” Preference Shares having the rights, privileges and conditions set out in Annexure “A” hereto at par. Upon receipt of the subscription price, the Borrower shall allot and issue the “A” Preference Shares to the Security Trustee.
5.	SECURITY TRUSTEE’S UNDERTAKINGS

The Security Trustee hereby undertakes irrevocably to the Borrower and Biwater Capital BV that:
5.1.	it shall not issue a Default Notice as contemplated in the Borrower’s articles of association, as further described in clause 3 of Annexure “A” hereto, unless an Event of Default (as defined in the Facility Agreement) has occurred. If the Event of Default is thereafter remedied, the Security Trustee shall forthwith issue a Withdrawal Notice as contemplated in the Borrower’s articles of association, as further described in clause 4 of Annexure “A” hereto;

5.2.	on the Final Repayment Date the Security Trustee shall request and consent to the redemption of the “A” Preference Shares but in any event the Borrower shall be entitled to redeem the “A” Preference Shares after the Final Repayment Date if all amounts under the Facilities have been repaid; and

5.3.	the Security Trustee shall not transfer, dispose, cede or otherwise encumber any of the “A” Preference Shares to any person (as defined in the Facility Agreement) unless such person enters into an agreement with the Borrower and Biwater Capital BV in the exact terms of this Agreement, or such other terms as may be agreed between such person, the Lenders, the Borrower and Biwater Capital BV at the time.
6.	WAIVER
6.1.	The rights and remedies of the Security Trustee whether arising under this Agreement or under the common law shall not be capable of being waived or varied otherwise than by an express waiver in writing and any such waiver shall not prejudice any remedy of the Security Trustee in respect of the Borrower’s continuing or other breach of the terms and conditions hereof.

6.2.	No failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred on such party in terms of this Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any such power or right preclude any other or further exercises thereof or the exercise of any other power or right under this Agreement.

6.3.	The expiry or termination of this Agreement shall not prejudice the rights of either party in respect of any antecedent breach or non-performance by any party or any of the terms or conditions hereof.
7.	DOMICILIUM
7.1.	The parties hereto choose domicilium citandi et executandi for all purposes of and in connection with this Agreement as follows:

The Borrower:
16 Branders Street
Nelspruit, 1200
Facsimile: (013) 755-2618
Attention: The Managing Director
Biwater Capital BV:
Atrium, 76th Floor
Strawinskylaan 3105
1077 ZX, Amsterdam
The Netherlands
Facsimile: 0031 20 4064555
Attention: Annet van der Maten
with faxed copy to:
Biwater Capital BV
Facsimile: 0044 1306 746031
Attention of: Company Secretary
Nedcor Investment Bank Limited:
3rd Floor
1 Newtown Avenue
Killarney, 2193
Facsimile: (011) 480-1774
Attention: Head: Project Management
7.2.	Any party hereto shall be entitled to change its domicilium citandi et executandi from time to time, provided that any such change shall only be effective upon receipt of notice in writing by the other parties of such change.

7.3.	All notices, demands and communications under this Agreement shall be in writing and all such notices, demands and communications or payments intended for any party shall be made or given at such party’s domicilium for the time being.

7.4.	Every notice, request, demand or other communication under this Agreement shall:
(a)	be in writing delivered personally or sent by registered or certified mail, return receipt requested, or sent by facsimile followed by the original delivered by hand or registered and certified mail, return receipt requested;

(b)	unless received earlier, be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or 7 (seven) days after it has been put into the post (provided registered post) in South Africa and 10 (ten) days after it has been put in the post in the United Kingdom or the Netherlands; and
7.5.	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.
8.	JURISDICTION

Each party submits to the non-exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) or any successor to that court for all purposes relating to this Agreement.
9.	APPLICABLE LAW

This agreement is governed by and shall be construed in accordance with, the laws of South Africa.
10.	AMENDMENTS

No variation, modification or waiver of any provision or consensual cancellation of this Agreement, or consent to any departure therefrom, shall in any way be of any force or effect unless confirmed in writing and signed by the Borrower and the Security Trustee and then such variation, modification, waiver, cancellation or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.

SIGNED at	on this the day of 2000

For and on behalf of

THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED

Witnesses:
1.
Name

2.
Name	Who warrants his/her authority hereto

SIGNED at	on this the day of 2000

For and on behalf of

BIWATER CAPITAL BV

Witnesses:
1.
Name

2.
Name	Who warrants his/her authority hereto

SIGNED at	on this the day of 2000

For and on behalf of

NEDCOR INVESTMENT BANK LIMITED as Trustee of the GNUC Security Trust

Witnesses:
1.
Name

2.
Name	Who warrants his/her authority hereto

ANNEXURE “A”
RIGHTS AND PRIVILEGES ATTACHING TO
THE “A” PREFERENCE SHARES
1	The following rights, privileges and conditions set out herein shall attach to the 1000 “A” redeemable preference shares of 1 cent each (the ““A” Preference Shares”).
2.	The “A” Preference Shares shall have a par value of one cent each and shall be allotted and issued only to the Security Trustee, credited as fully paid up, against receipt of the subscription price of one cent for each “A” Preference Share.
3.	The holder for the time being of the “A” Preference Shares may in the event of an Event of Default at any time deliver a written notice to the Company (hereinafter referred to as the “Default Notice”) and, with effect from the date of such Default Notice, the holder of the “A” Preference Shares shall have the following rights, without prejudice to any other rights the holder may have as Security Trustee or otherwise:
3.1.	the right to attend, speak and vote at all meetings of the members of the Company and at such meetings the “A” Preference Shares shall cumulatively have the number of votes which are exercisable by all the shareholders entitled to attend at such meeting multiplied by 1000, such votes to be divided equally between the number of “A” Preference Shares then in issue;

3.2.	the right to re-organise the supervisory and/or management boards of the Company, including the right to dismiss members of such boards and to appoint new members of such boards;
4.	As soon as reasonably practical after the Event of Default has been remedied to the satisfaction of the Majority Lenders the holder shall deliver a notice to the Company (hereinafter referred to as the “Withdrawal Notice”) and with effect from the date of receipt by the Company of such Withdrawal Notice the holder shall no longer be entitled to the aforementioned rights set out in this paragraph, save that the holder shall be entitled thereafter to deliver a further Default Notice to the Company. There shall be no limit to the number of Default and Withdrawal Notices which may be delivered whilst the “A” Preference Shares are in issue.
5.	On a winding-up or liquidation of the Company, the holder of the “A” Preference Shares shall be entitled to all of the surplus assets of the Company in priority to any payment in respect of any of the Company’s other shares only to the extent due to the holder under the Facility Agreement and subject to its terms.
6.	The holder of the “A” Preference Shares may at any time on notice to the Company (provided that such notice may not be given within a period of 36 (thirty-six) Months and one day from date of issue of the “A” Preference Shares) require the redemption of the “A” Preference Shares and upon receipt of such notice the Company shall forthwith redeem the “A” Preference Shares at an amount equal to the subscription price thereof against surrender to the Company of the certificates in respect of the “A” Preference Shares. Notwithstanding anything to the contrary contained herein, the Company shall be entitled to redeem the “A” Preference Shares and the holder shall be obliged to accept such redemption of the “A” Preference Shares at any time after all amounts owing under the Facility Agreement have been paid and repaid in full, provided that:
6.1.	the redemption price in respect of the “A” Preference Shares shall be an amount equal to the initial subscription price thereof as paid by the holder therefor,

6.2.	such redemption of the “A” Preference Shares shall take place by notice to the holder; and

6.3	the holder shall, upon receipt of the redemption price, surrender and deliver the share certificates in respect of the “A” Preference Shares to the Company.
7.	The Company shall be obliged, whether or not a Default Notice has been delivered, to give the holder notice, in terms of the Companies Act, 61 of 1973, as amended, of any meeting of preference shareholders. At every meeting of the holders of the “A” Preference Shares, the provisions of the Company’s articles of association relating to general meetings of ordinary members shall apply mutatis mutandis, except that a quorum at any such class meeting of preference shareholders shall include the Security Trustee or its proxy representing the holder of all of the issued “A” Preference Shares, provided that if at any adjournment of such meeting a quorum is not so present, the provisions of the said articles of association relating to adjourned general meetings shall apply.
8.	Whether or not a Default Notice has been delivered, the registered holder of the “A” Preference Shares shall be entitled to receive notice of and to attend and speak at any meeting of the Company but, subject to paragraph 3, shall not be entitled to vote, either in person or by proxy, by virtue of or in respect of the “A” Preference Shares, unless one or more of the following circumstances prevail at the date of the meeting :
8.1.	any redemption payment remains in arrears and unpaid after seven days from due date thereof; or

8.2.	a resolution of the Company is proposed which directly affects the rights attached to the “A” Preference Shares or the interest of the holders thereof in their capacity as such, including (without limitation) a resolution for the winding-up of the Company or for the reduction of its share capital or share premium account or for the conversion of the Company into a public company;
in which event the holder of the “A” Preference Shares shall have the voting rights set forth in paragraph 3.1 above.

9.	Notwithstanding any provisions to the contrary contained herein :
9.1.	the terms, rights, privileges and/or conditions of the “A” Preference Shares may not be modified, altered, varied, added to or abrogated;

9.2.	the ordinary share capital of the Company may not be reduced;

9.3.	the share premium and non-distributable reserves of the Company may not be repaid or distributed,

without the prior written consent of the registered holders of the “A” Preference Shares.
10.	The Company shall not be entitled at any time after the date of issue. of the “A” Preference Shares to create and/or issue any further shares (whether of the same class as the “A” Preference Shares or not) ranking pan passu with or in priority to the “A” Preference Shares, without the prior consent of a majority of the registered holders of the “A” Preference Shares.

SCHEDULE 12
PART IA
FORM OF AGENT APPOINTMENT LETTER AGREEMENT
[Date]
[To]
1.	The DBSA (as a Lender), The Greater Nelspruit Utility Company (Proprietary) Limited and Nedcor Investment Bank Limited (as Security Trustee) entered into a Secured Term Loan Facility Agreement dated [ ] (the “Facility Agreement”);
2.	Words and expressions defined in the Facility Agreement shall have the same meanings in this letter agreement.
3.	We, [Lenders], hereby appoint [Agent] as Agent under the Facility Agreement and we, [Agent) hereby accept such appointment, with effect from [Date] under and in accordance with the terms of the Facility Agreement (as same may be amended from time to time) and this letter agreement.
4.	The parties hereto acknowledge and agree that upon execution of this letter agreement, [Agent] will forthwith become a party to the Facility Agreement as the Agent thereunder and shall be entitled to the rights and benefits and be bound by the obligations, of the Agent thereunder.
5.	[Agent] address and facsimile number for the purpose of our domicilium citandi et executandi under the Facility Agreement are as follows:
Address:
Facsimile No:
For the attention of:

6.	This letter agreement shall be governed by and construed in accordance with the law of South Africa
ACKNOWLEDGED AND AGREED to at                                         on                                          2000
[Lenders]
[Borrower]
[Agent]
[Security Trustee]

SCHEDULE 12
PART lB
FORM OF AGENT ACCESSION MEMORANDUM

To:	[existing Agent/Trustee]

From:	[prospective Agent]	Date:
Agent Accession Memorandum
We [prospective Agent] refer to the facility agreement (the Facility Agreement) dated [      ], 20[      ] and originally made between, 1 ] as the Agent and trustee and the financial institutions listed therein.
Words and expressions defined in the Facility Agreement shall have the same meanings in this Agent Accession Memorandum.
1.	We hereby confirm that we are to replace [existing Agent] as the Agent with effect from [date] under and in accordance with the terms of the Facility Agreement.
2.	We acknowledge and agree that upon and by reason of our delivering this Agent Accession Memorandum to the existing Agent (which Agent shall immediately deliver a copy of the same to each Lender and the Security Trustee) we will thereby forthwith become a party to the Facility Agreement as the Agent thereunder and shall be entitled to the rights and benefits and be bound by the obligations, of the Agent thereunder.
3.	Our facsimile number, telex number and address for the purposes of our domicilium citandi et executandi under the Facility Agreement are as follows:

Address:

Facsimile No:

Telephone:

For the attention of:
4.	This Agent Accession Memorandum shall be governed by and construed in accordance with the law of South Africa.

SCHEDULE 12
PART 2
FORM OF TRUSTEE ACCESSION MEMORANDUM

To:	[existing Agent Trustee]

From:	[prospective Trustee]	Date:
Trustee Accession Memorandum
We [prospective Trustee] refer to the facility agreement (the Facility Agreement) dated [ ], 20[ ] and originally made between, [ ].
Words and expressions defined in the Facility Agreement shall have the same meanings in this Trustee Accession Memorandum.
1.	We hereby confirm that we are to replace [existing Trustee] as the Trustee with effect from [date] under and in accordance with the terms of the Facility Agreement.
2.	We acknowledge and agree that upon and by reason of our delivering this Trustee Accession Memorandum to the existing Trustee (which Trustee shall immediately deliver a copy of the same to the Agent and each Lender) we will thereby forthwith become a party to the Facility Agreement as the Trustee thereunder and shall be entitled to the rights and benefits and be bound by the obligations, of the Trustee thereunder.
3.	Our facsimile number, telex number and address for the purpose of our domicilium citandi et executandi under the Facility Agreement are as follows:

Address:

Facsimile No:

Telephone:

For the attention of:
4.	This Trustee Accession Memorandum shall be governed by and construed in accordance with the law of South Africa.

SCHEDULE 13
PART I
FORM OF GENERAL NOTARIAL BOND
(referred to in clause 12.14.1 of the Facility Agreement)
Protocol No:
GENERAL NOTARIAL BOND
BE IT HEREBY MADE KNOWN
THAT on this the                     day of                     TWO THOUSAND (2000) before me [                     ], Notary Public, by l awful authority duly admitted and sworn and practising at [                     ] in the Province of [                     ] , Republic of South Africa and in the presence of the undersigned witnesses, personally came and appeared in his/her capacity as the attorney and agent of
THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED
Registration No. 98/164432/07
(hereinafter referred to as the “Mortgagor”)
having its registered head office situate at :
                    [                                        ]

and who carries on business at :

he/she being duly authorised hereto by virtue of a power of attorney granted to his/her by the Mortgagor on                                         , therein represented by                                          for and on behalf of the Mortgagor, he/she being duly authorised thereto by virtue of a resolution passed at a meeting of the board of directors of the Mortgagor held at on which said power of attorney and certified copy of which resolution has been exhibited to me the Notary at the passing of these presents and now remain filed in my Protocol.
WHEREAS:
1.	AND THE APPEARER DECLARED THAT:
1.1.	The Mortgagor has concluded a Concession Contract for the design, construction, financing, rehabilitation operation, maintenance and management of the supply of water services and works (the “Project”) located in the Mpumalanga Province, Republic of South Africa;

1.2.	The “Lenders” (as defined in the Facility Agreement) have agreed to provide finance facilities to the Mortgagor for the purpose of funding the obligations of the Mortgagor under the Concession Contract and such facilities are governed by a facility agreement (hereinafter referred to as the “Facility Agreement”);

1.3.	At the instance and request of the Mortgagor for the Trustee for the time being of the GNUC Security Trust (hereinafter together with permitted successors in title and permitted assigns, referred to as the “Creditor”) has issued, or will issue, to the Lenders under the Facility Agreement an irrevocable undertaking (hereinafter referred to as the “Trustee Undertaking”) pursuant and subject to the Facility Agreement;

1.4.	The Mortgagor is firmly held and bound to the Creditor under a principal indemnity, as defined in the Facility Agreement (hereinafter referred to as the

“Principal Indemnity”) pursuant to which the Mortgagor indemnifies and holds the Creditor harmless against any liability, loss or costs the Creditor may suffer or incur by reason or consequence of the Trustee Undertaking.
2.	AND the Appearer, on behalf of the Mortgagor, hereby acknowledged and declared the Mortgagor to be held and firmly bound unto and in favour of the Creditor for:
2.1.	the sum of R125 000 000 (one hundred and twenty five million Rand) (hereinafter referred to as the “Capital Sum”), as a continuing covering security for and in respect of all sums of money and all obligations which the Mortgagor may at present or in the future owe or incur to the Creditor under and in terms of the Principal Indemnity.

2.2.	an additional sum of R12 500 000 (twelve million five hundred thousand Rand) (hereinafter referred to as the Additional Sum”) to secure and cover the further amount arising under the Principal Indemnity (including without limitations amounts arising from fluctuations in exchange rates between currencies) which amounts will enable the Mortgagor to pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Facility Agreement and contingent costs as set forth in clauses 5.19, 5.20 and 5.22 hereof.

2.3.	All interest on all indebtedness by this bond shall bear interest at the Default Rate (as defined in the Facility Agreement).
3.	AND as a continuing covering security for the due payment of :
3.1.	the Capital Sum and the Additional Sum as set out in clauses 2.1 and 2.2 hereof; and

3.2.	all interest payable in accordance with clause 2.3 above; and

3.3.	all future advances, debts or demands (over and above the Capital Sum and interest thereon) which are lawfully secured and recovered under this collateral bond, in respect of premiums of insurance, expenses of any notice, further amounts arising under the Facility Agreement (including without limitation amounts arising from fluctuations in exchange rates between currencies), charges incurred in suing for the recovery of any sum due hereunder and moneys disbursed for stand licences, government and municipal fees and taxes, stamp duty and other charges and costs on an attorney and own client scale incurred as above set forth as also any charges and costs on an attorney and own client scale which may be incurred by the Creditor in defending any action which may be instituted by or against it arising out of or in connection with this collateral bond, together with interest thereon; and all other sums of money apart from the aforegoing claimable in terms of this collateral bond or that may at any time be or become due and owing to the Creditor arising from any cause whatsoever and for the due performance of the conditions of this collateral bond the Mortgagor binds to and in favour of the Creditor generally all the Mortgagor’s movable property and effects of every description, corporeal and incorporeal, nothing whatsoever excepted and both to such as the Mortgagor now has or may in future become possessed of and wheresoever situate, it being the intention that all the movable assets of the Mortgagor shall be comprised in the security hereby given, submitting them all and the choice thereof to constraint and execution as the law directs.
4.	AND the Appearer, on behalf of the Mortgagor, declared to renounce the benefits arising from the legal exceptions non numerate pecuniae, non causa debiti, errore calculi, revision of accounts, no value received, excussion, division de duobus vel pluribus reis debendi and all other legal benefits and exceptions which might or could be taken to the payment of the Capital Sum or the Additional Sum or any part thereof, with the full force, meaning and effect whereof the Mortgagor declares itself to be fully acquainted.
5.	AND the Appearer, on behalf of the Mortgagor, declared that this bond shall be subject to the following conditions and stipulations :
5.1.	The Lenders may afford to the Mortgagor such credit and facilities from time to time as is set out in the Facility Agreement.

5.2.	All payments required to be made by the Mortgagor shall be made, free of exchange and without deduction of whatsoever nature in such currency, by the Mortgagor to the Creditor at [ ], Account No. [ ] or at such other bank as the Creditor may advise the Mortgagor in writing from time to time.

5.3.	The Mortgagor shall comply with its obligations as set forth in clause 9.2(o) (insofar as it relates to information reporting) of the Facility Agreement, which shall be read as if specifically incorporated herein.

5.4.	If so required and on good cause shown by the Creditor at any time during the operation of this bond, the Mortgagor shall procure the resignation or removal of the Mortgagor’s auditors and the appointment, on such reasonable terms as the Creditor may stipulate, of an auditor or auditors nominated by the Creditor, subject to the consent of the Mortgagor, such consent not to be unreasonably withheld and/or delayed.

5.5.	The Mortgagor shall for so long as this bond is in force :
5.5.1.	keep all the mortgaged assets in good order and condition, fair wear and tear excepted;

5.5.2.	unless the Creditor otherwise agrees, obtain and maintain insurance covering risks in relation to the mortgaged assets as stipulated in the Facility Agreement.
5.6.	The Mortgagor, for so long as this bond remains in force, gives to the Creditor the undertakings stipulated in clause 9.4 of the Facility Agreement which shall be read as if specifically incorporated herein.

5.7.	If this bond becomes executable under clause 5.11, the Creditor shall, subject to the terms of the Facility Agreement, be entitled (but not obliged):
5.7.1.	to claim and recover from the Mortgagor forthwith any and all sums for the time being secured by this bond, whether then due for payment or not; and/or

5.7.2.	for the purpose of perfecting its security hereunder to enter upon the premises of the Mortgagor or any other place where any of the mortgaged assets are situated and to take possession of such assets; and/or

5.7.3.	to conduct the business of the Mortgagor in the name, place and stead of the Mortgagor and to do all such things in respect of or incidental to the business as the Mortgagor would itself have been able to do including, but without limiting the generality of the aforegoing -
(a)	to engage and dismiss staff in its absolute discretion and on such terms as it may determine;

(b)	to purchase goods of every description provided that the Creditor shall be restricted to the normal course of the Mortgagor’s business;

(c)	subject to the landlord’s consent, to hire, cancel and vary the terms of leases of the premises of the Mortgagor;

(d)	to lock and change the locks on the premises of the Mortgagor;

(e)	to receive, uplift, open and keep in its custody post whether addressed to the business or the Mortgagor;

(f)	to operate on any banking account conducted by the Mortgagor;

(g)	to discharge the debts of the Mortgagor and other liabilities including its liabilities to the Creditor in terms hereof,

(h)	to sue for and recover from any debtor of the Mortgagor all and any debts and monies owing by such debtors to the Mortgagor,

(i)	to draw and endorse cheques, bills of exchange, promissory notes and other negotiable instruments; and/or
5.7.4.	to discharge the Mortgagor’s liabilities to it in terms hereof by selling the business of the Mortgagor and any of its assets either as a going concern or piecemeal and whether as principal or agent as the Creditor in its absolute discretion determines, by public auction or, on reasonable notice to the Mortgagor not exceeding 7 (seven) days, by private treaty;

5.7.5.	to take over the Mortgagor’s business as a going concern or the Mortgagor’s assets at a valuation placed thereon by an independent chartered accountant or other independent expert appointed by the Creditor’s auditors;

5.7.6.	to apply for and procure the transfer of all licences, quotas, permits, registration certificates and the like that may have been issued to the Mortgagor;

5.7.7.	to sign or subscribe on behalf of the Mortgagor to all applications or agreements for or transfer of licences, quotas, permits, registration certificates and the like which relate to the assets hereby mortgaged;

5.7.8.	to sub-let, cede and/or assign and/or transfer or novate such rights and/or obligations in respect of any leases or sub-leases of the premises of the Mortgagor;

5.7.9.	to do all such other acts as may be necessary or desirable to record the sale, disposal and/or transfer, as the case may be, of any assets hereby mortgaged; and/or

5.7.10.	to employ such other remedies and to take such other steps against the Mortgagor as are in law allowed.
The Creditor shall apply the net proceeds of any recovery or sale in terms of clause 5.7.4 or the valuation determined in terms of clause 5.7.5, as the case may be, in reduction or discharge, as the case may be, of the Mortgagor’s obligations to the Creditor without prejudice to the Creditor’s rights to recover from the Mortgagor any balance which may remain owing to the Creditor after the exercise of such rights. Should the total amount collected recovered by the Creditor exceed the full amount of the Mortgagor’s obligations to the Creditor for the time being, the Creditor shall be obliged to refund such excess to the Mortgagor.

5.8.	The Creditor is hereby empowered irrevocably and in rem suam, with power of substitution and delegation to exercise all or any of its rights, authorities and powers in terms of this bond and the bond for this purpose shall be deemed to be an irrevocable power of attorney by the Mortgagor in favour of the Creditor.

5.9.	Without making any representations or warranties that any existing or future landlord has agreed thereto, the Mortgagor hereby cedes and undertakes to cede, for the duration of this bond, as collateral security for the Mortgagor’s obligations to the Creditor in terms hereof its tights under any present or future lease or sub-lease of the Premises and shall deliver to the Creditor all agreements of lease and sub-lease relating to each such premises.

5.10.	The Mortgagor shall be bound punctually to pay on the due dates thereof all rents for which it may be liable as the lessee or sub-lessee of the premises and shall produce on demand to the Creditor proper receipts for the payments of such rents. In the event of the Mortgagor at any time failing to pay such rents on the due dates thereof, the Creditor shall have the right at its discretion to pay such rents and forthwith to recover the same from the Mortgagor without prejudice, holder of this bond as set out in 6 hereof.
5.11.	Notwithstanding anything to the contrary herein contained, this bond will become executable against the Mortgagor if the Mortgagor commits any breach of any of the terms and conditions, of this bond and/or or upon the occurrence of any of the Events of Default (as defined in the Facility Agreement).

5.12.	A certificate signed by any authorised representative of the Creditor (whose authority and appointment need not be proved) reflecting the amount of the indebtedness of the Mortgagor under this bond, the fact that same is due and payable, the rate of interest payable thereon and the date from which interest is reckoned :
5.12.1.	will be prima facie proof of the amount of the indebtedness and the facts stated therein;

5.12.2.	will constitute sufficient particularity for the purposes of pleading and trial in any action; and

5.12.3.	will, in the absence of evidence to the contrary, be sufficient proof for the purposes of obtaining provisional sentence, summary judgment or any other judgment or order;
and the onus shall be on the Mortgagor to prove that such amount is not owing to the Creditor.

5.13.	No relaxation or indulgence and no extension of time which may be granted by the Creditor, nor failure by the Creditor to enforce compliance with the provisions of this bond and (without derogating from the generality of the aforegoing) no acceptance of payments after due date, whether on one or more occasions, shall be deemed to be a waiver in respect of any past or future breach of any of the terms and conditions of this bond or estop or preclude the Creditor from insisting on and enforcing, without notice, its full rights hereunder.

5.14.	No negligent acts or omissions by or on behalf of the Creditor in implementing its rights hereunder shall found a cause of action against the Creditor.

5.15	5.15.1. Mortgagor hereby chooses domicilium citandi et executandi for all purposes under this bond, whether in respect of court process, notices or other documents or communications of whatsoever nature, at :
[

South Africa
Facsimile:
Telephone                                        ]
with a copy to :
[

South Africa
Facsimile:
Telephone                                        ]
5.15.2.	The Mortgagor may change its domicilium citandi et executandi to another physical address in the Republic of South Africa provided that the change shall become effective on the 7th (seventh) day after the latest receipt of the notice.

5.15.3.	Any notice to the Mortgagor contained in a correctly addressed envelope and :
(a)	sent by prepaid registered post to the Mortgagor at its domicilium citandi et executandi; or

(b)	delivered by hand to a responsible person during ordinary business hours at the Mortgagor’s domicilium citandi et executandi,

shall be deemed to have been received, in the case of sub-clause (a) above, on the 10th (tenth) day after posting (unless the contrary is proved) and, in the case of sub-clause (b) above, on the day of delivery, provided such day is a business day or otherwise on the next following business day.
5.15.4.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by the Mortgagor shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

5.15.5.	“Business day” means any day except a Saturday, Sunday or public holiday.
5.16.	Notwithstanding anything to the contrary herein contained, the Creditor shall be entitled to allocate any moneys paid by the Mortgagor to the Creditor either to the Capital Sum, any part of the Capital Sum, interest or the Additional Sum as the Creditor may determine.

5.17.	This bond shall not novate, cancel or affect any other securities at present held or which may from time to time be held by the Creditor and the Creditor shall be entitled to take action against the Mortgagor under this bond and/or on any other securities in any of the events referred to in clause 5.11 of this bond or otherwise.

5.18.	Without in any way limiting or affecting any of the other provisions of this bond, and in addition thereto, all amounts from time to time owing by the Mortgagor to the Creditor shall bear interest at the Default Rate as defined in the Facility Agreement.

5.19.	The Mortgagor shall be bound and obliged to pay the costs of preparing these presents and the registration thereof, including stamp duty thereon and upon cancellation of this bond, the costs of such cancellation.

5.20.	All costs and expenses that may be incurred by the Creditor in order to enforce or preserve the Creditor’s rights hereunder or in terms of the Principal Indemnity or in suing for the recovery of any sum that may become due which is secured hereunder, including but without limiting the generality of the aforegoing, the costs on the attorney and own client scale of all legal proceedings, the costs of execution, the costs and expenses of all notices that may be given in terms of this bond, all premiums of insurance that may be paid by the Creditor in terms hereof, any other payments or disbursements that may be made by the Creditor on behalf of the Mortgagor and the costs and expenses relating to the due performance by the Mortgagor of all its obligations hereunder shall be paid by the Mortgagor.

5.21.	All amounts outstanding under the Principal Indemnity in excess of the capital sum shall be paid by the Mortgagor (including without limitation amounts arising from fluctuations in exchange rates between currencies which amounts will enable the Mortgagor to repay the pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Principal indemnity).

5.22.	All the costs and amounts referred to in clauses 5.19, 5.20 and 5.21 shall be secured hereunder in addition to the Capital Sum and the Additional Sum. The Creditor shall not, however, be precluded from recovering from the Mortgagor any such costs, expenses and other amounts as are referred to in clauses 5.19, 5.20 and 5.21 that may exceed the Additional Sum.

5.23.	Notwithstanding anything to the contrary contained herein, the Creditor shall be entitled to exercise the rights granted to it hereunder only if, at the time, there is an actual obligation or indebtedness owing by the Mortgagor to the Creditor.

5.24.	This bond may only be cancelled when all the Mortgagor’s obligations and indebtedness to the Creditor have been discharged.

5.25.	The provisions of this bond shall be and continue to be of full force and effect and binding on the Mortgagor, subject to the provisions of clauses 5.24 and 5.25, notwithstanding :
5.25.1.	any variation or amendment of, addition to or deletion from any terms of the Facility Agreement or any Project Document (as defined in the Facility Agreement);

5.25.2.	any indulgence which the Creditor may grant to the Mortgagor. No such indulgence shall constitute a waiver of any of the Creditor’s rights under this bond;

5.25.3.	the Creditor’s receipt of any dividend or other benefit in any liquidation or judicial management of the Mortgagor or any compromise whether in terms of any statute or the common law; and/or

5.25.4.	the Creditor’s release in whole or in part of any other security and/or any surety for the obligations of the Mortgagor; and/or

5.25.5.	the cancellation, termination, determination or breach of any agreement to which the Mortgagor became a party by any person whatsoever or the application of section 6C of the Usury Act, No 73 of 1968, as amended; and/or

5.25.6.	any intermediate discharge or settlement of or fluctuation in any indebtedness or obligation referred to in or contemplated by the preamble; and/or

5.25.7.	the winding-up or any change in the name or constitution of the Mortgagor.
5.26.	Subject to clause 15 of the Facility Agreement, the Creditor may at any time and without reference to the Mortgagor, cede its right, title and interest in and to this bond to any person or persons whatsoever (even if such cession entails an increase in the number of creditors) in which event any reference to the Creditor in this bond shall be deemed to be a reference to any such successor in title of the Creditor.

5.27.	Should the Mortgagor at any time fail to comply with any of its obligations under this bond, the Creditor shall be entitled on behalf of the Mortgagor to take the necessary remedial measures in the exercise of its absolute discretion and at the cost of the Mortgagor but without prejudice and in addition to the Creditor’s rights in terms hereof arising from the Mortgagor’s breach in question.
6.	In this bond, including the preamble, words importing any one gender shall include the other two genders and words signifying the singular shall include the plural and vice versa and any reference to “person” includes a natural person, a company and an association or body of persons whether natural or not and whether incorporated or unincorporated.

7.	This bond is a general notarial bond as contemplated in terms of section 102 of the insolvency Act No. 24 of 1936.
8.	The Mortgagor hereby consents to the Creditor taking any legal proceedings for enforcing any of its rights under this collateral bond for recovery of any monies claimable hereunder, or otherwise, in the High Court of any district having jurisdiction in regard to the person of the Mortgagor and the Creditor shall be entitled to High Court costs, on the attorney and own-client scale.
9.	This bond shall be governed and interpreted by the substantive laws of the Republic of South Africa.
10.	If any of the provisions of this bond are found to be unlawful, unenforceable or invalid such provision shall be deemed to be severable from the remaining provisions of this bond and shall, to the extent that the same is unlawful, unenforceable or invalid, be deemed to be pro non scripto.
THUS DONE AND SIGNED AT [                                           ] on the                                                                 of                                                                 2000 in the presence of the undersigned witnesses.
AS WITNESSES:

1.

2.

q.q. QUOD ATTESTOR, NOTARY PUBLIC

SPECIAL POWER OF ATTORNEY
I/We, the undersigned,
duly authorised hereto by a Resolution of
THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED
(Registration No. 98/164432/07)
do hereby nominate, constitute and appoint [                                                            ] and/or [                                                             ] and/or [                                         ] jointly and severally and each with power of substitution, to be our lawful attorneys and agents in our name, place and stead to appear before any Notary Public and then and there to sign and execute on my behalf a general notarial bond in accordance with the draft hereto annexed which has been initialled by me and the witnesses at the foot of each page thereof for identification purposes, with the power to make any amendments thereto at any time before registration thereof which the Notary and/or the Registrar of Deeds may consider to be necessary and/or desirable for the purposes of execution and/or registration thereof and which amendments shall require the consent of the Creditor, including the amendment of any incorrect or incomplete description of any person, property or title deed therein referred to and generally, for effecting the purposes aforesaid, to do or cause to be done whatsoever shall be requisite as fully and effectually for all intents and purposes as we might or could do if personally present and acting herein — hereby ratifying, allowing and confirming all and whatsoever our said attorneys and agents shall lawfully do, or cause to be done, by virtue of these presents.

SIGNED at                                                                on this the                       day of                                                                 [2000] in the presence of the undersigned witnesses.
AS WITNESSES:

1

2

EXTRACT FROM A RESOLUTION PASSED AT A MEETING OF THE GREATER NELSPRUTT UTILITY COMPANY (PROPRIETARY) LIMITED (Registration No. 98/164432/07) (the “Company”) HELD AT ON THE DAY OF 2000
RESOLVED:
THAT the Company pass a GENERAL NOTARIAL BOND for the following amounts in favour of [ ], as Trustee on behalf of the GNUC Security Trust (the “Creditor”) in terms of the draft bond tabled before the meeting:
RESOLVED FURTHER:
I.	the sum of R125 000 000 (one hundred and twenty five million Rand) (hereinafter referred to as the “Capital Sum”), as a continuing covering security for and in respect of all sums of money and all obligations which the Mortgagor may at present or in the future are or incur to the Creditor under and in terms of the Principal Indemnity.
II.	an additional sum of R12 500 000 (twelve million five hundred thousand Rand) (hereinafter referred to as the “Additional Sum”) to secure and cover the further amount arising under the Principal Indemnity (including without limitations amounts arising from fluctuations in exchange rates between currencies which amounts will enable the Mortgagor to pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Facility Agreement and contingent costs as set forth in clauses 5.19, 5.20 and 5.21 of the draft bond.
III.	All interest on all indebtedness by this bond shall bear interest at same rate that is applicable to the Default Rate (as defined in the Facility Agreement)

THAT [                                         ] and/or [                                           ] on behalf of the Company, be and is hereby authorised to sign all documents and do all things necessary to give effect to the aforegoing.
THIS IS TO CERTIFY THAT the above is a true extract of the Resolution passed at a meeting of the Board of Directors of the above Company, duly called and constituted and that the original minute of this resolution has been inserted in the minute book of the Company.

CHAIRPERSON

MINUTES OF A GENERAL MEETING OF THE SHAREHOLDERS OF THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED (Registration No. 98/164432/07) (the “Company”) HELD AT ON THE  DAY OF  [2000]

RESOLVED in terms of section 228 of the Companies Act No. 61 of 1973 as amended:
1	THAT notice convening the meeting for the purpose of taking the undermentioned resolution in terms of section 228 of the Companies Act No. 61 of 1973 as amended, be waived;
2.	THAT the Company pass a general notarial bond in terms of the draft tabled before the meeting in favour of GNUC Security Trust in the following amounts in respect of credit facilities granted:
I.	the sum of R125 000 000 (one hundred and twenty five million Rand) (hereinafter referred to as the “Capital Sum”), as a continuing covering security for and in respect of all sums of money and all obligations which the Mortgagor may at present or in the future are or incur to the Creditor under and in terms of the Principal Indemnity.
II.	an additional sum of R12 500 000 (twelve million five hundred thousand Rand) (hereinafter referred to as the “Additional Sum”) to secure and cover the further amount arising under the Principal Indemnity (including without limitations amounts arising from fluctuations in exchange rates between currencies which amounts will enable the Mortgagor to pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Facility Agreement and contingent costs as set forth in clauses 5.19, 5.20 and 5.21 of the draft bond).
III.	All interest on all indebtedness by this bond shall bear interest at the Default Rate (as defined in the Facility Agreement).

FURTHER RESOLVED:
THAT the directors of the Company be and they are hereby authorised to proceed with the aforegoing and also to settle all terms and conditions relating to the bond.

C E R T I F I C A T E
I, the undersigned,
hereby certify that:
1.	I am auditor to THE GREATER NELSPRUIT UTILITY COMPANY (PRORIETARY) LIMITED] (Registration No. 98/164432/07) (the “Company”).
2.	2.1. The Company has been registered in the Companies Registration Office and is still on the register and is entitled to commence business and exercise borrowing powers. The necessary returns have been made to that office and to the best of my knowledge and belief there is no action pending for the removal of the Company from the Register of Companies and I am unaware of circumstances that might result in such action being instituted.
2.2.	The Company’s Memorandum and Articles of Association have since its registration not been amended either so as to restrict its borrowing powers as reflected in the Memorandum and Articles of Association thereof, or in any other material way.

2.3.	No resolution has been passed for the voluntary winding-up of the Company.

2.4.	No application for winding-up of the Company has been presented to the Court.

2.5.	The Company is not under judicial management.
3.	The passing by the Company of a GENERAL NOTARIAL BOND for:

I.	the sum of R125 000 000 (one hundred and twenty five million Rand) (hereinafter referred to as the “Capital Sum”), as a continuing covering security for and in respect of all sums of money and all obligations which the Mortgagor may at present or in the future are or incur to the Creditor under and in terms of the Principal Indemnity.

II.	an additional sum of R12 500 000 (twelve million five hundred thousand Rand) (hereinafter referred to as the “Additional Sum”) to secure and cover the further amount arising under the Principal Indemnity (including without limitations amounts arising from fluctuations in exchange rates between currencies which amounts will enable the Mortgagor to pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Facility Agreement and contingent costs as set forth in clauses 5.19, 5.20 and 5.21 of the draft bond).

III.	All interest on all indebtedness by this bond shall bear interest at the Default Rate (as defined in the Facility Agreement)

in favour of GNUC Security Trust does not constitute a contravention of sections 38 or 226 of the Companies Act neither will any part of the funds provided from the aforementioned transaction be used in contravention of sections 38 or 226 of the Companies Act; there is nothing in the Company’s Memorandum and Articles of Association prohibiting the passing of the aforesaid bond nor is the Company a “shareblock company” as defined in the Shareblocks Control Act No 59 of 1980.
4.	The aforesaid transaction does not contravene the provisions of regulation 3(1)(f)(ii) of the Exchange Control Regulations of 1961, as amended.
4.1	The present directors of the Company are:

4.2	The present shareholders of the Company are:

4.3	The registered office of the Company is:

[

South Africa
Facsimile:
Telephone                                         ]
DATED at                                           on this          day of                                          [2000].

SCHEDULE 13
PART II
FORM OF SPECIAL NOTARIAL BOND
(a “Collateral Bond”)
(referred to in clause 12.14.2 of the Facility Agreement)

Prepared by me

CONVEYANCER
[ ]
SPECIAL NOTARIAL BOND
(BY VIRTUE OF A POWER OF ATTORNEY)
BE IT HEREBY MADE KNOWN
THAT
appeared before me, REGISTRAR OF DEEDS at [                    ] he, the said Appearer, being duly authorised thereto by a power of attorney granted to him by THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED.
dated the                                             day of                                            drawn up at                                           and witnessed in accordance with law, which said power of attorney was this day exhibited to me.
AND THE SAID APPEARER DECLARED THAT WHEREAS:
1.	His principal, the said
THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED
(Registration No.                    )
(the “Mortgagor”)
is indebted to
GNUC SECURITY TRUST
(the “Creditor”)
as hereinafter stated;

1.1.	THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED (Registration Number 98/164432/07) (the “Mortgagor”) has concluded a Concession Contract for the design, construction, financing, rehabilitation, operation, maintenance and management of the supply of water services and works (the “Project”) located in the Mpumalanga Province, Republic of South Africa;

1.2.	The “Lenders” (as defined in the Facility Agreement) have entered into certain finance facilities with the Mortgagor to provide loans to the Mortgagor for the purposes of funding the obligations of the Mortgagor under the Concession Contract and such facilities are governed by a facility agreement (hereinafter referred to as the “Facility Agreement”);

1.3.	At the instance and request of the Mortgagor , the Trustee for the time being of the GNUC Security Trust (hereinafter together with permitted successors in title and permitted assigns, referred to as the “Creditor”) has issued, or will issue, to the Lenders under the Facility Agreement an irrevocable undertaking (hereinafter referred to as the “Trustee Undertaking”) pursuant and subject to the Facility Agreement;

1.4.	The Mortgagor is firmly held and bound to the Creditor under a principal indemnity, as defined in the Facility Agreement (thereinafter referred to as the “Principal Indemnity”) pursuant to which the Mortgagor indemnifies and holds the Creditor harmless against any liability, loss or costs the Creditor may suffer or incur by reason or consequence of the Trustee Undertaking.

NOW THEREFORE:
2.	In this collateral bond (including the preamble), unless inconsistent with the context, words importing the masculine include the feminine and the neuter and words importing the singular include the plural.
3.	The Mortgagor is truly and lawfully indebted and held and firmly bound to the Creditor in the aggregate sums of:
3.1.	the sum of R125 000 000 (one hundred and twenty five million Rand) (hereinafter referred to as the “Capital Sum”), as a continuing covering security for and in respect of all sums of money and all obligations which the Mortgagor may at present or in the future owe or incur to the Creditor under and in terms of the Principal Indemnity.

3.2.	an additional sum of R12 500 000 (twelve million five hundred thousand Rand) (hereinafter referred to as the “Additional Sum” to secure and cover the further amount arising under the Principal Indemnity (including without limitations amounts arising from fluctuations in exchange rates between currencies) which amounts will enable the Mortgagor to pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Facility Agreement and contingent costs as set forth in clause 18 below.

3.3.	All interest on all indebtedness by this collateral bond shall bear interest at same rate that is applicable to the Default Rate (as defined in the Facility Agreement).
4.	AND as security for the indebtedness referred to in clauses 3.1 and 3.2 above, a Principal Bond No. B has been registered in the Deeds Registry at [ ] (the “Principal Bond”) over the property thereby specially hypothecated;
5.	AND WHEREAS the Creditor requires the indebtedness of the Mortgagor under the Principal Bond to be further secured by the hypothecation of the undermentioned property as collateral security thereof;
5.1.	As a continuing covering security for the due payment of :

5.1.1.	the Capital Sum and the Additional Sum as set out in clauses 3.1 and 3.2 hereof; and

5.1.2.	all interest payable in accordance with clause 3.3 hereof; and

5.1.3.	all future advances, debts or demands (over and above the Capital Sum and interest thereon) which are lawfully secured and recovered under this collateral bond, in respect of premiums of insurance, expenses of any notice, further amounts arising under the Facility Agreement (including without limitation amounts arising from fluctuations in exchange rates between currencies), charges incurred in suing for the recovery of any sum due hereunder and moneys disbursed for stand licences, government and municipal fees and taxes, stamp duty and other charges and costs on an attorney and own client scale incurred as above set forth as also any charges and costs on an attorney and own client scale which may be incurred by the Creditor in defending any action which may be instituted by or against it arising out of or in connection with this collateral bond, together with interest thereon.
and all other sums of money apart from the aforegoing claimable in terms of this collateral bond or that may at any time be or become due and owing to the Creditor arising from any cause whatsoever and for the due performance of the conditions of this collateral bond, the Mortgagor binds to and in favour of the Creditor specially as a first mortgage all the Mortgagor’s movable property and effects specified in the schedule annexed hereto, marked “Annexure A”, as updated from time to time (the “Mortgage Rights”) :
6.	All sums due hereunder shall be paid free of exchange and without deduction or set off of whatsoever nature in such currency and at [ ] Acct. No. [ ] or at such other places as the Creditor may from time to time direct.

7	The Mortgagor shall for so long as this bond is in force :

7.1.	keep all the assets specified in Annexure A in good order and condition, fair wear and tear excepted;

7.2.	unless the Creditor otherwise agrees, obtain and maintain insurance coveting risks, in relation to the assets specified in Annexure A, as stipulated in the Facility Agreement.
8.	The Mortgagor, for so long as this bond remains in force gives to the Creditor the undertakings stipulated in the Facility Agreement which shall be read as if specifically incorporated herein.
9.1.	If this bond becomes executable under clause 10, the Creditor shall, subject to the terms of the Facility Agreement, be entitled (but not obliged), without notice to the Mortgagor and without first obtaining any order or judgment :
9.1.1.	to claim and recover from the Mortgagor forthwith any and all sums for the time being secured by this bond, whether then due for payment or not; and/or

9.1.2.	for the purpose of perfecting its security hereunder to enter upon the premises of the Mortgagor or any other place where any of the mortgaged assets are situated and to take possession of such assets; and
the Creditor shall apply the net proceeds of any recovery in reduction or discharge, as the case may be, of the Mortgagor’s obligations to the Creditor without prejudice to the Creditor’s rights to recover from the Mortgagor any balance which may remain owing to the Creditor after the exercise of such rights. Should the total amount collected/ recovered by the Creditor exceed the full amount of the Mortgagor’s obligations to the Creditor for the time being, the Creditor shall be obliged to refund such excess to the Mortgagor.

9.2.	The Creditor is hereby empowered irrevocably and in rem suam, with power of substitution and delegation to exercise all or any of its rights, authorities and powers in terms of this bond and the bond for this purpose shall be deemed to be an irrevocable power of attorney by the Mortgagor in favour of the Creditor.

10.	Notwithstanding anything to the contrary herein contained, this bond will become executable against the Mortgagor if the Mortgagor commits any breach of any of the terms and conditions of this bond and/or upon the occurrence of any of the Events of Default (as defined in the Facility Agreement).
11.	A certificate signed by any authorised representative of the Creditor (whose authority and appointment need not be proved) reflecting the amount of the indebtedness of the Mortgagor under this bond, the fact that same is due and payable, the rate of interest payable thereon and the date from which interest is reckoned :
11.1.	will be prima facie proof of the amount of the indebtedness and the facts stated therein;

11.2.	will constitute sufficient particularity for the purposes of pleading and trial in any action; and

11.3.	will, in the absence of evidence to the contrary, be sufficient proof for the purposes of obtaining provisional sentence, summary judgment or any other judgment or order, and the onus shall be on the Mortgagor to prove that such amount is not owing to the Creditor.

12.	No relaxation or indulgence and no extension of time which may be granted by the Creditor, nor failure by the Creditor to enforce compliance with the provisions of this bond and (without derogating from the generality of the aforegoing) no acceptance of payments after due date, whether on one or more occasions, shall be deemed to be a waiver in respect of any past or future breach of any of the terms and conditions of this bond or estop or preclude the Creditor from insisting on and enforcing, without notice, its full rights hereunder.
13.	No negligent acts or omissions by or on behalf of the Creditor in implementing its rights hereunder shall found a cause of action against the Creditor.

14.	14.1.	Mortgagor hereby chooses domicilium citandi et executandi for all purposes under this bond, whether in respect of court process, notices or other documents or communications of whatsoever nature, at the following addresses :
[

South Africa
Facsimile:
Telephone                                        ]
with a copy to :
[

South Africa
Facsimile:
Telephone                                         ]
14.2.	The Mortgagor may change its domicilium citandi et executandi to another physical address in the Republic of South Africa provided that the change shall become effective on the 7th (seventh) day after the latest receipt of the notice.

14.3.	Any notice to the Mortgagor contained in a correctly addressed envelope and:
14.3.1.	sent by prepaid registered post to the Mortgagor at its domicilium citandi et executandi; or

14.3.2.	delivered by hand to a responsible person during ordinary business hours at the Mortgagor’s domicilium citandi et executandi, shall be deemed to have been received, in the case of clause 14.3.1 above, on the 10th (tenth) day after posting (unless the contrary is proved) and, in the case of clause 14.3.2 above, on the day of delivery, provided such day is a business day or otherwise on the next following business day.

14.4.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by the Mortgagor shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi at executandi.

14.5.	“Business day” means any day except a Saturday, Sunday or public holiday.
15.	Notwithstanding anything to the contrary herein contained, the Creditor shall be entitled to allocate any moneys paid by the Mortgagor to the Creditor either to the Capital Sum, any part of the Capital Sum, interest or the Additional Sum as the Creditor may determine.
16.	This bond shall not novate, cancel or affect any other securities at present held or which may from time to time be held by the Creditor and the Creditor shall be entitled to take action against the Mortgagor under this bond and/or on any other securities in any of the events referred to in clause 10 of this bond or otherwise.
17.	Without in any way limiting or affecting any of the other provisions of this bond, and in addition thereto, all amounts from time to time owing by the Mortgagor to the Creditor shall bear interest at the Default Rate as defined in the Facility Agreement.
18.
18.1. The Mortgagor shall be bound and obliged to pay the costs of preparing these presents and the registration thereof, including stamp duty thereon and upon cancellation of this bond, the costs of such cancellation.

18.2.	All costs and expenses that may be incurred by the Creditor in order to enforce or preserve the Creditor’s rights hereunder or in terms of the Principal Indemnity or in suing for the recovery of any sum that may become due which is secured hereunder, including but without limiting the generality of the aforegoing, the costs on the attorney and own client scale of all legal proceedings, the costs of execution, the costs and expenses of all notices that may be given in terms of this bond, all premiums of insurance that may be paid by the Creditor in terms hereof, any other payments or disbursements that may be made by the Creditor on behalf of the Mortgagor and the costs and expenses relating to the due performance by the Mortgagor of all its obligations hereunder shall be paid by the Mortgagor.

18.3.	All amounts outstanding under the Principal Indemnity in excess of the capital sum shall be paid by the Mortgagor (including without limitation amounts arising from fluctuations in exchange rates between currencies which amounts will enable the Mortgagor to repay the pay the Principal Indemnity to the Creditor in such amounts and currency denominations as required in terms of the Principal Indemnity).

18.4.	All the costs and amounts referred to in clauses 18.1, 18.2 and 18.3 shall be secured hereunder in addition to the Capital Sum and the Additional Sum. The Creditor shall not, however, be precluded from recovering from the Mortgagor any such costs, expenses and other amounts as are referred to in clauses 18.1, 18.2 and 18.3 that may exceed the Additional Sum.
19.
19.1. Notwithstanding anything to the contrary contained herein, the Creditor shall be entitled to exercise the rights granted to it hereunder only if, at the time, there is an actual obligation or indebtedness owing by the Mortgagor to the Creditor.

19.2	This bond may only be cancelled when all the Mortgagor’s obligations and indebtedness to the Creditor have been discharged.
20.	The provisions of this bond shall be and continue to be of full force and effect and binding on the Mortgagor, subject to the provisions of clauses 19.1 and 19.2, notwithstanding :
20.1.	any variation or amendment of, addition to or deletion from any terms of the Facility Agreement or any Project Document (as defined in the Facility Agreement) to which the Mortgagor is or may become a party;

20.2.	any indulgence which the Creditor may grant to the Mortgagor. No such indulgence shall constitute a waiver of any of the Creditor’s rights under this bond; and/or

20.3.	the Creditor’s receipt of any dividend or other benefit in any liquidation or judicial management of the Mortgagor or any compromise whether in terms of any statute or the common law;

20.4.	the Creditor’s release in whole or in part of any other security and/or any surety for the obligations of the Mortgagor;

20.5.	the cancellation, termination, determination or breach of any agreement to which the Mortgagor became a party by any person whatsoever or the application of section 6C of the Usury Act, No 73 of 1968, as amended;

20.6.	any intermediate discharge or settlement of or fluctuation in any indebtedness or obligation referred to in or contemplated by the preamble;

20.7.	the winding-up or any change in the name or constitution of the Mortgagor.
21.	The Mortgagor renounces the benefits arising from the legal exceptions non numerate pecuniae, non causa debiti, errore calculi, revision of accounts, no value received, excussion, division de duobus vel pluribus reis debendi and all other legal benefits and exceptions which might or could be taken to the payment of the Capital Sum or the Additional Sum or any part thereof, with the full force, meaning and effect whereof the Mortgagor declares itself to be fully acquainted.
22.	Subject to clause 15 of the Facility Agreement, the Creditor may at any time and without reference to the Mortgagor, cede its right, title and interest in and to this bond to any person or persons whatsoever (even if such cession entails an increase in the number of creditors) in which event any reference to the Creditor in this bond shall be deemed to be a reference to any such successor in title of the Creditor.
23.	Should the Mortgagor at any time fail to comply with any of its obligations under this bond, the Creditor shall be entitled on behalf of the Mortgagor to take the necessary remedial measures in the exercise of its absolute discretion and at the cost of the Mortgagor but without prejudice and in addition to the Creditor’s rights in terms hereof arising from the Mortgagor’s breach in question.
24.	In this bond, including the preamble, words importing any one gender shall include the other two genders and words signifying the singular shall include the plural and vice versa and any reference to “person” includes a natural person, a company and an association or body of persons whether natural or not and whether incorporated or unincorporated.
25.	If any of the provisions of this bond are found to be unlawful, unenforceable or invalid such provision shall be deemed to be severable from the remaining provisions of this bond and shall, to the extent that the same is unlawful, unenforceable or invalid, be deemed to be pro non scripto

26	The Mortgagor hereby consents to the Creditor taking any legal proceedings for enforcing any of its rights under this collateral bond for recovery of any monies claimable hereunder, or otherwise, in the High Court of any district having jurisdiction in regard to the person of the Mortgagor and the Creditor shall be entitled to High Court costs, on the attorney and own client scale.
27	This bond shall be governed and interpreted by the substantive laws of the Republic of South Africa.
IN WITNESS WHEREOF I, the said Registrar, together with the Appearer, q.q., have subscribed to these presents and have caused the seal of office to be affixed hereto.
THUS DONE AND EXECUTED at the office of the Registrar of Deeds at                                                             on                                           day of                                                                 [2000].

q.q In my presence,

REGISTRAR OF DEEDS

ANNEXURE A

Prepared by me

CONVEYANCER
[Insert Conveyancer’s
details]
POWER OF ATTORNEY TO PASS BOND
I/We, the undersigned [                                         ], authorised hereto by a resolution of THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED (Registration No. 98/17064/07), do hereby nominate, constitute and appoint [                                           ] and/or [                                           ] and/or [                                         ], jointly and severally and each with power of substitution to be my/our lawful attorney and agent, in my/our name, place and stead to appear before the REGISTRAR OF DEEDS at [                     ] or wherever else may be necessary and then and there on my/our behalf to pass and execute the annexed bond, with the contents whereof and with the force and effect of the terms, conditions and exceptions wherein contained I/we declare myself/ourselves to be acquainted; to deduct from the amount payable to me/us thereunder the legal charges for the registration thereof and any commission which may be payable by me/us to any agent in connection with the raising of the said bond; to make such amendments in the said bond as may be required by the said Registrar and to cede to the Creditor/s any policy or policies of insurance in accordance with the provisions of the said bond.
SIGNED at                                                            on this the                                                              day of                                                             2000.
AS WITNESSES:

1.

2.

SCHEDULE 13
PART III
FORM OF PLEDGE AND CESSION OF CLAIMS
PLEDGE OF SHARES AND CESSION OF CLAIMS
between
[RELEVANT SHAREHOLDER]
(the “Pledgor”)
and
[                                         ]
in its capacity as Trustee of the GNUC Security Trust
(the “Creditor”)

1.	As security for the obligations which [Relevant Shareholder] (a company and existing under South African law) now has and may from time to time in the future have to the Creditor arising from or out of the agreement between the Creditor and the Pledgor (the “Guarantee Agreement”) pursuant to which the Pledgor irrevocably and unconditionally guarantees the obligations of the Borrower under the terms of the Principal Indemnity, (as defined in the Facility Agreement) dated [ 20, ] including any obligations which may arise from any cancellation, termination or breach of the Guarantee Agreement, the Pledgor hereby :
1.1.	pledges to and cedes in securitatem debiti in favour of the Creditor, which accepts such pledge and cession, all of the Pledgor’s shares in The Greater Nelspruit Utility Company (Proprietary) Limited (the “Company”) held by the Pledgor as at the date hereof (the “Present Shares”) and any other shares in the Company which are acquired by the Pledgor at any time after the date hereof (the “Future Shares”); (the Present Shares and Future Shares hereinafter collectively referred to as the “Shares”);

1.2.	cedes in securitatem debiti to the Creditor all claims of whatever nature which the Pledgor now has or may from time to time in the future have against the Company (the “Claims”).
2.	In order to perfect the pledge of the Shares, the Pledgor undertakes forthwith to deliver to the Creditor, all of the Pledgor’s share certificates in respect of the Present Shares and a duly executed share transfer form, which shall be undated and blank as to transferee and undertakes forthwith upon the acquisition of any Future Shares to deliver to the Creditor all of the Pledgor’s share certificates in respect of such Future Shares and a duly executed share transfer form, which shall be undated and blank as to transferee, to be retained by the Creditor for the Pledgor’s and the Creditor’s respective rights and interests.
3.	If the Pledgor commits a breach of any of the Pledgor’s obligations set out herein (including any breach of the Guarantee Agreement) or if the Creditor becomes entitled to claim payment from the Pledgor in respect of any of the obligations for which this pledge has been given, the Creditor shall give written notice of such breach (the “Notice”) and if the Pledgor fails to remedy the breach within the period provided for in clause 11.1(b) of the Facility Agreement, the Creditor shall be entitled, but not obliged, without further notice, to do any of the following:
3.1.	cause all or any of the Shares to be sold either by public auction or private treaty, as the Creditor in its sole and absolute discretion deems fit;

3.2.	acquire all or any of the Shares (without prejudice to the rights of the Creditor to purchase such Shares at any such sale by public auction) at a price equal to the fair value thereof which, in the absence of agreement, shall be determined by a firm of auditors appointed for that purpose by the Creditor, acting as experts and not as arbitrators and their decision shall be final and binding on the Pledgor;

3.3.	convey valid title in the Shares to any purchaser thereof (including the Creditor); and/or

3.4.	recover the amount of the Claims ceded directly from the Company.

The Creditor shall apply the net proceeds of any such sale or recovery in terms of clause 3 or the purchase price payable by the Creditor, as the case may be, after deducting therefrom all costs and expenses incurred in or about the realisation of the Shares and the exercise by the Creditor of its rights in reduction or discharge, as the case may be, of the Pledgor’s indebtedness to the Creditor. Any surplus monies remaining after payments in terms of clause 3 shall accrue to and be paid to the Pledgor. All of the aforegoing is without prejudice to such other rights as the Creditor may have at law.
4.	In the event of that the Creditor becomes entitled for any reason to exercise the rights set out in clause 3 above, the Pledgor hereby irrevocably and in rem suam nominates, constitutes and appoints the Creditor as the Pledgor’s attorney and agent in the Pledgor’s name, place and stead :
4.1.	to sign and execute all such documents and to do all such things as it in its sole and absolute discretion may consider to be necessary or desirable to give effect to this Pledge of Shares and Cession of Claims;

4.2.	to receive from the Company all dividends which may become payable in respect of the Shares or any of them;

4.3.	to appoint any person as the Pledgor’s proxy or representative to attend meetings of shareholders of the Company, to vote at any such meetings of shareholders and to represent the Pledgor in all respects at such meetings.

5.	The Pledgor shall render to the Creditor such assistance as the Creditor may require for the purpose of enforcing its rights in respect of the Claims and/or to prove the amount of the Claims or any portion thereof.
6.	If for any reason whatsoever the Company or any of its members or directors fail to recognise this Pledge of Shares and Cession of Claims or to give effect to any of the terms hereof, the Pledgor hereby irrevocably and in rem suam nominates, constitutes and appoints the Creditor with power of substitution as the Pledgor’s attorney and agent in the Pledgor’s name, place and stead to exercise the Pledgor’s votes as a shareholder of the Company for any of the following purposes :
6.1.	to remove the directors thereof and to take all steps necessary or desirable to achieve that end; or

6.2.	to appoint such persons as directors of the Company as the Creditor in its sole and absolute discretion deems fit.
7.	The Pledgor hereby absolves the Creditor absolutely from any liability for any loss or damage which the Pledgor may suffer as a consequence, directly or indirectly, of the Creditor lawfully exercising any of the Creditor’s rights set out herein.
8.	During the subsistence of this pledge, the Pledgor gives to the Creditor the undertakings stipulated in the Facility Agreement which shall be read as if specifically incorporated herein.
9.	If as a result of a breach of this Pledge, the Creditor is entitled to exercise its rights under clause 3 above, the Creditor shall be entitled, without notice to the Pledgor, to claim payment of any and all amounts for which this Pledge is given and to exercise all or any of the rights set out in clause 3 above, whether or not the due date for payment has otherwise arrived.
10.	The provisions of this agreement shall continue to be of full force and effect and binding on the Pledgor notwithstanding the following :
10.1.	any amendment or variation to any of the terms of the Facility Agreement or any Project Document (as defined in the Facility Agreement);

10.2.	the temporary extinction of any of the Pledgor’s obligations to the Creditor, it being recorded that this agreement is a continuing covering security in favour of the Creditor;

10.3.	any indulgence which may be shown or given by the Creditor to the Pledgor. No such indulgence shall constitute a waiver of any of the rights of the Creditor, who shall not thereby be precluded from exercising any rights against the Pledgor which may have arisen in the past or which might arise in the future;

10.4.	the Creditor’s receipt of any dividend or other benefit in any liquidation or judicial management, compromise or composition; or

10.5.	the Creditor’s release in whole or in part of any other security and/or any other person to any suretyship or other undertaking.
11.	The Creditor shall at any time and for any reason and without recourse to the Pledgor be entitled to cede and assign any of its rights under this Guarantee to a third party for the sole purpose of transferring those rights to a replacement Creditor.
12.	The Pledgor hereby consents to the jurisdiction of the Witwatersrand Local Division of the High Court of South Africa in respect of any proceedings which may be instituted against the Pledgor pursuant to or in connection with any of the provisions of this agreement.
13.	The Pledgor chooses domicilium citandi et executandi (“domicilium”) for the purpose of receiving any notice, the serving of any process and for any other purpose arising from this agreement, at:

[ ]

The Pledgor shall be entitled from time to time, by written notice to the Creditor, to vary the Pledgor’s domicilium to any other address which is not a post office box or poste restante. Any notice given to the Pledgor at the Pledgor’s domicilium for the time being which :
13.1.	is delivered by hand shall be deemed to have been received by the Pledgor at the time of delivery;

13.2.	is posted to the Pledgor by prepaid registered post shall be deemed to have been received by the Pledgor on the tenth (10th) day after the date of posting.
14.	No addition to, variation, or consensual cancellation of this agreement shall be of any force or effect unless in writing and signed both by the Creditor and by the Pledgor.

15.	All costs of and incidental to this agreement including the stamp duty payable thereon shall be borne and paid by the Pledgor.
16.	This agreement shall be governed and interpreted by the substantive laws of the Republic of South Africa.
SIGNED by the Parties and witnessed on the following dates and at the following places respectively:
THUS DONE AND SIGNED at                                            this                                            day of                                           2000

for and on behalf of
[ ]
By

who warrants his/her authority hereto (as Pledgor)

THUS DONE AND SIGNED at____ this day of _____ 2000

for and on behalf of
[ ]
By

who warrants his/her authority hereto. (as Creditor)

SCHEDULE 13
PART IV
FORM OF TRUST DEED
TRUST DEED
For
THE GNUC SECURITY TRUST
entered into between:
Development Bank of Southern Africa Limited
(as Founder)
And
Nedcor Investment Bank Limited
(as Trustee)

WHEREAS:
A.	It is desired to constitute a Trust in order to guarantee certain obligations of The Greater Nelspruit Utility Company (Pty) Ltd (the “Borrower”) as provided for in the Facility Agreement between the Borrower, the Founder and any other Lenders referred to in the Facility Agreement.
B.	Accordingly the Trust shall provide a Trustee Undertaking, against which the Trust will receive a Principal Indemnity from the Borrower supported by the Secured Assets.
C.	The Trustee will be the first Trustee of the Trust.
D.	It is desired to record the terms and conditions upon which the Trust is to be formed and is to operate.
NOW THEREFORE IT IS AGREED:
1.	DEFINITIONS
1.1	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing any gender shall include the remaining genders, words importing persons shall include bodies corporate, words and expressions defined in the Facility Agreement shall bear the same meaning in this Deed unless otherwise stated and the following words and expressions when used in the Deed shall have the following meanings, namely:

the “Act”	the Companies Act No. 61 of 1973, as amended or superseded from time to time;

“Beneficiaries”	Development Bank of Southern Africa Limited and any substitute, assignee, cedee, transferee or other person now or hereafter from time to time having the benefit of any obligations or liabilities owed by the Borrower under the Facilities;

“Borrower” “Capital”	The Greater Nelspruit Utility Company (Proprietary) Limited; the Trust Fund excluding any net Income;

“Commitment”	in relation to a Lender, the amount set opposite its name in respect of each Facility in the relevant part of schedule I of the Facility Agreement or, as the case may be, in any relevant Substitution Certificate, as reduced by any relevant term of the Facility Agreement;

“Contributions”	means, in relation to a Lender, the principal amount of the Loan owing to such Lender at any relevant time;

“Facilities”	the DBSA Loan Facility and the DBSA Underwriting/Partial Risk Facility as provided for under the Facility Agreement;

“Facility Agreement”	the Secured Term Loan Facility Agreement between the Development Bank of Southern Africa Limited and the Borrower;

“Founder”	Development Bank of Southern Africa Limited;

“Income”	any income earned by the Trust Fund;

“Income Tax”	shall include any tax or levy or duty or any other imposition now leviable or which may hereafter become leviable under whatever name is assigned thereto and irrespective of whether the same is levied by a national, provincial or local government authority;

“Loan”	means the aggregate principal amount owing to the Lenders under the Facility Agreement at any relevant time;

“Majority Vote”	a majority vote of the Beneficiaries which shall be a 66 2/3% (sixty-six and two-thirds per cent) majority of the votes exercisable by all the Beneficiaries, whether at a meeting or by way of a round-robin proposal, for purposes of which each Beneficiary’s exercisable vote shall, prior to the making of any Advance under any of the Facilities, be equal to that Beneficiary’s Commitment and, subsequent to an Advance having been made under any Facility, be equal to that Beneficiary’s Contribution, so that if only one of the Lenders has made an Advance, then only that Lender shall be entitled to vote as a Beneficiary;

“Principal Indemnity”	the Principal Indemnity referred to in clause 12.10 of the Facility Agreement;

“Special Vote”	a special vote of the Beneficiaries which shall be a 75,0% (seventy-five comma nought per cent) majority of the votes exercisable by all the Beneficiaries, whether at a meeting or by way of a round-robin proposal, for purposes of which each Beneficiary’s vote shall be determined as set out in the definition of Majority Vote;

the “Trust”	the Trust constituted in terms of this Deed;

“Trustee”	in the first instance shall mean Nedcor Investment Bank Limited and thereafter its successors in office for the time being, including any Trustees assumed hereunder;

“Trustee Undertakings”	the undertaking of the Trustee referred to in clause 12 of the Facility Agreement;

“Trust Fund”	(a) the sum of R100 (one hundred Rand) settled by the Founder upon the Trustee in terms of clause 2 hereof;

(b) all other sums of money, property or assets hereinafter acquired, whether pursuant to or in connection with the Principal Indemnity, the Facility Agreement or any of the Secured Assets, or otherwise, for the purpose of the Trust;

(c) the Principal Indemnity and the Secured Assets; and

(d) all investments and property and unexpended or accumulated or undistributed Income, of which the Trustee may from time to time stand possessed.

1.2	The headnotes used in this Deed are inserted for reference purposes only and shall not be used in the construction or interpretation of this Deed or the paragraphs to which they refer.

1.3	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is in the definition clause, effect shall be given to it as a substantive provision of this Deed.
2.	SETTLEMENT

The Founder hereby settles upon the Trust the sum of R100 (one hundred Rand) which will be utilised by the Trustee in accordance with its powers hereunder. The Trustee hereby agrees to act as such and to accept the said sum for the benefit of the Beneficiaries hereunder and upon and subject to all the terms and conditions herein contained.

3	NAME

The Trust hereby constituted shall be styled and known as the “GNUC Security Trust”.

4	OBJECTS

The Trustee will own, stand possessed of and administer the Trust Fund and carry out its functions and exercise its rights and duties hereunder for the following main purposes only, namely to issue the Trustee Undertaking and to receive, hold, administer and enforce its rights under the Principal Indemnity and in and to the Secured Assets and matters incidental thereto.

5	COMMENCEMENT

The Trust shall commence on the date of execution of this Deed.

6	IRREVOCABILITY AND REGISTRATION
6.1	The settlement hereby made is irrevocable.

6.2	The Trustee shall cause the Trust to be registered and take whatever steps are necessary for that purpose.
7	INCOME AND CAPITAL
7.1	All monies received by the Trust shall be applied by it in making the following payments in the order set out in this clause 7.

7.2	Out of the Income the Trustee shall:
7.2.1	pay all costs, expenses and disbursements and satisfy every liability incurred by it in the execution of the powers and provisions contained in this Deed, including but not limited to the costs of furnishing security which may be required notwithstanding the provisions of clause 9.5;

7.2.2	pay all interest, fees, charges and other costs due to the Lenders under the Trustee Undertaking;

provided that -

7.2.3	to the extent that the Income is inadequate for any of these purposes, the Trustee shall apply such Income in accordance with the Facility Agreement; and

7.2.4	to the extent that there is surplus Income, the Trustee shall add it to the capital of the Trust Fund after paying or providing for any tax due on it.
7.3	All Capital received by the Trust, including but not limited to capital payments by the Borrower under the Principal Indemnity or capital amounts arising out of the realisation of the Secured Assets, shall subject to the provisions of clause 7.2, be applied in repaying all amounts due to the Lenders under the Trustee Undertaking and shall be allocated in accordance with such ranking as may exist between the Facilities and further pursuant to the provisions of the Facility Agreement.

7.4	Any surplus monies remaining as part of the Trust Fund after making the payments referred to in clauses 7.2 and 7.3 above shall accrue to and be paid to the Borrower.
8	FACILITIES
8.1	The Trust shall enter into the Trustee Undertaking and Principal Indemnity substantially on the terms included in the Facility Agreement or on such other terms as the Trustee may approve.

8.2	The Trustee shall, subject to the further provisions of this Deed, administer the Principal Indemnity and the Secured Assets in accordance with the terms and conditions of the Trustee Undertaking and the terms and conditions of the Facility Agreement.

8.3	If the Trustee becomes obliged to perform any of the Trust’s obligations under the Trustee Undertaking, the Trustee shall enforce the Trust’s rights and remedies available under the Principal Indemnity and, if necessary to enable the Trust to meet its obligations under the Trustee Undertaking, under the Security Documents and such other remedies as may be available to it at law, promptly. The Trustee may take such action as it is entitled to take to protect the interests of the Beneficiaries. Notwithstanding anything to the contrary herein contained, the Trustee shall not be obliged to take any action to recover any amounts owing by the Borrower under the Principal Indemnity or any grantor in respect of the Secured Assets if the Trust does not have the financial resources to do so and in such event, the Trustee may decline to take any such action until such time as the Beneficiaries shall have provided the necessary financial resources to the Trust to enable it to do so or the Trustee shall have received from the Beneficiaries assurances and security to its satisfaction in this regard.
9	TRUSTEES
9.1	The Trustee is hereby appointed as the first Trustee of the Trust and hereby accepts its appointment as such.

9.2	The Trustee in office from time to time shall, with the prior written consent of the Beneficiaries, be entitled to appoint additional Trustees whether to fill any vacancy arising on the death, retirement or disqualification of any Trustee, or for any other reason.

9.3	Each additional Trustee appointed in terms hereof shall execute a written acceptance of such appointment mutatis mutandis in accordance with the provisions of clause 10.4 below and shall execute an agreement pursuant to which it agrees to adhere to the Facility Agreement and any other agreement to which the Trust is then a party.

9.4.	If there be more than one Trustee in office at any time then the Trustees, in the exercise of their respective functions and duties, but subject to the terms of the Facility Agreement:
9.4.1	shall meet together for the despatch of business, adjourn and otherwise regulate meetings and the manner of convening the same as they may deem fit;

9.4.2	shall except in respect of questions involving the taking up or making of any loans or the granting or cession of any security (all of which matters require the unanimous vote of all Trustees or a direction from the Majority Lenders) or as otherwise provided in this Deed, determine all questions arising at all meetings by a majority of votes;

9.4.3	may meet by way of telephone conference or in such other manner as the Trustees may in their sole discretion determine.
9.5	None of the Trustees from time to time holding office shall be required to furnish security, whether individually or collectively, to the Master of the High Court or to any other Government official or body of whatsoever nature for the administration of the Trust and the need for the furnishing of any such security is hereby specifically dispensed with, whether the same may be required under the Trust Property Control Act or any other law or enactment or regulation from the time being in force.

9.6	Subject to clause 11.6 below, the Trustee may from time to time delegate to any committee or to any other person or company appointed by it, any specific duty or assignment.

9.7	A resolution in writing signed by all the Trustees shall be as valid and effective as if it had been passed at a meeting of the Trustees duly called and constituted.
10	PERIOD OF OFFICE OF THE TRUSTEE AND APPOINTMENT OF NEW TRUSTEE
10.1	The Trustee shall be entitled to remain in office as such unless and until:
10.1.1	the Trustee resigns as such on not less than 60 (sixty) days written notice to the Founder;

10.1.2	the Trustee becomes disqualified in law to hold the office of trustee;

10.13	the Trustee is removed from office by a Majority Vote of the Beneficiaries on 60 (sixty) days written notice to the Trustee; or

10.1.4	the Trustee is provisionally or finally wound-up or placed under judicial management, curatorship or administration.
10.2	Upon the termination of office of a Trustee as provided for in clause 10.1 above:
10.2.1	that Trustee shall be discharged from the trusts in terms of this Deed and shall not be responsible for any loss or costs occasioned by such termination, provided that the Trustee shall not be so discharged in circumstances contemplated in clauses 10.1.1 or 10.1.3 until such time as a successor trustee shall have been appointed in terms of the succeeding provisions of this clause 10; and

10.2.2	the Founder shall immediately nominate a new trustee, who shall be subject to approval by a Special Vote. In the event of the Founder failing, within a reasonable time, to nominate a person for approval by Special Vote, the Beneficiaries may themselves, by Special Vote, make such appointment.
10.3	If a successor Trustee shall not have been appointed within 30 (thirty) days after the occurrence of an event as referred to in clause 10.1, the Founder, any Beneficiary or the Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as above provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided above.

10.4	Any successor Trustee shall execute and deliver to the predecessor Trustee, the Founder and the Beneficiaries, an instrument accepting such appointment and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the Trust hereunder with like effect as if originally named as a Trustee herein; but nevertheless upon the request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument or instruments transferring to such successor Trustee, upon the Trust herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the Trust herein expressed, including an agreement in terms of which the successor Trustee agrees to adhere to the Facility Agreement or any other agreement by which the Trust is bound.

10.5	The Borrower shall be notified in writing of the appointment of any successor Trustee pursuant to clauses 10.2, 10.3 or 10.4 above.

11	POWERS OF THE TRUSTEE

Subject to the terms of the Facility Agreement, the Trustee shall have the powers mutatis mutandis as set out in Schedule Two of the Act subject to any restrictions set out in this Deed and also shall have the following powers and authorities in regard to its administration of the Trust, namely:
11.1	to enter into the Trustee Undertaking and, if necessary or desirable, to amend it;

11.2	to enter into and, if necessary or desirable, to amend the Principal Indemnity and to implement and administer and take any other action under or in connection with the Principal Indemnity in accordance with its terms;

11.3	to take, hold and, if necessary, enforce or foreclose upon, the Secured Assets;

11.4	instead of acting personally, to employ as far as it may consider it to be necessary and to pay, any attorney, agent or other person to transact any business or to do any act of whatsoever nature required to be done pursuant to this Deed, provided that any payment which may be made pursuant thereto shall be refunded to the Trustee out of the funds from time to time held by the Trust and provided that, notwithstanding any such employment, the Trustee shall not be discharged from any of its obligations, or performing any of its duties, hereunder;

11.5	to take and act upon any expert or professional advice;

11.6	subject to the consent of the Beneficiaries given by way of a Special Vote, to delegate to any person the performance of all or any acts or the exercise of all or any discretions, functions or duties which it may be entitled or obliged to perform or exercise under this Deed and provided that, notwithstanding any such delegation, the Trustee shall not be discharged from any of its obligations, or performing any of its duties, hereunder;

11.7	to draw, accept, make or endorse cheques, bills of exchange, promissory notes or any other negotiable or other instruments for and on behalf of the Trust and to open and operate upon banking and building society accounts of any description;

11.8	to acquire and hold whether in its own name as Trustee for and on behalf of the Trust, or in the name of the Trust, such movable or immovable property as it may deem necessary for the purposes of the Trust;

11.9	to enter into any contract or arrangement and otherwise to transact any business of whatsoever nature which it in its discretion considers to be necessary for the proper fulfilment of its duties hereunder and to give effect to the purpose and intent of this Deed;

11.10	to add to the Trust Fund by accepting additions thereto which may be made by donations or by any other means;

11.11	to do such other things as are necessary or incidental to the objects of the Trust or as may be authorised by a Majority Vote; or

11.12	to bind the Trust to the Facility Agreement.
12	RECORDS

The Trustee shall keep true and proper records and books of account of its administration of and dealings under the Trust and its assets, all in such manner and form that such books at all times reflect the true position of the Trust and shall appoint a firm of reputable auditors to act as such to the Trust.

13	DUTIES OF THE TRUSTEE

In the event of the Trustee having knowledge of an Event of Default or a Potential Event of Default, the Trustee shall forthwith give written notice of the same to the Agent and the Beneficiaries. For all purposes of this Deed, the Trustee shall be deemed not to have knowledge of an Event of Default or Potential Event of Default unless the Trustee has actual knowledge thereof or has been notified in writing thereof by a Beneficiary or the Borrower.

14	TERMINATION
14.1	The Trust constituted by this Deed shall terminate upon whichever of the following first occurs, namely:
14.1.1	the passing of a Special Vote to that effect by the Beneficiaries, who shall be entitled to terminate the Trust when they consider there is good reason so to do; or

14.1.2	on the date upon which all obligations, actual or contingent, of the Borrower under the Principal Indemnity and all the obligations, actual or contingent, of the Trust under the Trustee Undertaking, have been fully and finally extinguished or discharged.

14.2	On termination of this Trust as provided in clause 14.1, the Trustee shall pay or deliver the balance of the Trust Fund then existing to the Beneficiaries in equal shares or in such other proportions as are then determined in terms of the Facility Agreement or, if none are, as the Trustee decides are appropriate.
15	PROCEDURE FOR MEETINGS OF BENEFICIARIES
15.1	The Trustee may at any time convene a meeting of Beneficiaries.

15.2	The Trustee shall convene a meeting of Beneficiaries on receiving a written request from Beneficiaries, the aggregate of whose Contributions at the time the meeting is requested is not less than 30,0% (thirty comma nought per cent) of the Loan. Such written request shall contain an indemnity in favour of the Trustee to its satisfaction against all costs and expenses occasioned in the holding of that meeting; and such written request shall set out the nature of the business for which the meeting is requested.

15.3	Whenever the Trustee convenes a meeting of Beneficiaries it shall forthwith give notice in writing to the Beneficiaries of the place, day and time of the proposed meeting and of the nature of the business for which that meeting is to be held.

15.4	Every meeting of Beneficiaries shall be held at a place in Johannesburg determined by the Trustee.

15.5	Unless all Beneficiaries agree otherwise, a minimum of 14 (fourteen) days notice (exclusive of the day on which the notice is served or deemed to be served and of the day on which the meeting is held) of every meeting shall be given to every Beneficiary when the meeting is convened by the Trustee.

15.6	The accidental omission to give notice to, or the non-receipt of such notice by, any Beneficiary shall not invalidate the proceedings at a meeting convened and held in terms of that notice.

15.7	Every notice convening a meeting of Beneficiaries shall specify:
15.7.1	the date, place and hour of the meeting;

15.7.2	the general nature of the business to be transacted; and

15.7.3	the terms of any resolution to be proposed at the meeting, including whether such resolution shall be passed with a Majority Vote or a Special Vote or unanimously.

15.8	A quorum for the meeting shall be the Lenders, present in person or by proxy, the aggregate of whose Contributions exceeds 50,0% (fifty comma nought per cent) of the Loan or, if no Advance has been made, the aggregate of whose Commitments exceeds 50,0% (fifty comma nought per cent) of the total of the Commitments of all the Lenders.

15.9	No business shall be transacted at a meeting unless a quorum is present at the commencement of and throughout the meeting.

15.10	If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall stand adjourned to such day and time being 7 (seven) days thereafter and at the same place and time and at that adjourned meeting the Beneficiaries present in person or by proxy entitled to vote shall constitute a quorum for the transaction of business.

15.11	Only the business which was not dealt with at the meeting at which the adjournment took place shall be considered and dealt with at such adjourned meeting.

15.12	Notice of an adjourned meeting shall be given forthwith in the same manner as that in which notice of the original meeting was given save for the requirement to give 14 (fourteen) days notice under clause 15.5 above.

15.13	The notice shall state that the Beneficiaries present at the adjourned meeting will constitute a quorum.

15.14	The chairman of a meeting of Beneficiaries shall be a person who is nominated in writing by the Trustee.

15.15	If the Trustee does not make such a nomination or the person nominated by the Trustee is not present within 30 (thirty) minutes after the time fixed for the holding of the meeting, then the Beneficiaries present at the meeting shall choose another person to be the chairman.

15.16	The chairman
15.16.1	with the consent of a meeting at which a quorum is present, may; and

15.16.2	if directed by a Majority Vote at a meeting at which a quorum is present, shall, adjourn that meeting from time to time but no business shall be transacted at any adjournment of that meeting except business which might lawfully have been transacted at the meeting from which that adjournment took place.
15.17	At any meeting at which any resolution is put to a vote, every Beneficiary present
15.17.1	in person or by proxy; or

15.17.2	by its authorised representative, shall have a vote as determined in the definitions of Majority Vote and Special Vote respectively at the time that the vote is taken.
15.18	Any instrument appointing a proxy shall be in writing under the hand of the appointer or of its authorised representative. Such instrument shall automatically entitle a proxy to speak at a meeting.

15.19	A person appointed to act as a proxy need not be a Beneficiary. 15.20 The chairman shall not have a casting vote.

15.21	A resolution in writing signed by all the Beneficiaries shall be regarded as valid and effective for all purposes as a resolution passed at a meeting properly convened and held in accordance with this clause 15. References in this Deed to decisions being made by a round robin proposal are referring to resolutions contemplated in this sub-clause.

15.22	Any such resolution may be contained in one document or in several documents in the same or like form each signed by 1 (one) or more of the Beneficiaries and shall be deemed to have been passed on the date on which it was signed by the last Beneficiary to do so.

15.23	A record shall be kept of all resolutions and proceedings at each meeting and shall be entered in a book to be provided and kept for that purpose by the Trustee.

15.24	Any such record or any extract therefrom purporting to be signed by the chairman of the meeting in question or by an authorised representative of the Trustee shall be prima facie evidence of the matters stated therein.

15.25	Any Beneficiary shall be entitled at all reasonable times to inspect the resolutions envisaged in terms of clause 15.23 above and to take copies of or extracts from the same.
16	REMUNERATION

The Trustee shall be entitled to be remunerated for its services as Trustee on such basis as shall be agreed from time to time by the Trustee and the Beneficiaries.

17	OTHER DEALINGS

The Trustee may, in its individual capacity, without liability to account to either of the Founder or to any Beneficiary, make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the grantors of security or any Beneficiary, without limitation.

18	LEGAL PROCEEDINGS

The Trustee shall be entitled to sue and be sued in any court having competent jurisdiction in respect of any matter arising out of the Trust, the Trustee Undertaking, the Secured Assets, the Principal indemnity or any matter relating thereto.

19	LIMITATION OF LIABILITY OF TRUSTEE
19.1	The Trustee, solely in its capacity as Trustee, shall not be liable for any loss sustained by the Trust or by the Beneficiaries out of whatsoever cause arising, save and except for any loss sustained as a result of the negligence, wilful wrongdoing or dishonesty of the Trustee.

19.2	The Trustee, solely in its capacity as Trustee and every attorney, agent or other person appointed by the Trustee hereunder, are hereby indemnified out of the Trust Fund against all actions, proceedings, costs, liabilities, claims, expenses and demands in respect of any matter or thing done or omitted to be done in any way in the execution of its office as Trustee or of its functions or duties as such, but this indemnity shall not apply to claims arising out of its negligence, wilful wrongdoing or its dishonesty.
20	TAX

If the Trustee becomes liable for Income Tax arising out of the Trust or the operation of the Trust (save in respect of any remuneration payable under clause 16), the Trustee shall be entitled but not obliged at any time and notwithstanding any previous decision on its part not to do so, to claim from the Trust Fund or to refund to the Trustee out of the Trust Fund the amount of the Income Tax for which the Trustee at any time becomes or became so liable on such basis as may be equitable with the intention of affording the Trustee a full indemnity against the Income Tax for which it may become so liable.

21	ACCEPTANCE

The Trustee, by its signature hereto, accepts office as such and undertakes to carry out all the duties, functions and obligations incumbent upon it hereunder.

22	AMENDMENTS TO THIS TRUST DEED

Subject to the provisions of the Facility Agreement, the Trustee may with the agreement of the Founder and with the approval of a Special Vote of the Beneficiaries amend the provisions of this Deed in such manner as they may determine including without limitation the extension of the class of Beneficiaries hereunder and all such amendments shall be binding on the parties hereto and on the Beneficiaries and on all future Beneficiaries.

23	CESSION

The Beneficiaries shall be entitled to cede and assign all or part of their rights hereunder and delegate all or part of their obligations, to any person who is or becomes Lender under and so a party to the Facility Agreement.
24.4	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi or was not sent or delivered in accordance with clause 24.3 above.

24.5	All notices and communications given hereunder shall be in writing.
25	JURISDICTION

Each party submits to the non-exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) or any successor to that court having jurisdiction in respect of causes of action arising in and having its seat at Johannesburg, for all purposes relating to this Deed.

THUS DONE AND EXECUTED at                                        on                                         2000

for and on behalf of Development Bank of Southern Africa Limited by who warrants his/her authority hereto. (as Founder)

for and on behalf of Nedcor Investment Bank Limited by

who warrants his/her authority hereto. (as Founder)

SCHEDULE 13
PART V
FORM OF CESSION IN SECURITATEM DEBITI
Between
THE GREATER NELSPRUTT UTILITY COMPANY (PROPRIETARY)LIMITED
(the “Debtor”)
And
NEDCOR INVESTMENT BANK LIMITED
in its capacity as Trustee of the GNUC Security Trust
(the “Creditor”)
White & Case LLP
Johannesburg

1	INTERPRETATION
1.1.	In this agreement, unless the context clearly otherwise indicates :
1.1.1.	“Business day” means any day except a Saturday, Sunday or public holiday;

1.1.2.	“Cession” means a cession in securitatem debiti;

1.1.3.	“Claim” means all rights and interests of the debtor of whatsoever nature and howsoever arising under the following:
1.1.3.1	the Project Documents (as defined in the Facility Agreement);

1.1.3.2	the Project Accounts;

1.1.3.3	permits, to the extent permissible; and

1.1.3.4	agreements which:
1.1.3.4.1	have been concluded between the Debtor and third parties in connection with the Project at the date hereof and the terms of which do not prohibit the Debtor from ceding its rights and interest under them to a Creditor, and

1.1.3.4.2	will be concluded between the Debtor and third parties in connection with the Project after the date thereof to which the provisions of clause 6.3(b) shall apply.
1.1.4.	the “Facility Agreement” means the agreement entered into between the Lenders (as defined in the Facility Agreement) and the Debtor as borrower in terms whereof the Debtor has borrowed from the Lenders in the aggregate, an amount of R125 000 000 (one hundred and twenty five million Rand) subject to the terms and conditions as set out in the Facility Agreement;
1.1.5.	the “Obligations” means the due payment of every sum of money which may at any time hereafter be or become owing by the Debtor to the Creditor under and/or arising from the Principal Indemnity and for the due performance of every other obligation which the Debtor may now be or become bound to perform in favour of the Creditor under and/or arising from the Principal Indemnity;

1.1.6.	“Principal Indemnity” means the indemnity given by the Debtor to the Creditor in clause 12.10 of the Facility Agreement;

1.1.7	the “Project” means the project to be implemented by the Debtor consisting of the design, construction, financing, rehabilitation, operation, maintenance and management of the supply of water services in the Mpumalanga Province, Republic of South Africa.
1.2.	In this agreement, unless the context otherwise requires :
1.2.1.	the masculine gender includes the feminine gender and vice versa;

1.2.2.	the masculine gender includes the neuter and vice versa; and

1.2.3.	the singular includes the plural and vice versa.

1.3.	The headings to the clauses of this agreement are for reference purposes only and shall not aid in the interpretation of the clauses to which they relate.

1.4.	This agreement shall be binding on the executors, administrators, trustees, assigns or liquidators (as the case may be) of the parties as fully and effectually as if they had signed this agreement in the first instance and reference to any party shall be deemed to include such party’s executors, administrators, trustees, assigns or liquidators, as the case may be.

1.5.	If any provision in a definition is a substantive provision conferring rights or imposing Obligations on any party, not withstanding that it is in the definition clause, effect shall be given to it as a substantive provision of this agreement.
2.	THE CESSION

The Debtor cedes the Claims to the Creditor in securitatem debiti for the Obligations on the terms and conditions contained in this agreement.

3.	DURATION

The Cession which is the subject matter of this agreement shall endure and be of force and effect until the Obligations have been cancelled and all liability of the Debtor to the Creditor under the Facility Agreement has been paid by the Debtor to the Creditor or otherwise discharged.

4.	PRIOR RIGHTS,

Subject to the Facility Agreement, the Debtor warrants to the Creditor that no other person, company or fine has any rights of any nature whatsoever in respect of the Claims which rank prior to the Creditor’s rights in terms hereof, save for any claims which any of the parties to any of the agreements specified in clause 1.1.3 may have as parties under those agreements.

5.	POWER OF ATTORNEY
5.1.	Subject to the terms of the Facility Agreement, the Debtor hereby appoints the Creditor irrevocably and in rem suam with power of substitution to be its lawful attorney and agent, and to sign all such documents and do all such things as may be necessary or desirable to give effect to any steps taken by the Creditor in pursuance of the rights and powers which the Creditor may have in terms of this agreement or at common law.

5.2.	The Debtor shall render to the Creditor such assistance as the Creditor may require for the purpose of enforcing its rights in respect of the Claims and/or to prove the amount of the Claims or any portion thereof.

5.3.	If the Debtor commits a breach of any of the Debtor’s Obligations set out herein or if the Creditor becomes entitled to claim payment from the Debtor in respect of any of the Obligations for which this Cession has been given, the Creditor shall be entitled, but not obliged, without notice to the Debtor and without first obtaining any order of court, to recover the amount of the Claims ceded directly. Notwithstanding anything to the contrary and without derogating from any rights which the Creditor may have in terms of this agreement or at law, the Debtor shall be obliged to notify the Creditor of any event which may entitle the Creditor to claim payment from the Debtor in respect of any of the Obligations for which this Cession has been given.

5.4.	The Creditor shall apply the net proceeds of such recovery in terms of clause 5.3. (after deducting therefrom all costs and expenses incurred in or about the realisation of the Claims and the exercise by the Creditor of its rights in reduction or discharge, as the case may be, of the Debtor’s indebtedness to the Creditor), without prejudice to the Creditor’s right to recover from the Debtor any balance which may remain owing to the Creditor after the exercise of such rights. All of the aforegoing is without prejudice to such other rights as the Creditor may have at law.

5.5	Any surplus monies remaining after payments in terms of clauses 5.3 and 5.4 shall accrue to and be paid to the Debtor.
6.	GENERAL
6.1.	No amendment, variation, addition or consensual cancellation of this agreement or any provision or term thereof and no extension of time, waiver or relaxation of any of the provisions or terms of this agreement shall be binding unless recorded in a written document signed by the parties.

Any such extension, waiver or relaxation which is so given or made shall be construed as relating strictly to the matter in respect whereof it was made or given.

6.2.	No extension of time or waiver or relaxation of any of the provisions or terms of this agreement shall operate as an estoppel against either party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

6.3.	The Debtor hereby undertakes and warrants that it:
(a)	has not, as at the date hereof entered into any agreement restricting or excluding the transferability of the Claims that form the object of this Cession (save for the permits referred to in clause 1.1.3.3, and to the extent that there are agreements which by their terms or nature exclude such transferability);

(b)	it will not enter into any agreements contemplated in clause 1.1.3.4.2 which restrict or exclude the transferability of the Debtor’s rights and interests under them in terms of this Cession, without obtaining the prior written consent of the Creditor to that restriction or exclusion, which approval shall not be unreasonably withheld.

(c)	has no knowledge of any counterclaims that may extinguish the Claims that form the object of this Cession;

(d)	has not, prior to this Cession, ceded the Claims that form the object of this Cession to any other person or concern; but if it should so happen that the Debtor is in breach hereof, then this Cession shall operate as a cession of the Debtor’s reversionary rights, including all rights of action against the prior cessionary.
6.4.	The Creditor agrees that it shall be the cessionary during such time as the Cession, which is the subject matter of this agreement, remains of force and effect and that it shall re-cede to the Debtor all the remaining rights after the Creditor’s claim against the Debtor has been satisfied.
7.	DOMICILIA CITANDI ET EXECUTANDI
7.1.	The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses -
7.1.1.	the Debtor:
16 Branders Street
Nelspruit, 1200
Facsimile (013)-755-2618
Attention: The Managing Director
7.1.2.	the Creditor:
3rd Floor
1 Newtown Avenue
Killarney, 2193
Facsimile (011)-480-1774
Attention: Head: Project Management
7.2.	Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing.

7.3.	Any party may by notice to the other parties change its domicilium citandi et executandi to another physical address in the Republic of South Africa provided that the change shall become effective on the 7th day after the latest receipt of the notice.

7.4.	Any notice to a party contained in a correctly addressed envelope and -
7.4.1.	sent by prepaid registered post to it at its domicilium citandi et executandi; or

7.4.2.	delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi;
shall be deemed to have been received, in the case of clause 7.4.1. on the tenth business day after posting (unless the contrary is proved) and, in the case of clause 7.4.2., on the day of delivery, provided such day is a business day or otherwise on the next following business day.

7.5.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium.
8.	This agreement shall be governed by the substantive laws of the Republic of South Africa.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:
THUS DONE AND SIGNED at                                            this                                           day of                                         2000

for and on behalf of THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED by

who warrants his/her authority hereto. (as Debtor)

THUS DONE AND SIGNED at this day of 2000

for and on behalf of NEDCOR INVESTMENT BANK LIMITED (Trustee) by who warrants his/her authority hereto. (as Creditor)

SCHEDULE 13
PART VI
FORM OF GUARANTEE AGREEMENT
guarantee agreement
between
[relevant shareholder]
and
NEDCOR INVESTMENT BANK LIMITED
in its capacity as Trustee of the GNUC Security Trust
DATED                                         2000
white & case llp
johannesburg

Page
WHEREAS:
1.	THE GREATER NELSPRUIT UTILITY COMPANY (PROPRIETARY) LIMITED (Registration Number 98/164432/07 (“the Debtor”) has secured a concession contract for the design, construction, financing, rehabilitation, operation, maintenance and management of the supply of water services and works (“the Project”);
2.	The Lenders (as defined in the Facility Agreement) have entered into certain finance facilities with the Debtor to provide loans to the Debtor for the purposes of the Project. All the loans are governed by a Facility Agreement to be entered into between the Debtor and the Lenders in respect of the loans (“the Facility Agreement”). The Security Trustee (herein together with permitted successors in title and permitted assigns, referred to as “the Trustee”) has issued or will issue, to the Lenders under the Facility Agreement an irrevocable undertaking (herein referred to as “the Trustee Undertaking”);
3.	The Debtor is firmly held and bound to the Trustee under the Principal Indemnity (as defined in the Facility Agreement) pursuant to which the Debtor indemnifies and holds the Trustee harmless against any liability, loss or costs the Trustee may suffer or incur by reason or consequence of the Trustee having issued the Trustee Undertaking; and
4.	[ ] (“the Guarantor”) is a shareholder of the Debtor and has certain claims against the Debtor and is prepared to guarantee the obligations of the Debtor to the Trustee in terms of the Principal Indemnity.
NOW THEREFORE:
The Guarantor, herein represented by                                            in his capacity as                                            , and being duly authorised thereto in terms of a resolution of the board of directors of the Guarantor, dated , hereby irrevocably and unconditionally guarantees as a principal and independent obligation in favour of the Trustee, its successors-in-title and assigns to pay to the Trustee any and all amounts which may be payable by the Debtor to the Trustee in terms of or as a result of the Principal Indemnity and any subsequent amendment or substitution thereof, subject to the limitations set out below.

The debts and obligations of the Debtor arising out of the Principal Indemnity are hereinafter referred to as the “Obligations”. The Obligations shall be secured by the Guarantor pledging its shares in the Debtor to the Trustee and by the Guarantor ceding its claims against the Debtor to the Trustee, in terms of the Pledge of Shares and Cession of Claims Agreement entered into by the Guarantor dated contemporaneously herein (the “Pledge of Shares and Cession of Claims Agreement”).
The Guarantor and the Trustee agree that:
1.	the Trustee shall be only be entitled to exercise its rights under this Guarantee and under the Pledge of Shares and Cession of Claims Agreement upon the Debtor being duly called upon by the Trustee to pay to the Trustee any and all amounts which may be payable by the Debtor to the Trustee in terms of or as a result of the Principal Indemnity or as a result of a breach by the Debtor of this Guarantee or the Pledge of Shares and Cession of Claims Agreement;
2.	the liability of the Guarantor under this Guarantee is limited to the aggregate of such amount(s) as shall be realised by the Trustee on the exercise by the Trustee of its rights under the Pledge of Shares and Cession of Claims Agreement;
3.	the Trustee shall be entitled to exercise its rights under this Guarantee by exercising its rights under the Pledge of Shares and Cession of Claims Agreement and for the avoidance of doubt, the Trustee shall not request or obtain (unless otherwise agreed) any monies from the Guarantor arising from its obligations under this Guarantee other than by the Trustee exercising its rights under the Pledge of Shares and Cession of Claims Agreement.
3.1	The rights of the Trustee under this Guarantee shall in no way be affected or diminished in the event that the Trustee at any time obtains additional suretyships, guarantees, securities or indemnities in connection with the obligations of the Debtor.

3.2	The Guarantee shall be continuing and shall remain in full force and effect notwithstanding any fluctuation in or extinction for any period whatsoever of the obligations and shall only terminate after all of the obligations have been fully and finally performed and settled or through a discharge by the Trustee of the Pledge of Shares and Cession of Claims Agreement or on termination of the Pledge of Shares and Cession of Claims Agreement for whatever reason.

3.3	No alteration or variation of the Facility Agreement or any other present or future agreement between the Debtor and the Trustee shall in any way release the Guarantor from its liability hereunder (unless such release is an express term of such alteration or variation or other agreement).

3.4	The Trustee shall be entitled, whether before or after the due dates for payment or performance of the obligations, without reference or notification to the Guarantor and without affecting its rights and the Guarantor’s liabilities hereunder, to
(a)	release (or omit to perfect) any other securities (including suretyships and guarantees) held by it in respect of the obligations;

(b)	grant the Debtor extensions of time for payment; and

(c)	compound, or to make any other arrangements, with the Debtor for the reduction or discharge of the Debtor’s indebtedness.
3.5	If the Debtor is placed in liquidation (whether provisional or final) or under judicial management or submits an offer of compromise or of composition, or is party to a scheme of arrangement in terms of any company or insolvency law or in terms of the common law, -
(a)	the Guarantor shall not file any claim against the Debtor, save with the prior written consent of the Trustee; and

(b)	the Guarantor’s liabilities in terms of this Guarantee shall not be discharged or reduced and the obligations of the Debtor immediately prior to such liquidation, judicial management, compromise, composition or scheme of arrangement shall, for the purposes of this Guarantor, be deemed to be unaffected by such event.
The Guarantor shall not vote in favour of any resolution, or apply to any court for an order, seeking to wind-up, or place under judicial management, the Debtor, save with the prior written consent of the Trustee.

3.6	The Guarantor hereby represents and warrants to the Trustee that it has a material interest in and receives benefit from entering into and binding itself under this Guarantee.

3.7	In the event of any payment having the effect of reducing or discharging the Debtor’s liability under the Facility Agreement whether made by the Guarantor or otherwise, being set aside or reversed or revised for any reason whatsoever the Guarantor will remain Liable to the Trustee under this Guarantee for the discharge of any debt arising from or revived by the occurrence of any such event, even if such event takes place after the termination of the Guarantor’s liability hereunder in other respects.

3.8	The Guarantor shall refrain from taking or permitting to be taken any action which may prevent, hamper or detrimentally affect the fulfilment by the Debtor of the Obligations.

3.9	The Guarantor absolves the Trustee from all and any liability for any loss or damage which the Guarantor may sustain as a result of the exercise by the Trustee of its rights under this Guarantee or the omission by the Trustee to protect the Guarantor’s interests in any way, otherwise than by reason of the gross negligence or wilful misconduct of the Trustee, and the Guarantor indemnifies the Trustee accordingly.

3.10	A certificate under the hand of any director or manager of the Trustee as to any indebtedness of the Debtor and/or of the Guarantor to the Trustee under any of the Principle Indemnity, this Guarantee, the Pledge of Shares and Cession of Claims Agreement (as the case may be) or as to any other fact shall be prima facie evidence of the indebtedness of the Debtor and/or the Guarantor to the Trustee or of such other fact for the purposes of any application or action, judgment or order or for any purposes whatsoever. It shall not be necessary to prove the appointment or the authority of the person signing any such certificate and such certificate shall be deemed to be sufficiently particular for the purposes of pleading or trial in any action or other proceedings instituted by the Trustee against the Guarantor.

3.11	The Guarantor shall be liable to and shall reimburse the Trustee for all expenses (including legal and out-of-pocket expenses on the attorney and own client scale), charges and disbursements and fees of a like nature, including, without limitation, all taxes, incurred by the Trustee in preserving, enforcing or defending, or attempting to preserve, enforce or defend, any of its rights under this Guarantee provided that if the Trustee is unsuccessful in so doing such expenses shall be borne by the Trustee (in respect of legal costs on the attorney and own client scale) unless the reason for such failure is the invalidity or unenforceability of such right or the breach of any warranty (howsoever arising) which has been given by the Borrower under the Facility Agreement.

3.12	The Guarantor hereby renounces all benefits arising from the exceptions non numerate pecuniae, non causa debiti, errore calculi, beneficium excussionis et divisionis and other legal benefits and exceptions, the force and effect of which it hereby declares itself to be fully acquainted and agrees and declares that this Guarantee is to be in addition and without prejudice to any other security now or hereafter to be held by the Trustee.

3.13	The Guarantor represents and warrants that it has received all necessary governmental, exchange control and other approvals and consents required for and in connection with the giving of this Guarantee and represents and warrants that this Guarantee is lawfully and validly given.

3.14	This Guarantee shall be governed by and construed in accordance with the laws of the Republic of South Africa. The Guarantor hereby irrevocably and unconditionally consents to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa in regard to all matters arising from this Guarantee.

3.15	The parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Guarantee at the following physical addresses situated in the Republic of South Africa:

The Guarantor

Telefax

The Trustee

Telefax:

(a)	Any party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be a physical address in the Republic of South Africa, and any such change shall only be effective upon receipt of notice in writing by the other party of such change.

(b)	All notices, demands and communications under the Guarantee shall be in writing and all such notices, demands and communications or payments intended for any party shall be made or given at such party’s domicilium for the time being.

(c)	A notice sent by one party to another party shall be deemed to be received:
(i)	on the same day, if delivered by hand;

(ii)	on the same day of transmission if sent by telefax and if sent by telefax with receipt received confirming completion of transmission.
(d)	Notwithstanding anything to the contrary herein contrary a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.
3.16	Each and every provision of this Guarantee shall be severable from the remainder of this Guarantee.

3.17	The Trustee shall at any time and for any reason and without recourse to the Guarantor be entitled to cede and assign any of its rights under this Guarantee to a third party.

3.18	This Guarantee supersedes any previous guarantee and understanding between the Guarantor and the Trustee with respect to the subject matter of this Guarantee and this Guarantee is the complete agreement of the Guarantor and the Trustee with respect to the subject matter thereof.

3.19	No variation, modification or waiver of any provision or consensual cancellation of this Guarantee, or consent to any departure therefrom, shall in any way be of any force or effect unless confirmed in writing and signed by the Guarantor and the Trustee and then such variation, modification, waiver, cancellation or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.
THUS DONE AND SIGNED at                                            this                                           day of                                         2000

for and on behalf of

by:
who warrants his/her authority hereto

THUS DONE AND SIGNED at this day of 2000

for and on behalf of

by:
who warrants his/her authority hereto